EXHIBIT 99.2

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                                   $62,500,000



                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT


                          Dated as of October 31, 1996



                                     BETWEEN



                             GCI COMMUNICATION CORP.


                                       and


                           NATIONSBANK OF TEXAS, N.A.
                             As Administrative Agent








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                                          General Communication, Inc. - Form 8-K

                                TABLE OF CONTENTS

                             ARTICLE I. DEFINITIONS

1.01.    Definitions......................................................1
1.02.    Accounting and Other Terms......................................20

                    ARTICLE II. AMOUNTS AND TERMS OF ADVANCES

2.01.    Advances Under the Revolving Loan...............................20
2.02.    Making Advances Under the Revolving Loan........................20
2.03.    Evidence of Indebtedness........................................22
2.04.    Reduction of Commitment.........................................22
2.05.    Prepayments.....................................................23
2.06.    Repayment.......................................................24
2.07.    Interest........................................................24
2.08.    Default Interest................................................25
2.09.    Continuation and Conversion Elections...........................25
2.10.    Fees............................................................26
2.11.    Funding Losses..................................................26
2.12.    Computations and Manner of Payments.............................27
2.13.    Yield Protection................................................28
2.14.    Use of Proceeds.................................................30
2.15.    Collateral and Collateral Call..................................30

                         ARTICLE III. LETTERS OF CREDIT


3.01.    Issuance of Letters of Credit...................................31
3.02.    Letters of Credit Fees..........................................31
3.03.    Reimbursement Obligations.......................................32
3.04.    Lenders' Obligations............................................33
3.05.    Administrative Agent's Obligations..............................33

                        ARTICLE IV. CONDITIONS PRECEDENT

4.01.    Conditions Precedent to the Initial Advance.....................34
4.02.    Conditions Precedent to All Advances and Letters of Credit......35

                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

5.01.    Organization and Qualification..................................36
5.02.    Due Authorization; Validity.....................................37
5.03.    Conflicting Agreements and Other Matters........................37
5.04.    Financial Statements............................................37
5.05.    Litigation......................................................37
5.06.    Compliance With Laws Regulating the Incurrence of Debt..........38
5.07.    Licenses, Title to Properties, and Related Matters..............38



                                          General Communication, Inc. - Form 8-K
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
5.08.    Outstanding Debt and Liens......................................39
5.09.    Taxes...........................................................39
5.10.    ERISA...........................................................39
5.11.    Environmental Laws..............................................39
5.12.    Disclosure......................................................40
5.13.    Investments; Restricted Subsidiaries............................40
5.14.    Certain Fees....................................................40
5.15.    Intellectual Property...........................................41
5.16.    Survival of Representations and Warranties, etc.................41

                        ARTICLE VI. AFFIRMATIVE COVENANTS

6.01.    Compliance with Laws and Payment of Debt........................41
6.02.    Insurance.......................................................42
6.03.    Inspection Rights...............................................42
6.04.    Records and Books of Account; Changes in GAAP...................42
6.05.    Reporting Requirements..........................................42
6.06.    Use of Proceeds.................................................45
6.07.    Maintenance of Existence and Assets.............................45
6.08.    Payment of Taxes................................................45
6.09.    Indemnity.......................................................45
6.10.    Interest Rate Hedging...........................................46
6.11.    Management Fees Paid and Earned.................................46
6.12.    Authorizations and Material Agreements..........................46
6.13.    Further Assurances..............................................46
6.14.    Subsidiaries and Other Obligors.................................47

                         ARTICLE VII. NEGATIVE COVENANTS

7.01.    Financial Covenants.............................................47
7.02.    Debt............................................................47
7.03.    Contingent Liabilities..........................................47
7.04.    Liens...........................................................48
7.05.    Dispositions of Assets..........................................48
7.06.    Distributions and Restricted Payments...........................48
7.07.    Merger; Consolidation...........................................48
7.08.    Business........................................................48
7.09.    Transactions with Affiliates....................................48
7.10.    Loans and Investments...........................................48
7.11.    Fiscal Year and Accounting Method...............................49
7.12.    Issuance of Partnership Interest and Capital Stock;
          Amendment of Articles and By-Laws..............................49
7.13.    Change of Ownership.............................................49
7.14.    Sale and Leaseback..............................................49
7.15.    Compliance with ERISA...........................................49
7.16.    Rate Swap Exposure..............................................50
7.17.    Restricted Subsidiaries and Other Obligors......................50
7.18.    Amendments to Material Agreements...............................50



                                          General Communication, Inc. - Form 8-K

                         ARTICLE VIII. EVENTS OF DEFAULT

8.01.    Events of Default...............................................50
8.02.    Remedies Upon Default...........................................54
8.03.    Cumulative Rights...............................................55
8.04.    Waivers.........................................................55
8.05.    Performance by Administrative Agent or any Lender...............55
8.06.    Expenditures....................................................55
8.07.    Control.........................................................55

                      ARTICLE IX. THE ADMINISTRATIVE AGENT

9.01.    Authorization and Action........................................56
9.02.    Administrative Agent's Reliance, Etc............................56
9.03.    NationsBank of Texas, National Association and Affiliates.......57
9.04.    Lender Credit Decision..........................................57
9.05.    Indemnification by Lenders......................................57
9.06.    Successor Administrative Agent..................................57

                            ARTICLE X. MISCELLANEOUS

10.01.   Amendments and Waivers..........................................58
10.02.   Notices.........................................................58
10.03.   Parties in Interest.............................................60
10.04.   Assignments and Participations..................................60
10.05.   Sharing of Payments.............................................61
10.06.   Right of Set-off................................................61
10.07.   Costs, Expenses, and Taxes......................................62
10.08.   Indemnification by the Company..................................62
10.09.   Rate Provision..................................................63
10.10.   Severability....................................................63
10.11.   Exceptions to Covenants.........................................63
10.12.   Counterparts....................................................63
10.13.   GOVERNING LAW; WAIVER OF JURY TRIAL.............................64
10.14.   ENTIRE AGREEMENT................................................64
10.15.   Amendment, Restatement, Extension, Renewal and Increase.........65



                                          General Communication, Inc. - Form 8-K

                         TABLE OF SCHEDULES AND EXHIBITS



                                   SCHEDULES *

         Schedule 1.01     Systems
         Schedule 1.02     Prior Liens on the Stock of GCI Leasing Company, Inc.
         Schedule 1.03 Issuance of Capital Stock related to the Cable Acquisition Transactions
         Schedule 2.04(b)  Stock Options
         Schedule 5.01     Organization and Qualification of the GCI Entities
         Schedule 5.03     Consents under Material Agreements
         Schedule 5.05     Litigation
         Schedule 5.07a    Authorizations
         Schedule 5.07b    County and State Locations of Assets
         Schedule 5.08a Debt, Contingent Liabilities and Liens of the Company and each other GCI Entity in Existence on the Closing Date
         Schedule 5.11 Environmental Liabilities of the GCI Entities on the Closing Date
         Schedule 5.13     Investments and GCI Entities




                                    EXHIBITS


         Exhibit A         - Form of Note
         Exhibit B         - Assignment and Acceptance
         Exhibit C         - Form of Pledge and Security Agreement
         Exhibit D         - Form of Compliance Certificate
         Exhibit E         - Form of Conversion/Continuation Notice
         Exhibit F         - Form of Borrowing Notice





--------------
* Not included in document submitted as exhibit to the Form 8-K Current Report for General Communication, Inc. for event as of October 31, 1996.
--------------



                                          General Communication, Inc. - Form 8-K

                             GCI COMMUNICATION CORP.

                                   $62,500,000

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

         THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT is dated as of October 31, ang GCI COMMUNICATION CORP., an Alaskan corporation, (the "Company"), the Lenders from time to time party hereto or to an Assignment and Acceptance, and NATIONSBANK OF TEXAS, N.A., a national banking association, as a Lender and Administrative Agent.

                                   BACKGROUND

         1. The Company and the Administrative Agent had entered into that certain Amended and Restated Credit Agreement, dated as of April 30, 1993, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of the October 3, 1994, and by that certain Second Amendment to Amended and Restated Credit Agreement, dated as of October 31, 1995, as fully amended and restated by that certain Second Amended and Restated Credit Agreement, dated as of April 26, 1996 (as amended, the "Original Credit Agreement") which provided a senior secured loan and letter of credit facility in the aggregate amount of $62,500,000;

         2. The Company and the Administrative Agent have agreed to amend and restate the Original Credit Agreement to provide for certain changes therein;


                                    AGREEMENT

         NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE I. DEFINITIONS

         1.01. Definitions. As used in this Agreement, the following terms have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of such terms):

         "Administrative   Agent"   means   NationsBank   of   Texas,   National
Association, in its capacity as Administrative Agent hereunder, or any successor Administrative Agent appointed pursuant to Section 9.06 hereof.

         "Advance" means an advance made by a Lender to the Company  pursuant to
Section 2.01 hereof.



                                          General Communication, Inc. - Form 8-K

         "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled By or is Under Common Control with another Person, and with respect to the Company, "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled By or is Under Common Control with the Parent, the Company or any Subsidiary of the Company or Parent.

         "Agreement" means this Third Amended and Restated Credit Agreement, as hereafter amended, modified, or supplemented in accordance with its terms.

         "Annualized   Operating   Cash   Flow"   means,   as  of  any  date  of
determination, the product of two times Operating Cash Flow for the two most recently ended fiscal quarters.

         "Applicable Law" means (a) in respect of any Person, all provisions of Laws applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party and (b) in respect of contracts made or performed in the State of Texas, "Applicable Law" shall also mean the laws of the United States of America, including, without limiting the foregoing, 12 USC Sections 85 and 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitations, Articles 5069-1.04 and 5069-1.07(a), Title 79, Revised Civil Statutes of Texas, 1925, as amended ("Art. 1.04"), and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit, provided however, that pursuant to
Article 5069-15.10(b), Title 79, Revised Civil Statutes of Texas, 1925, as amended, the Company agrees that the provisions of Chapter 15, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to the Advances hereunder.

         "Applicable Margin" means (i) with respect to the Base Rate Advances under the Facility, 1.125% per annum and (ii) with respect to LIBOR Advances, 2.250% per annum. Notwithstanding the foregoing, effective three Business Days after receipt by the Administrative Agent from the Company of a Compliance Certificate delivered to the Lenders for any reason and demonstrating a change in the Leverage Ratio to an amount so that another Applicable Margin should be applied pursuant to the table set forth below, the Applicable Margin for each type of Advance shall mean the respective amount set forth below opposite such relevant Leverage Ratio in Columns A and B below, in each case until the first succeeding Quarterly Date which is at least three Business Days after receipt by the Administrative Agent from the Company of a Compliance Certificate, demonstrating a change in the Leverage Ratio to an amount so that another Applicable Margin shall be applied; provided that, if there exists a Default or Event of Default or if the Leverage Ratio shall at any time exceed or equal 2.50 to 1.00, the Applicable Margin shall again be the respective amounts first set forth in this definition; provided further, that the Applicable Margin in effect on the Closing Date shall be determined pursuant to a Compliance Certificate delivered on the Closing Date, provided, further, that if the Company fails to deliver any financial statements to the Administrative Agent within the required time periods set forth in Sections 6.05(a) and Section 6.05(b) hereof, the Applicable Margin shall again be the respective amounts first set forth in this definition until the date which is three Business Days after the Administrative Agent receives financial statements from the Company which demonstrate that another Applicable Margin should be applied pursuant


                                          General Communication, Inc. - Form 8-K
to the table set forth below; and provided further, that the Applicable Margin shall never be a negative number.

                                       Column A                  Column B

Leverage Ratio                         Base Rate                 LIBOR
--------------                         ---------                 -----
Greater than or equal
to 2.50 to 1.00                        1.125%                    2.250%

Greater than or equal to
2.00 to 1.00 but less than
2.50 to 1.00                           0.875%                    2.000%

Less than                              0.625%                    1.750%
2.00 to 1.00

         "Application" means any stand-by letter of credit application delivered to Administrative Agent for or in connection with any Stand-By Letter of Credit pursuant to Article III hereof, in Administrative Agent's standard form for stand-by letters of credit.

         "Art. 1.04" has the meaning specified in the definition herein of "Applicable Law".

         "Asset Sale" means any sale, disposition, liquidation, conveyance or transfer by the Company or any Restricted Subsidiary of any Property (or portion thereof) or an interest (other than Permitted Liens or a Lien granted to the Administrative Agent on behalf of the Lenders) therein, other than in the ordinary course of business.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by Administrative Agent, in the form of Exhibit B hereto, as each such agreement may be amended, modified, extended, restated, renewed, substituted or replaced from time to time.

         "Auditor"  means  KPMG  Peat  Marwick,  L.L.P.,  or  other  independent
certified  public  accountants   selected  by  the  Company  and  acceptable  to
Administrative Agent.

         "Authorizations" means all filings, recordings and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, Licenses, certificates and permits from, the FCC, applicable public utilities and other federal, state and local regulatory or governmental bodies and authorities or any subdivision thereof, including, without limitation, FCC Licenses.

         "Authorized Officer" means any of the President, Vice President-Chief Financial Officer, Vice President-Chief Accounting Officer or any other officer authorized by the Company from time to time of which the Administrative Agent has been notified in writing.

         "Bank Affiliate" means the holding company of any Lender, or any wholly-owned direct or indirect subsidiary of such holding company or of such Lender.



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
         "Base Rate Advance" means an Advance bearing interest at the Base Rate.

         "Base Rate" means a fluctuating rate per annum as shall be in effect from time to time equal to the lesser of (a) the Highest Lawful Rate and (b) the sum of the Applicable Margin plus the greater of (i) the sum of Federal Funds Rate in effect from time to time plus .50% and (ii) the rate of interest as then in effect announced publicly by NationsBank of Texas, N.A. in Dallas, Texas from time to time as its U.S. dollar prime commercial lending rate (such rate may or may not be the lowest rate of interest charged by NationsBank from time to time). The Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the prime rate to account for such change.

         "Borrowing" means a borrowing under the Facility of the same Type made on the same day.

         "Borrowing Notice" has the meaning set forth in Section 2.02(a) hereof.

         "Business Day" means a day of the year on which banks are not required or authorized to close in Dallas, Texas and, if the applicable day relates to any notice, payment or calculation related to a LIBOR Advance, London, England.

         "Cable Acquisition Transactions" means that certain acquisition of certain cable television operating systems in Alaska pursuant to the agreements referenced in Section 7.10(e) hereof, and the related issuance of Capital Stock described on Schedule 1.03 hereto.

         "Capital Expenditures" means the aggregate amount of all purchases or acquisitions of items considered to be capital items under GAAP, and in any event shall include the aggregate amount of items leased or acquired under Capital Leases at the cost of the item, and the acquisition of realty, tools, equipment, and fixed assets, and any deferred costs associated with any of the foregoing.

         "Capital Leases" means capital leases and subleases, as defined in accordance with GAAP.

         "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation and each class of partnership interests (including without limitation, general, limited and preference units) in any Person that is a partnership.

         "Cash Equivalents" means investments (directly or through a money market fund) in (a) certificates of deposit and other interest bearing deposits or accounts with United States commercial banks having a combined capital and surplus of at least $300,000,000, which certificates, deposits, and accounts mature within one year from the date of investment and are fully insured as to principal by the FDIC, (b) obligations issued or unconditionally guaranteed by the United States government, or issued by an agency thereof and backed by the full faith and credit of the United States government, which obligations mature within one year from the date of investment, (c) direct obligations issued by any state or political subdivision of the United States, which mature within one year from the date of investment and have the highest rating obtainable from Standard & Poor's Ratings Group or Moody's Investors Services, Inc. on the


                                          General Communication, Inc. - Form 8-K
date of investment, and (d) commercial paper which has one of the three highest ratings obtainable from Standard & Poor's Ratings Group or Moody's Investors Services, Inc.

         "Change of Control" means the occurrence of one or more of the following events: (a) any change in the ownership of the Company or any Restricted Subsidiary (except any change due to any merger or consolidation among the Wholly-Owned Subsidiaries) or (b) any change in the Parent resulting in MCI owning less than 20% of the Parent, or (c) MCI shall at any time have less than two representatives sitting on the Parent's Board of Directors.

         "Closing Date" means the date hereof.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder, as from time to time in effect.

         "Collateral" means all "collateral" referred to in any Loan Paper and all other property which is or may be subject to a Lien in favor or for the benefit of Administrative Agent on behalf of Lenders or any Lender to secure the Obligations, including, without limitation, "Collateral" as defined in Section 2.15(a) hereof.

         "Commitment" means, with respect to the Revolving Loan, $62,500,000, as such amount may be reduced from time to time in accordance with the terms of
Section 2.04 hereof.

         "Commitment Fee" means the fee described in Section 2.10(a) hereof.

         "Company" means GCI Communication Corp., an Alaskan corporation.

         "Compliance Certificate" means a certificate of an Authorized Officer of the Company acceptable to Administrative Agent, in the form of Exhibit D hereto, (a) certifying that such individual has no knowledge that a Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action being taken or proposed to be taken with respect thereto, and (b) setting forth detailed calculations with respect to each of the covenants described in Section 7.01 hereof.

         "Consequential Loss," with respect to (a) the Company's payment of all or any portion of the then-outstanding principal amount of a LIBOR Advance on a day other than the last day of the related Interest Period, including, without limitation, payments made as a result of the acceleration of the maturity of a Note, (b) (subject to Administrative Agents' prior consent), a LIBOR Advance made on a date other than the date on which the Advance is to be made according to Section 2.02(a) or Section 2.09 hereof, or (c) any of the circumstances specified in Section 2.04, Section 2.05 and Section 2.06 hereof on which a Consequential Loss may be incurred, means any loss, cost or expense incurred by any Lender as a result of the timing of the payment or Advance or in liquidating, redepositing, redeploying or reinvesting the principal amount so paid or affected by the timing of the Advance or the circumstances described in
Section 2.04, Section 2.05, and Section 2.06 hereof, which amount shall be the sum of (i) the interest that, but for the payment or timing of Advance, such Lender would have earned in respect of that principal amount, reduced, if such Lender is able to redeposit, redeploy, or reinvest the principal amount, by the interest earned by such Lender as a result of redepositing, redeploying or reinvesting the principal amount plus (ii) any expense or penalty incurred by such


                                          General Communication, Inc. - Form 8-K
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
Lender by reason of liquidating, redepositing, redeploying or reinvesting the principal amount. Each determination by each Lender of any Consequential Loss is, in the absence of manifest error, conclusive and binding.

         "Contingent Liability" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of any other Person in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase Property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation, and shall, in any event, include any contingent obligation under any letter of credit, application for any letter of credit or other related documentation.

         "Continue,"   "Continuation"   and   "Continued"   each  refer  to  the
continuation pursuant to Section 2.09 hereof of a LIBOR Advance from one Interest Period to the next Interest Period.

         "Control" or "Controlled By" or "Under Common Control" mean possession, direct or indirect, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that, in any event (a) it shall include any director (or Person holding the equivalent position) or executive officer (or Person holding the equivalent position) of such Person or of any Affiliate of such Person, (b) any Person which beneficially owns 5% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation, (c) any general partner of any partnership shall be conclusively presumed to control such partnership, (d) any other Person who is a member of the immediate family (including parents, spouse, siblings and children) of any general partner of a partnership, and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust, or is the executor, administrator or other personal representative of such Person, shall be conclusively presumed to control such Person, and (e) no Person shall be deemed to be an Affiliate of a corporation solely by reason of his being an officer or director of such corporation.

         "Controlled Group" means, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

         "Conversion or Continuance Notice" has the meaning set forth in Section 2.09(b) hereof.

         "Convertible Subordinated Notes" means those certain Convertible Subordinated Notes of the Parent dated October 31, 1996 due October 31, 2006 issued in connection with the acquisition of Alaska Cablevision, Inc. pursuant to the Asset Purchase Agreement described in Section 7.10(e)(ii) hereof.




                                          General Communication, Inc. - Form 8-K

         "Debt" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified on the balance sheet as liabilities, and in any event including Capital Leases, Contingent Liabilities that are required to be disclosed and quantified in notes to consolidated financial statements in accordance with GAAP, and liabilities secured by any Lien on any Property, regardless of whether such secured liability is with or without recourse.

         "Debt for Borrowed Money" means, as to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, letters of credit (or applications for letters of credit) or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and (d) all obligations of such Person secured by a Lien on any assets or property of any Person.

         "Debtor Relief Laws" means applicable bankruptcy, reorganization, moratorium, or similar Laws, or principles of equity affecting the enforcement of creditors' rights generally.

         "Default" means any event specified in Section 8.01 hereof, whether or not any requirement in connection with such event for the giving of notice, lapse of time, or happening of any further condition has been satisfied.

         "Distribution" means, as to any Person, (a) any declaration or payment of any distribution or dividend (other than a stock dividend) on, or the making of any pro rata distribution, loan, advance, or investment to or in any holder (in its capacity as a partner, shareholder or other equity holder) of, any partnership interest or shares of capital stock or other equity interest of such Person, or (b) any purchase, redemption, or other acquisition or retirement for value of any shares of partnership interest or capital stock or other equity interest of such Person.

         "Eligible Assignee" means (a) any Bank Affiliate, (b) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $500,000,000; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $500,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is described in this clause; and (d) the central bank of any country which is a member of the Organization for Economic Cooperation and Development.

         "Environmental Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. section 9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. section1801 et seq.), the
Resource Conservation and Recovery Act (42 U.S.C section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. sectio 1251 et seq.), the Clean Air Act (42 U.S.C. section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. section 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. section 651 et seq.) ("OSHA"), as such laws have been or hereafter may be amended or supplemented, and any and all analogous future federal, or present or future state or local, Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder, as from time to time in effect.



                                          General Communication, Inc. - Form 8-K

         "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Parent, the Company or any Subsidiary of the Parent or the Company, or is under common control with the Parent, the Company or any Subsidiary of the Parent or the Company, within the meaning of Section 414(c) of the Code.

         "ERISA  Event"  means (a) a  reportable  event,  within the  meaning of
Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC, (b) the issuance by the administrator of any Plan of a notice of intent to terminate such Plan in a distress situation, pursuant to Section 4041(a)(2) and 4041(c) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), (c) the cessation of operations at a facility in the circumstances described in Section 4062(e) of ERISA, (d) the withdrawal by the Company, any Subsidiary of the Company or the Parent, or an ERISA Affiliate from a Multiple Employer Plan during a Plan year for which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA, (e) the failure by the Company, any Subsidiary of the Company or Parent, or any ERISA Affiliate to make a payment to a Plan required under Section 302 of ERISA, (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (g) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

         "Event of Default" means any of the events specified in Section 8.01 hereof, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition.

         "Facility" means the revolving loan evidenced by this Agreement and the Loan Papers.

         "FCC" means the Federal Communications Commission and any successor thereto.

         "FCC License" means any community antenna relay service, broadcast auxiliary license, earth station registration, business radio, microwave or special safety radio service license issued by the FCC pursuant to the Communications Act of 1934, as amended, and any other FCC license from time to time necessary or advisable for the operation of the Parent's, the Company's or any of their Subsidiaries' business.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Dallas, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such date on such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Letters" means that certain letter agreement, dated the April 26, 1996, addressed to the Company and acknowledged by the Company, and describing certain fees payable to the Administrative Agent in connection with this Agreement and the Facility, and such other fee


                                          General Communication, Inc. - Form 8-K
letter agreements as may be executed from time to time among the parties hereto, as each may be amended, modified, substituted or replaced by the parties thereto.

         "Funded Debt" means, without duplication, with respect to any Person, all Debt of such Person, determined on a consolidated basis and measured in accordance with GAAP that is either (a) Debt for Borrowed Money, (b) Debt having a final maturity (or extendable at the option of the obligor for a period ending) more than one year after the date of creation thereof, notwithstanding the fact that payments are required to be made less than one year after such date, (c) Capital Lease obligations (without duplication), (d) reimbursement obligations relating to letters of credit, (e) Contingent Liabilities relating to any of the foregoing (without duplication), (f) Withdrawal Liability, (g) Debt, if any, associated with Interest Hedge Agreements, (h) payments due under Non-Compete Agreements, plus (i) payments due for the deferred purchase price of property and services (but excluding trade payables that are less than 90 days old and any thereof that are being contested in good faith).

         "GAAP" means generally accepted accounting principles applied on a consistent basis. Application on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, except for new developments or statements promulgated by the Financial Accounting Standards Board.

         "GCI Entities" means the Company, the Parent, each Restricted Subsidiary and each Guarantor from time to time in existence, and any other Person from time to time constituting a Subsidiary of Parent or the Company, except the Unrestricted Subsidiaries.

         "Guarantors" means General Communication, Inc., GCI Communication Services, Inc. and GCI Leasing Co., Inc., and each other Person from time to time guaranteeing payment of the Obligations to the Administrative Agent and Lenders.

         "Guaranty" of a Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor or such other Person against loss, including, without limitation, any agreement which assures any creditor or such other Person payment or performance of any obligation, or any take-or-pay contract and shall include without limitation, the contingent liability of such Person in connection with any application for a letter of credit (without duplication of any amount already included in its Debt).

         "Hazardous Materials" means all materials subject to any Environmental Law, including without limitation materials listed in 49 C.F.R. section 172.101, Hazardous Substances, explosive or radioactive materials, hazardous or toxic wastes or substances, petroleum or petroleum distillates, asbestos, or material containing asbestos.

         "Hazardous Substances" means hazardous waste as defined in the Clean Water Act, 33 U.S.C. section 1251 et seq., the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. section 9601 et seq., the Resource Conservation Recovery Act, 42 U.S.C. section 6901 et seq., and the Toxic Substances Control Act, 15 U.S.C. section 2601 et seq.



                                          General Communication, Inc. - Form 8-K

         "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, Administrative Agent is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, such Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Company. For purposes of determining the Highest Lawful Rate under Applicable Law, the applicable rate ceiling shall be (a) the indicated rate ceiling described in and computed in accordance with the provisions of Section
(a)(l) of Art.  l.04;  or (b)  provided  notice is given as  required in Section
(h)(l) of Art. 1.04, either the annualized ceiling or quarterly ceiling computed pursuant to Section (d) of Art. 1.04; provided, however, that at any time the indicated rate ceiling, the annualized ceiling or the quarterly ceiling, as applicable, shall be less than 18% per annum or more than 24% per annum, the provisions of Sections (b)(1) and (2) of said Art. l.04 shall control for purposes of such determination, as applicable.

         "Indemnitees" has the meaning ascribed thereto in Section 6.09 hereof.

         "Initial Advance" means the initial Advance made in accordance with the terms hereof, which shall only be after the Company has satisfied each of the conditions set forth in Section 4.01 and Section 4.02 hereof (or any such condition shall have been waived by each Lender).

         "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

         "Interest Coverage Ratio" means as of any date of determination, the ratio of (a) the difference between (i) Operating Cash Flow for the most recently completed fiscal quarter of the Parent, the Company and the Restricted Subsidiaries minus (ii) Taxes paid during the most recently completed fiscal quarter of the Parent, the Company and the Restricted Subsidiaries to (b) Total Interest Expense for the most recently completed fiscal quarter of the Parent, the Company and the Restricted Subsidiaries.

         "Interest Hedge Agreements" means any interest rate swap agreements, interest cap agreements, interest rate collar agreements, or any similar agreements or arrangements designed to hedge the risk of variable interest rate volatility, or foreign currency hedge, exchange or similar agreements, on terms and conditions reasonably acceptable to Administrative Agent (evidenced by Administrative Agent's consent in writing), as such agreements or arrangements may be modified, supplemented, and in effect from time to time.

         "Interest Period" means, with respect to any LIBOR Advance, the period beginning on the date an Advance is made or continued as or converted into a LIBOR Advance and ending one, three or six months thereafter (as the Company shall select) provided, however, that:

                  (a) the Company may not select any Interest Period that ends after any principal repayment date unless, after giving effect to such selection, the aggregate principal amount of LIBOR Advances having Interest Periods that end on or prior to such principal repayment date, shall be at least equal to the principal amount of Advances due and payable on and prior to such date;



                                          General Communication, Inc. - Form 8-K

                  (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

         "Investment" means any acquisition of all or substantially all assets of any Person, or any direct or indirect purchase or other acquisition of, or a beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts, and similar expenditures in the ordinary course of business), or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of Debt or accounts receivable of any other Person that are not current assets or do not arise from sales to that other Person in the ordinary course of business.

         "Law" means any constitution, statute, law, ordinance, regulation, rule, order, writ, injunction, or decree of any Tribunal.

         "Lenders" means the lenders listed on the signature pages of this Agreement, and each Eligible Assignee which hereafter becomes a party to this Agreement pursuant to Section 10.04 hereof, for so long as any such Person is owed any portion of the Obligations or obligated to make any Advances under the Revolving Loan.

         "Lending Office" means, with respect to each Lender, its branch or affiliate, (a) initially, the office of such Lender, branch or affiliate identified as such on the signature pages hereof, and (b) subsequently, such other office of such Lender, branch or affiliate as such Lender may designate to the Company and Administrative Agent as the office from which the Advances of such Lender will be made and maintained and for the account of which all payments of principal and interest on the Advances and the Commitment Fee will thereafter be made. Lenders may have more than one Lending Office for the purpose of making Base Rate Advances and LIBOR Advances.

         "Letters of Credit" means the irrevocable standby letters of credit issued by Administrative Agent under and pursuant to Article III hereof, as each may be amended, modified, substituted, increased, replaced, renewed or extended from time to time.

         "Letter of Credit  Commitment"  means an amount  equal to the lesser of
(i) the Unused Commitment and (ii) $13,100,000.

         "Leverage  Ratio" means as of any date of  determination,  the ratio of
(a) Total Debt of the Parent, the Company and the Restricted Subsidiaries on such date of determination to (b)


                                          General Communication, Inc. - Form 8-K

Annualized Operating Cash Flow, all calculated for the Parent, the Company and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

         "LIBOR Advance" means an Advance bearing interest at the LIBOR Rate.

         "LIBOR Rate" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, and (b) the sum of the LIBOR Rate Basis plus the Applicable Margin. The LIBOR Rate shall, with respect to LIBOR Advances subject to reserve or deposit requirements, be subject to premiums assessed therefor by each Lender, which are payable directly to each Lender. Once determined, the LIBOR Rate shall remain unchanged during the applicable Interest Period.

         "LIBOR Rate Basis" means, for any Interest Period, the interest rate per annum (rounded upward to the nearest 1/16th of one percent) determined by Administrative Agent at approximately 9:00 a.m., on the second Business Day before the first day of such Interest Period to be the offered quotations that appear on the Reuter's Screen LIBO page for dollar deposits in the London interbank market for a length of time approximately equal to the Interest Period for the LIBOR Advance sought by the Company. If at least two such offered quotations appear on the Reuter's Screen LIBO page, the LIBOR Rate shall be the arithmetic mean (rounded upward to the nearest 1/16th of one percent) of such offered quotations, as determined by Administrative Agent. If the Reuter's Screen LIBO page is not available or has been discontinued, the LIBOR Rate Basis shall be the rate per annum that Administrative Agent determines to be the arithmetic mean (rounded as aforesaid) of the per annum rates of interest at which deposits in dollars in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by the Company are offered to Administrative Agent in immediately available funds in the London interbank market at 11:00 a.m., London time, on the date which is the second Business Day prior to the first day of an Interest Period.

         "License" means, as to any Person, any license, permit, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by any Tribunal or third person necessary or appropriate for such Person to own, maintain, or operate its business or Property, including FCC Licenses.
         "Lien" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind, including without limitation any agreement to give or not to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction (except for the filing of a financing statement or notice in connection with an operating lease).

         "Litigation" means any proceeding, claim, lawsuit, arbitration, and/or investigation conducted or threatened by or before any Tribunal, including without limitation proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax, or other Law, or under or pursuant to any contract, agreement, or other instrument.



                                          General Communication, Inc. - Form 8-K

         "Loan Papers" means this Agreement; the Notes; Interest Rate Hedge Agreements executed among any GCI Entity and any Lender or Bank Affiliate; all Pledge Agreements; all Guaranties executed by any Person guaranteeing payment of any portion of the Obligations; all Fee Letters; all Letters of Credit, all Applications and all documentation related to any Letter of Credit; each Assignment and Acceptance; all promissory notes evidencing any portion of the Obligations; assignments, security agreements and pledge agreements granting any interest in any of the Collateral; stock certificates and partnership agreements constituting part of the Collateral; mortgages, deeds of trust, financing statements, collateral assignments, and other documents and instruments granting an interest in any portion of the Collateral, or related to the perfection and/or the transfer thereof; and all other documents, instruments, agreements or certificates executed or delivered by the Company or any other GCI Entity, as security for the Company's obligations hereunder, in connection with the loans to the Company or otherwise; as each such document shall, with the consent of the Lenders pursuant to the terms hereof, be amended, revised, renewed, extended, substituted or replaced from time to time.

         "Majority Lenders" means any combination of Lenders having at least 66.67% of the aggregate amount of Advances under the Facility; provided, however, that if no Advances are outstanding under this Agreement, such term means any combination of Lenders having a Specified Percentage equal to at least 66.67% of the Facility.

         "Management Fees" means all fees from time to time directly or indirectly (including any payments made pursuant to guarantees of such fees) paid or payable by the Company, any GCI Entity or any of the Restricted Subsidiaries to any Person for management services for managing any portion of any System.

         "Material Adverse Change" means any circumstance or event that (a) can reasonably be expected to cause a Default or an Event of Default, (b) otherwise can reasonably be expected to (i) be material and adverse to the continued operation of the Company and the Restricted Subsidiaries taken as a whole or any other GCI Entity, or (ii) be material and adverse to the financial condition, business operations, prospects or Properties of the Company and the Restricted Subsidiaries taken as a whole or any other GCI Entity, or (c) in any manner whatsoever does or can reasonably be expected to materially and adversely affect the validity or enforceability of any of the Loan Papers.

         "Maturity Date" means April 25, 1997, or such earlier date all of the Obligations become due and payable (whether by acceleration, prepayment in full, scheduled reduction or otherwise).

         "Maximum Amount" means the maximum amount of interest which, under Applicable Law, Administrative Agent or any Lender is permitted to charge on the Obligations.

         "MCI" means MCI Telecommunications Corporation.

         "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company, any Subsidiary of the Company or Parent, or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.



                                          General Communication, Inc. - Form 8-K

         "Multiple  Employer  Plan" means a single  employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company, any Subsidiary of the Company or Parent, or any ERISA Affiliate and at least one Person other than the Company, any Subsidiary of the Company or Parent, and any ERISA Affiliate, or (b) was so maintained and in respect of which the Company, any Subsidiary of the Company or Parent, or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "Net Proceeds" means the gross proceeds received by the Company or any Restricted Subsidiary in connection with or as a result of any Asset Sale, minus (so long as each of the following are estimated in good faith by the Vice President - Chief Financial Officer of the Company or such Restricted Subsidiary and certified to the Lenders in reasonable detail by an Authorized Officer) (a) amounts paid or reserved in good faith, if any, for taxes payable with respect to such Asset Sale in an amount equal to the tax liability of the Company or any Restricted Subsidiary in respect of such sale (taking into account all other tax benefits of each of the parties) and (b) reasonable and customary transaction costs payable by the Company or any Restricted Subsidiary related to such sale.

         "Non-Compete Agreement" means any agreement or related set of agreements under which the Company or any Restricted Subsidiary agrees to pay money in one or more installments to one or more Persons in exchange for agreements from such Persons to refrain from competing with the Company or such Restricted Subsidiary in a certain line of business in a specific geographical area for a certain time period, or pursuant to which any Person agrees to limit or restrict its right to engage, directly or indirectly, in the same or similar industry for any period of time for any geographic location.

         "Note" means each and "Notes" means all promissory notes of the Company evidencing the Advances and obligations owing hereunder to each Lender under the Revolving Loan, in substantially the form of Exhibit A hereto, each payable to the order of each Lender, as each such note may be amended, extended, restated, renewed, substituted or replaced from time to time.

         "Obligations" means all present and future obligations, indebtedness and liabilities, and all renewals and extensions of all or any part thereof, of the Company and each other GCI Entity to Lenders and Administrative Agent arising from, by virtue of, or pursuant to this Agreement, any of the other Loan Papers and any and all renewals and extensions thereof or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof and reasonable attorneys' fees incurred by Lenders and Administrative Agent for the administration, execution of waivers, amendments and consents, and in connection with any restructuring, workouts or in the enforcement or the collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several. Without limiting the generality of the foregoing, "Obligations" includes all amounts which would be owed by the Company, each other GCI Entity and any other Person (other than Administrative Agent or Lenders) to Administrative Agent or Lenders under any Loan Paper, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company, any other GCI Entity or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency,



                                          General Communication, Inc. - Form 8-K
reorganization or like proceeding of the Company, any other GCI Entity or any other Person under any Debtor Relief Law).

         "Operating Cash Flow" means for any fiscal quarter of the Parent, the Company and the Restricted Subsidiaries, the Parent's, the Company's and the Restricted Subsidiaries' operating revenues for such period, minus the sum of
(a) costs of sales for such period, plus (b) operating expenses during such period, excluding depreciation, amortization expense and other non-cash charges for such period, all calculated on a consolidated basis in accordance with GAAP consistently applied.

         "Operating Leases" means operating leases, as defined in accordance with GAAP.

         "Original Credit Agreement" has the meaning ascribed thereto in paragraph 1 the Background section on page 1 of this Credit Agreement.

         "Parent" means General Communication, Inc., an Alaska corporation.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

         "Permitted Liens" means

                  (a)      those imposed by the Loan Papers;

                  (b)   Liens  in   connection   with   workers'   compensation,
unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA);

                  (c) deposits, pledges or liens to secure the performance of bids, tenders, contracts (other than contracts for the payment of borrowed money), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature arising in the ordinary course of business;
                  (d) mechanics', worker's, carriers, warehousemen's, materialmen's, landlords', or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted;

                  (e) Liens for taxes, assessments, fees or governmental charges or levies not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Company or such GCI Entity;

                  (f) Liens or attachments, judgments or awards against the Company or any other GCI Entity with respect to which an appeal or proceeding for review shall be pending or a stay of execution shall have been obtained, and which are otherwise being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Company or such other GCI Entity;



                                          General Communication, Inc. - Form 8-K

         (g) Liens in existence on the Closing Date described on Schedule 5.08(a) hereto;

         (h) statutory Liens in favor of lessors arising in connection with Property leased to the Company or any other GCI Entity; and

                  (i) easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not materially adversely affect the value of such Property or materially impair its use for the operation of the business of the Company or such GCI Entity.

         "Person" means an individual, partnership, joint venture, corporation, trust, Tribunal, unincorporated organization, and government, or any department, agency, or political subdivision thereof.

         "Plan" means a Single Employer Plan or a Multiple Employer Plan.

         "Pledge Agreement" means each Second Amended and Restated Pledge and Security Agreement, each First Amended and Restated Pledge and Security Agreement and each Pledge and Security Agreement whereby the Pledged Interests are pledged to Administrative Agent and a security interest is granted in the assets of the GCI Entities to secure the Obligations, each substantially in the form of Exhibit C hereto, as each such agreement may be amended, modified, extended, renewed, restated, substituted or replaced from time to time.

         "Pledged Interests" means (a) a first perfected security interest in 100% of the Capital Stock of the Company; (b) a first perfected security interest in 100% of the Capital Stock of GCI Communication Services, Inc.; (c) subject to the Prior Stock Lien, a first perfected security interest in 100% of the Capital Stock of GCI Leasing Co., Inc.; and (d) a first perfected security interest in 100% of the Capital Stock of each other Restricted Subsidiary, if any, now existing or hereafter formed or acquired.

         "Prior Stock Lien" means those certain Liens in the stock of GCI Leasing Company, Inc. and such other Liens as are listed on Schedule 1.02 hereto.

         "Prohibited Transaction" has the meaning specified therefor in Section 4975 of the Code or Section 406 of ERISA.

         "Property" means all types of real, personal, tangible, intangible, or mixed property, whether owned in fee simple or leased.

         "Quarterly Date" means the last Business Day of each March, June, September and December during the term of this Agreement, commencing on June 30, 1996.

         "Ratable" means, as to any Lender, in accordance with its Specified Percentage.

         "Refinancing Advance" means an Advance that is used to pay the principal amount of an existing Advance (or any performance thereof) at the end of its Interest Period and which, after


                                          General Communication, Inc. - Form 8-K
giving effect to such application, does not result in an increase in the aggregate amount of outstanding Advances.

         "Regulatory Change" means any change after the date hereof in federal, state, or foreign Laws (including the introduction of any new Law) or the adoption or making after such date of any interpretations, directives, or requests of or under any federal, state, or foreign Laws (whether or not having the force of Law) by any Tribunal charged with the interpretation or administration thereof, applying to a class of financial institutions that includes any Lender, excluding, however, any such change which results in an adjustment of the LIBOR Reserve Percentage and the effect of which is reflected in a change in the LIBOR Rate as provided in the definition of such term.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Restricted Payments" means (a) any direct or indirect distribution, Distribution or other payment on account of any general or limited partnership interest in (or the setting aside of funds for, or the establishment of a sinking fund or analogous fund with respect to), or shares of Capital Stock or other securities of, the Company or any Restricted Subsidiary; (b) any payments of principal of, or interest on, or fees related to, or any other payments and prepayments with respect to, or the establishment of, or any payment to, any sinking fund or analogous fund for the purpose of making any such payments on, Funded Debt of the Company, any Restricted Subsidiary or any other GCI Entity (excluding the Obligations); (c) any Management Fee or any management, consulting or other similar fees, or any interest thereon, payable by the Company or any Restricted Subsidiary to any Affiliate of the Company or Parent or to any other Person; (d) any administration fee or any administration, consulting or other similar fees, or any interest thereon, payable by the Company or any Restricted Subsidiary to any Affiliate of Parent or the Company or to any other Person; (e) any payments of any amounts owing under any Non-Compete Agreements; and (f) fees or payments by the Company or any Restricted Subsidiary to any Affiliate of Parent or the Company, except to the extent such payments are permitted in accordance with the terms of Section 7.09 hereof.

         "Restricted Subsidiaries" means GCI Leasing Co., Inc., GCI Communication Services, Inc. and any other Subsidiary, now or hereafter created or acquired, of the Company or the Parent that engages in the operation of switched message long distance telephone systems and ancillary services including DAMA, cellular resale and PCS systems, and "Restricted Subsidiary" means any one of them, as applicable in the context.

         "Revolving Loan" means that certain Revolving Loan made to the Company on the Closing Date until the Maturity Date in accordance with Section 2.01 hereof.

         "Rights" means rights, remedies, powers, and privileges.



                                          General Communication, Inc. - Form 8-K

         "Single  Employer  Plan" means a single  employer  plan,  as defined in
Section 4001(a)(15) of ERISA, other than a Multiple Employer Plan, that is maintained for employees of the Company or any ERISA Affiliate.

         "Solvent" means, with respect to any Person, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including without limitation Contingent Liabilities of such Person,
(b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small capital.

         "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., Dallas, Texas, special counsel to Administrative Agent, or such other counsel selected by the Administrative Agent from time to time.

         "Specified   Percentage"  means,  as  to  any  Lender,  the  percentage indicated beside its name on the signature pages hereof, or as adjusted or specified in any Assignment and Acceptance, or amendment to this Agreement.

         "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of:

                  (a) the outstanding Capital Stock having voting power to elect a majority of the Board of Directors of such corporation (or other Persons performing similar functions of such entity, and irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

                  (b) the interest in the capital or profits of such partnership or joint venture, or

                  (c)      the beneficial interest of such trust or estate,

         is at the time directly or indirectly owned by (i) such Person, (ii) such Person and one or more of its Subsidiaries or (iii) one or more of such Person's Subsidiaries.

         "System" or "Systems" means the Company's and the other GCI Entities' switched message long distance telephone systems and ancillary services including DAMA, cellular resale and PCS systems between Alaska and the contiguous states and the foreign countries listed on Schedule 1.01 hereto, and any and all other switched message long distance telephone systems, DAMA, cellular resale and PCS systems acquired or owned by the Parent, the Company, any of the Restricted Subsidiaries and any of the other GCI Entities from time to time.

         "Taxes" means all taxes, assessments, imposts, fees, or other charges at any time imposed by any Laws or Tribunal.



                                          General Communication, Inc. - Form 8-K

         "Total Debt" means, without duplication, with respect to the Parent, the Company and the Restricted Subsidiaries, the sum of all Funded Debt of the Parent, the Company and the Restricted Subsidiaries, calculated on a consolidated basis in accordance with GAAP, except Funded Debt represented by the Convertible Subordinated Notes.

         "Total Interest Expense" means as of any date of determination for any period of calculation, all Parent's, the Company's and the Restricted Subsidiaries' consolidated interest expense included in a consolidated income statement (without deduction of interest income) on Total Debt for such period calculated on a consolidated basis in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of) for the Parent, the Company and the Restricted Subsidiaries: (a) the amortization of Debt discounts; (b) any commitment fees or agency fees related to any Funded Debt, but specifically excluding any one-time facility fees; (c) any fees or expenses with respect to letters of credit, bankers' acceptances or similar facilities; (d) fees and expenses with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements, other than fees or charges related to the acquisition or termination thereof which are not allocable to interest expense in accordance with GAAP; (e) preferred stock Distributions for the Parent, the Company and the Restricted Subsidiaries declared and payable in cash; and (f) interest capitalized in accordance with GAAP.

         "Tribunal"   means   any   state,   commonwealth,   federal,   foreign,
territorial, or other court or government body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental body.

         "Type" refers to the distinction between Advances bearing interest at the Base Rate and LIBOR Rate.

         "UCC" means the Uniform Commercial Code as adopted in the State of Texas.

         "Unrestricted Subsidiary" means GCI Cable, Inc., GCI Cable/Fairbanks, Inc., GCI Cable/Juneau, Inc., Prime Cable of Alaska, L.P., GCI Cable Holdings, Inc. and, with the prior written consent of the Lenders, any other Subsidiary of the Parent designated as a "Unrestricted Subsidiary" by the Company from time to time.

         "Unused Commitment" means, on any date of determination, the Commitment in effect on such date, minus all outstanding Advances made under the Revolving Loan on such date.

         "Wholly-Owned Subsidiary" means any Subsidiary of the Company that is owned 100% by the Company or the Parent, directly or indirectly, except any Unrestricted Subsidiary.

         "Withdrawal Liability" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

         1.02. Accounting and Other Terms. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP consistently applied on a consolidated basis for Company and the Restricted Subsidiaries, unless otherwise expressly stated herein. References herein to one gender shall be deemed to include all other


                                          General Communication, Inc. - Form 8-K
genders. Except where the context otherwise requires, all references to time are deemed to be Central Standard time.


                    ARTICLE II. AMOUNTS AND TERMS OF ADVANCES

         2.01. Advances Under the Revolving Loan. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, from the Closing Date until the Maturity Date, to make Advances under the Revolving Loan to the Company on any Business Day during the period from the Funding Date of this Agreement until the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding such Lender's Specified Percentage of the difference between (i) the Commitment minus (ii) the sum of the aggregate face amount of all outstanding Letters of Credit plus, without duplication, all reimbursement obligations related to any draw on any Letter of Credit. Subject to the terms and conditions of this Agreement, until the Maturity Date, the Company may borrow, repay and reborrow the Advances under the Revolving Loan.

         2.02.    Making Advances Under the Revolving Loan.

         (a) Each Borrowing of Advances shall be made upon the written notice of the Company, received by Administrative Agent not later than (i) 12:00 noon three Business Days prior to the proposed date of the Borrowing, in the case of LIBOR Advances and (ii) not later than 10:00 a.m. on the date of such Borrowing, in the case of Base Rate Advances. Each such notice of a Borrowing (a "Borrowing Notice") shall be by telecopy, promptly confirmed by letter, in substantially the form of Exhibit F hereto specifying therein:

                      (i) the date of such proposed Borrowing, which shall be a Business Day;

                      (ii) the amount of such proposed Borrowing which, (A) shall not when aggregated together with all other outstanding Advances plus the sum of the aggregate face amount of all outstanding Letters of Credit plus, without duplication, all reimbursement obligations related to any draw on any Letter of Credit, exceed the Commitment and (B) shall, in the case of a Borrowing of LIBOR Advances, be in an amount of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof and, in the case of a Borrowing of Base Rate Advances, be in an amount of not less than $500,000 or an integral multiple of $100,000 in excess thereof;

                      (iii) the Type of Advances of which the Borrowing is to be comprised; and

                      (iv) if the Borrowing is to be comprised of LIBOR Advances, the duration of the initial Interest Period applicable to such Advances.

         If the Borrowing Notice fails to specify the duration of the initial Interest Period for any Borrowing comprised of LIBOR Advances, such Interest Period shall be three months. Each Lender shall, before 1:00 p.m. on the date of each Advance hereunder under the Revolving Loan (other than a Refinancing Advance), make available to



                                          General Communication, Inc. - Form 8-K

                              Administrative Agent
                                NationsBank Plaza
                                 901 Main Street
                                   13th Floor
                               Dallas, Texas 75202

such Lender's Specified Percentage of the aggregate Advances under the Revolving Loan to be made on that day in immediately available funds.

         (b) Unless any applicable condition specified in Article IV hereof has not been satisfied, Administrative Agent will make the funds on Advances under the Revolving Loan promptly available to the Company (other than with respect to a Refinancing Advance) by wiring National Bank of Alaska referencing GCI Communication Corp., account number 037730738, ABA #125200057 or such other account as shall have been specified by the Company.

         (c) After giving effect to any Borrowing, (i) there shall not be more than five different Interest Periods in effect and (ii) the aggregate principal of outstanding Advances plus the sum of the aggregate face amount of all outstanding Letters of Credit plus, without duplication, all reimbursement obligations related to any draw on any Letter of Credit, shall not exceed the Commitment.

         (d) No Interest Period for a Borrowing under the Facility shall extend beyond the Maturity Date.

         (e) Unless a Lender shall have notified Administrative Agent prior to the date of any Advance that it will not make available its Specified Percentage of any Advance, Administrative Agent may assume that such Lender has made the appropriate amount available in accordance with Section 2.02(a), and Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If and to the extent any Lender shall not have made such amount available to Administrative Agent, such Lender and the Company severally agree to repay to Administrative Agent immediately on demand such corresponding amount together with interest thereon, from the date such amount is made available to the Company until the date such amount is repaid to Administrative Agent, at (i) in the case of the Company, the Base Rate, and (ii) in the case of such Lender, the Federal Funds Rate.

         (f) The failure by any Lender to make available its Specified Percentage of any Advance hereunder shall not relieve any other Lender of its obligation, if any, to make available its Specified Percentage of any Advance. In no event, however, shall any Lender be responsible for the failure of any other Lender to make available any portion of any Advance.

         (g) The Company shall indemnify each Lender against any Consequential Loss incurred by each Lender as a result of (i) any failure to fulfill, on or before the date specified for the Advance, the conditions to the Advance set forth herein or (ii) the Company's requesting that an Advance not be made on the date specified in the Borrowing Notice.



                                          General Communication, Inc. - Form 8-K

         2.03.    Evidence of Indebtedness.

         (a) The obligations of the Company with respect to the Letters of Credit and all Advances under the Revolving Loan made by each Lender shall be evidenced by a Note in the form of Exhibit A hereto and in the amount of such Lender's Specified Percentage of $62,500,000 (as the same may be modified pursuant to Section 10.04 hereof).

         (b) Absent manifest error, Administrative Agent's and each Lender's records shall be conclusive as to amounts owed Administrative Agent and such Lender under the Notes and this Agreement.

         2.04.    Reduction of Commitment.

         (a) Voluntary Commitment Reduction. The Company shall have the right from time to time upon notice by the Company to the Administrative Agent not later than 1:00 p.m., five Business Days in advance, to reduce the Commitment, in whole or in part; provided, however, that the Company shall pay the accrued commitment fee on the amount of such reduction, if any, and any partial reduction shall be in an aggregate amount which is not less than $1,000,000 and an integral multiple of $500,000. Such notice shall specify the amount of reduction and the proposed date of such reduction.

         (b)  Mandatory Commitment Reduction.

                      (i) Scheduled Reduction. The Commitment shall be reduced to zero on the Maturity Date.

                      (ii)  Asset  Sales.  On the date of any Asset  Sale of the
         Company or any Restricted Subsidiary, the Commitment shall be automatically and permanently reduced by an amount equal to 100% of the Net Proceeds. On such date, the Company shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) such Commitment reduction and, with respect to the Asset Sale giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of Net Proceeds.

                      (iii) Debt and Equity Issuance. On the date of any issuance of public or private Debt by any GCI Entity or receipt by any GCI Entity of the proceeds of any equity issuance, except in connection with the Cable Acquisition Transactions, the Commitment shall be automatically and permanently reduced by an amount equal to 100% of the net proceeds of such Debt or equity issuance. On such date, the Company shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) such Commitment reduction and, with respect to the Debt or equity issuance giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of net proceeds, provided that, the Commitment shall not be reduced by any stock issuance in accordance with any stock option listed on Schedule 2.04(b) hereto.



                                          General Communication, Inc. - Form 8-K

         (c) Commitment Reductions, Generally. To the extent the sum of (i) the aggregate outstanding Advances under the Revolving Loan plus (ii) the sum of the aggregate face amount of all outstanding Letters of Credit plus, (iii) without duplication, all reimbursement obligations related to any draw on any Letter of Credit, exceed the Commitment after any reduction thereof, the Company shall immediately repay on the date of such reduction, any such excess amount and all accrued interest thereon, together with any amounts constituting any Consequential Loss. Once reduced or terminated pursuant to this Section 2.04, the Commitment may not be increased or reinstated.

         2.05.    Prepayments.

         (a) Optional Prepayments. The Company may, upon at least three Business Days prior written notice to Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of any Advances in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty other than any Consequential Loss; provided, however, that in the case of a prepayment of a Base Rate Advance, the notice of prepayment may be given by telephone by 11:00 a.m. on the date of prepayment. Each partial prepayment shall, in the case of Base Rate Advances, be in an aggregate principal amount of not less than $500,000 or a larger integral multiple of $100,000 in excess thereof and, in the case of LIBOR Advances, be in an aggregate principal amount of not less than $1,000,000 or a larger integral multiple of $500,000 in excess thereof. If any notice of prepayment is given, the principal amount stated therein, together with accrued interest on the amount prepaid and the amount, if any, due under Sections 2.11 and 2.13 hereof, shall be due and payable on the date specified in such notice.

         (b)      Mandatory Prepayments.

                      (i) Asset Sales. On the date of any Asset Sale of the Company or any Restricted Subsidiary, the Company shall repay the Obligations by an amount equal to 100% of the Net Proceeds. On such date, the Company shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) such repayment and, with respect to the Asset Sale giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of Net Proceeds.

                      (ii) Debt and Equity Issuance. On the date of any issuance of public or private Debt by any GCI Entity or receipt by any GCI Entity of the proceeds of any equity issuance, except in connection with the Cable Acquisition Transactions, the Company shall repay the Obligations an amount equal to 100% of the net proceeds of such Debt or equity issuance. On such date, the Company shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) such repayment and, with respect to the Debt or equity issuance giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of net proceeds, provided that, the Company shall not be required to repay the Obligations with the proceeds of any stock issuance in accordance with any stock option listed on Schedule 2.04(b) hereto.



                                          General Communication, Inc. - Form 8-K

         (c)  Prepayments,  Generally.  No  prepayments  of  Advances  under the
Revolving Loan made solely pursuant to this Section 2.05 shall cause the Commitment to be reduced. Any prepayment of Advances pursuant to this Section
2.05 shall be applied first to Base Rate Advances, if any, then outstanding under the Facility, second to LIBOR Advances for which the date of prepayment is the last day of the applicable Interest Period, if any, outstanding under the Facility and third to LIBOR Advances with the shortest remaining Interest Periods outstanding under the Facility.

         2.06. Repayment. On the date of a reduction of the Commitment pursuant to Section 2.04 hereof, to the extent the sum of (a) the aggregate outstanding Advances under the Revolving Loan plus (b) the sum of the aggregate face amount of all outstanding Letters of Credit plus, (c) without duplication, all reimbursement obligations related to any draw on any Letter of Credit, outstanding on the date of reduction exceeds the Commitment as reduced, such excess amounts shall be immediately due and payable, which principal payment may not be made by means of a Refinancing Advance. The Company agrees that all Advances outstanding under the Revolving Loan, all reimbursement obligations from any draw on any Letter of Credit, and all other outstanding Obligations are due and payable in full on the Maturity Date.

         2.07. Interest. Subject to Section 2.08 below, the Company shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal shall be paid in full, at the following rates:

                  (a) Base Rate Advances. Base Rate Advances shall bear interest at a rate per annum equal to the lesser of (i) the Base Rate as in effect from time to time and (ii) the Highest Lawful Rate. If the amount of interest payable in respect of any interest computation period is reduced to the Highest Lawful Rate pursuant to the immediately preceding sentence and the amount of interest payable in respect of any subsequent interest computation period would be less than the Maximum Amount, then the amount of interest payable in respect of such subsequent interest computation period shall be automatically increased to Maximum Amount; provided that at no time shall the aggregate amount by which interest paid has been increased pursuant to this sentence exceed the aggregate amount by which interest has been reduced pursuant to the immediately preceding sentence.

                  (b) LIBOR Advances. LIBOR Advances shall bear interest at the rate per annum equal to the LIBOR Rate applicable to such Advance, which at no time shall exceed the Highest Lawful Rate.

                  (c) Payment Dates. Accrued and unpaid interest on Base Rate Advances shall be paid quarterly in arrears on each Quarterly Date and on the appropriate maturity, repayment or prepayment date. Accrued and unpaid interest on LIBOR Advances shall be paid on the last day of the appropriate Interest Period and on the date of any prepayment or repayment of such Advance; provided, however, that if any Interest Period for a LIBOR Advance exceeds three months, interest shall also be paid on each date occurring during the Interest Period which is the three month anniversary date of the first day of the Interest Period.



                                          General Communication, Inc. - Form 8-K

         2.08. Default Interest. During the continuation of any Event of Default, the Company shall pay, on demand, interest (after as well as before judgment to the extent permitted by Law) on the principal amount of all Advances outstanding and on all other Obligations due and unpaid hereunder for each Advance equal to the lesser of the (a) the Highest Lawful Rate and (b) the Base Rate (whether or not in effect) plus 3.00% per annum.

         2.09.    Continuation and Conversion Elections.

         (a) The Company may upon irrevocable written notice to Administrative Agent and subject to the terms of this Agreement:

                      (i) elect to convert, on any Business Day, all or any portion of outstanding Base Rate Advances (in an aggregate amount not less than $1,000,000 or a larger integral multiple of $500,000 in excess thereof) into LIBOR Advances.

                      (ii) elect to convert at the end of any Interest Period therefor, all or any portion of outstanding LIBOR Advances comprised in the same Borrowing (in an aggregate amount not less than $500,000 or a larger integral multiple of $100,000 in excess thereof) into Base Rate Advances; or

                      (iii) elect to continue, at the end of any Interest Period therefor, any LIBOR Advances;

         provided, however, that if the aggregate amount of outstanding LIBOR Advances comprised in the same Borrowing shall have been reduced as a result of any payment, prepayment or conversion of part thereof to an amount less than $1,000,000, the LIBOR Advances comprised in such Borrowing shall automatically convert into Base Rate Advances at the end of each respective Interest Period.

         (b) The Company shall deliver a notice of conversion or continuation (a "Notice of Conversion/Continuation"), in substantially the form of Exhibit E hereto, to Administrative Agent not later than (i) 12:00 noon three Business Days prior to the proposed date of conversion or continuation, if the Advances or any portion thereof are to be converted into or continued as LIBOR Advances; and (ii) not later than 10:00 a.m. on the proposed date of conversion or continuation, if the Advances or any portion thereof are to be converted into Base Rate Advances.

         Each such Notice of Conversion/Continuation shall be by telecopy or telephone, promptly confirmed in writing, specifying therein:

                      (i) the proposed date of conversion or continuation;

                      (ii) the aggregate amount of Advances to be converted or continued;

                      (iii)  the   nature   of  the   proposed   conversion   or
         continuation; and

                      (iv) the duration of the applicable Interest Period.



                                          General Communication, Inc. - Form 8-K

         (c) If, upon the expiration of any Interest Period applicable to LIBOR Advances, the Company shall have failed to select a new Interest Period to be applicable to such LIBOR Advances or if an Event of Default shall then have occurred and be continuing, the Company shall be deemed to have elected to convert such LIBOR Advances into Base Rate Advances effective as of the expiration date of such current Interest Period.

         (d) Upon receipt of a Notice of Conversion/Continuation, Administrative Agent shall promptly notify each Lender thereof. All conversions and continuations shall be made pro rata among Lenders based on their Specified Percentage of the respective outstanding principal amounts of the Advances with respect to which such notice was given held by each Lender.

         (e) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Advances, there shall not be outstanding Advances with more than five different Interest Periods.

         2.10.    Fees.

         (a) Subject to Section 10.09 hereof, the Company agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with their Specified Percentages, a commitment fee on the average daily amount of the Unused Commitment, from the Closing Date through the Maturity Date, at the rate of 1/2 of 1% per annum, payable quarterly in arrears on each Quarterly Date occurring after the Closing Date, with the last such payment due and owing on the Maturity Date.

         (b) Subject to Section 10.09 hereof, the Company agrees to pay to the Administrative Agent for its own account as administrative lender and underwriter, and to NationsBanc Capital Markets, Inc., as arranger hereunder, such fees as agreed to in writing among the Company and the Administrative Agent and NationsBanc Capital Markets, Inc., payable as set forth in that certain Fee Letter executed among the Company, the Administrative Agent and NationsBanc Capital Markets, Inc. in accordance with the terms of the Fee Letter.

         2.11. Funding Losses. If the Company makes any payment or prepayment of principal with respect to any LIBOR Advance (including payments made after any acceleration thereof) or converts any Advance from a LIBOR Advance on any day other than the last day of an Interest Period applicable thereto or if the Company fails to prepay, borrower, convert, or continue any LIBOR Advance after a notice or prepayment, borrowing, conversion or continuation has been given (or is deemed to have been given) to Administrative Agent, the Company shall pay to each Lender on demand (subject to Section 10.09 hereof) any Consequential Loss. The Company agrees that each Lender is not obligated to actually reinvest the amount prepaid in any specific obligation as a condition to receiving any Consequential Loss, or otherwise.

         2.12.    Computations and Manner of Payments.

         (a) The Company shall make each payment hereunder and under the other Loan Papers not later than 1:00 p.m. on the day when due in same day funds to Administrative Agent, for the Ratable account of Lenders unless otherwise specifically provided herein, at



                                          General Communication, Inc. - Form 8-K

                              Administrative Agent
                                NationsBank Plaza
                                 901 Main Street
                                   13th Floor
                               Dallas, Texas 75202

for further credit to the account of GCI Communication Corp. No later than the end of each day when each payment hereunder is made, the Company shall notify the Administrative Agent, telephone (800) 880-5537, facsimile (214) 508-2515, or such other Person as Administrative Agent may from time to time specify.

         (b) Unless Administrative Agent shall have received notice from the Company prior to the date on which any payment is due hereunder that the Company will not make payment in full, Administrative Agent may assume that such payment is so made on such date and may, in reliance upon such assumption, make distributions to Lenders. If and to the extent the Company shall not have made such payment in full, each Lender shall repay to Administrative Agent forthwith on demand the applicable amount distributed, together with interest thereon at the Federal Funds Rate, from the date of distribution until the date of repayment. The Company hereby authorizes each Lender, if and to the extent payment is not made when due hereunder, to charge the amount so due against any account of the Company with such Lender.

         (c) Subject to Section 10.09 hereof, interest on LIBOR Advances shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 360 days. Subject to Section 10.09 hereof, interest on Base Rate Advances, the Commitment Fee and other amounts due under the Loan Papers shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 365 or 366 days, as the case may be. Such computations shall be made including the first day but excluding the last day occurring in the period for which such interest, payment or Commitment Fee is payable. Each determination by Administrative Agent or a Lender of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error. All payments under the Loan Papers shall be made in United States dollars, and without setoff, counterclaim, or other defense.

         (d) Reference to any particular index or reference rate for determining any applicable interest rate under this Agreement is for purposes of calculating the interest due and is not intended as and shall not be construed as requiring any Lender to actually fund any Advance at any particular index or reference rate.

         2.13.    Yield Protection.

         (a) If any Lender determines that either (i) the adoption, after the date hereof, of any Applicable Law, rule, regulation or guideline regarding capital adequacy and applicable to commercial banks or financial institutions generally or any change therein, or any change, after the date hereof, in the interpretation or administration thereof by any Tribunal, central bank or comparable agency charged with the interpretation or administration thereof, or
(ii) compliance by any Lender (or Lending Office of any Lender) with any request or directive made after the date hereof applicable to commercial banks or financial institutions generally regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has the effect of reducing the rate of return on such Lender's capital as a


                                          General Communication, Inc. - Form 8-K
consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy (but excluding consequences of such Lender's negligence or intentional disregard of law or regulation)) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen days after demand by such Lender, the Company shall pay to such Lender such additional amount or amounts as will adequately compensate such Lender for such reduction. Each Lender will notify the Company of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 2.13(a) as promptly as practicable after such Lender obtains actual knowledge of such event; provided, no Lender shall be liable for its failure or the failure of any other Lender to provide such notification. A certificate of such Lender claiming compensation under this Section 2.13(a), setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder and certifying that such claim is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender shall be conclusive in the absence of manifest error. Each Lender shall use reasonable efforts to mitigate the effect upon the Company of any such increased costs payable to such Lender under this Section 2.13(a).

         (b) If, after the date hereof, any Tribunal, central bank or other comparable authority, at any time imposes, modifies or deems applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Lender, or imposes on any Lender any other condition affecting a Letter of Credit, a LIBOR Advance, the Notes, or its obligation to make a LIBOR Advance; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its Letter of Credit, LIBOR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under the Notes or reimbursement obligations by an amount deemed by such Lender, to be material, then, within five days after demand by such Lender, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Each Lender will (i) notify the Company and Administrative Agent of any event occurring after the date of this Agreement that entitles such Lender to compensation pursuant to this
Section 2.13(b), as promptly as practicable after such Lender obtains actual knowledge of the event; provided, no Lender shall be liable for its failure or the failure of any other Lender to provide such notification and (ii) use good faith and reasonable efforts to designate a different Lending Office for LIBOR Advances of such Lender if the designation will avoid the need for, or reduce the amount of, the compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. A certificate of such Lender claiming compensation under this Section 2.13(b), setting forth in reasonable detail the computation of the additional amount or amounts to be paid to it hereunder and certifying that such claim is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender shall be conclusive in the absence of manifest error. If such Lender demands compensation under this Section 2.13(b), the Company may at any time, on at least five Business Days' prior notice to such Lender (i) repay in full the then outstanding principal amount of LIBOR Advances, of such Lender, together with accrued interest thereon, or (ii) convert the LIBOR Advances to Base Rate Advances in accordance with the provisions of this Agreement; provided, however, that the Company shall be liable for the Consequential Loss arising pursuant to those actions.



                                          General Communication, Inc. - Form 8-K

         (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation or administration of any Law shall make it unlawful, or any central bank or other Tribunal shall assert that it is unlawful, for a Lender to perform its obligations hereunder to issue or maintain Letters of Credit, make LIBOR Advances or to continue to fund or maintain LIBOR Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Company, (i) each LIBOR Advance will automatically, upon such demand, convert into a Base Rate Advance, (ii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until such Lender notifies Administrative Agent and the Company that such Lender has determined that the circumstances causing such suspension no longer exist and (iii) the obligation of such Lender to make or maintain Letters of Credit shall be suspended until such Lender notifies Administrative Agent and the Company that such Lender has determined that the circumstances causing such suspension no longer exist.

         (d) Upon the occurrence and during the continuance of any Default or Event of Default, (i) each LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance and
(ii) the obligation of each Lender to make, or to convert Advances into, LIBOR Advances shall be suspended.

         (e) Failure on the part of any Lender to demand compensation for any increased costs, increased capital or reduction in amounts received or receivable or reduction in return on capital pursuant to this Section 2.13 with respect to any period shall not constitute a waiver of any Lender's right to demand compensation with respect to such period or any other period, subject, however, to the limitations set forth in this Section 2.13.

         (f) The obligations of the Company under this Section 2.13 shall survive any termination of this Agreement.

         (g) Determinations by Lenders for purposes of this Section 2.13 shall be conclusive, absent manifest error. Any certificate delivered to the Company by a Lender pursuant to this Section 2.13 shall include in reasonable detail the basis for such Lender's demand for additional compensation and a certification that the claim for compensation is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender.

         (h) If any Lender notifies Administrative Agent that the LIBOR Rate for any Interest Period for any LIBOR Advances will not adequately reflect the cost to such Lender of making, funding or maintaining LIBOR Advances for such Interest Period, Administrative Agent shall promptly so notify the Company, whereupon (i) each such LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance and
(ii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until such Lender notifies Administrative Agent that such Lender has determined that the circumstances causing such suspension no longer exist and Administrative Agent notifies the Company of such fact.

         2.14. Use of Proceeds. The proceeds of the Advances shall be available (and the Company shall use such proceeds) to (a) refinance existing Funded Debt of the Company, (b)


                                          General Communication, Inc. - Form 8-K
fund Capital Expenditures of the Company and the Restricted Subsidiaries permitted by the terms of this Agreement and (c) use for general working capital purposes.

         2.15.    Collateral and Collateral Call.

         (a) Collateral. Payment of the Obligations is secured by (i) subject to the Prior Stock Lien, a first perfected security interest in 100% of the Capital Stock the Company and the Restricted Subsidiaries and 100% of the Capital Stock of the Guarantors except the Parent, (ii) subject to Permitted Liens, a first perfected security interest in all of the accounts, equipment, inventory, chattel paper, general intangibles, and other assets of the Company, the Restricted Subsidiaries and the Guarantors (except the Parent), and (iii) a Guaranty of the Obligations executed by each Guarantor (collectively, together with all other Properties or assets of the Company, the Restricted Subsidiaries and other Persons securing the Obligations from time to time, the "Collateral"). The Company agrees that it will, and will cause the Restricted Subsidiaries, the other GCI Entities and Affiliates (except the Unrestricted Subsidiaries) to, execute and deliver, or cause to be executed and delivered, such documents as the Administrative Agent may from time to time reasonably request to create and perfect a first Lien (except with respect to the stock of GCI Leasing Company, Inc., which shall be a second Lien behind the Prior Stock Lien) for the benefit of the Administrative Agent and the Lenders in the Collateral.

         (b) Collateral Call. The Company agrees that it will, and will cause any other Person owning any interest in the Company or any Restricted Subsidiary or other GCI Entity from time to time to immediately pledge such interest to secure the Obligations, pursuant to a pledge agreement substantially in the form of the Pledge Agreements. The Company agrees to, and agrees to cause the Restricted Subsidiaries and each other GCI Entity to, promptly grant the Administrative Agent and the Lenders from time to time at the request of the Lenders a Lien on any of the Property of the Company or other GCI Entity not already constituting Collateral. In that regard, the Company shall, and shall cause each other GCI Entity to, use best efforts to assist the Administrative Agent and the Lenders in creating and perfecting a first Lien, subject to Permitted Liens, for the benefit of Administrative Agent and Lenders securing the Obligations in any such Property of the Company and each other GCI Entity, including, without limitation, providing the Administrative Agent with title commitments, appraisals, surveys (with flood plain certification), mortgagee title insurance, evidence of insurance including flood hazard insurance, environmental audits, UCC-11 searches, Tax and Lien searches, recorded real estate documents, intellectual property documentation and registration and other similar types of documents, consents, Authorizations, instruments and agreements relating to all Property of the Company and each other GCI Entity as reasonably requested by the Administrative Agent from time to time.


                         ARTICLE III. LETTERS OF CREDIT

         3.01. Issuance of Letters of Credit. The Company shall give the Administrative Agent not less than five Business Days prior written notice of a request for the issuance of a Letter of Credit, and the Administrative Agent shall promptly notify each Lender of such request. Upon receipt of the Company's properly completed and duly executed Applications, and subject to the terms of such Applications and to the terms of this Agreement, the Administrative Agent agrees


                                          General Communication, Inc. - Form 8-K
to issue Letters of Credit on behalf of the Company in an aggregate face amount not in excess of the Letter of Credit Commitment at any one time outstanding. No Letter of Credit shall have a maturity extending beyond the earliest of (a) the Maturity Date, or (b) one year from the date of its issuance, or (c) such earlier date as may be required to enable the Company to satisfy its repayment obligations under Section 2.06 hereof. Subject to such maturity limitations and so long as no Default or Event of Default has occurred and is continuing or would result from the renewal of a Letter of Credit, the Letters of Credit may be renewed by the Administrative Agent in its discretion. The Lenders shall participate ratably in any liability under the Letters of Credit and in any unpaid reimbursement obligations of the Company with respect to any Letter of Credit in their Specified Percentages. The amount of the Letters of Credit issued and outstanding and the unpaid reimbursement obligations of the Company for such Letters of Credit shall reduce the amount of Commitment available, so that at no time shall the sum of (i) the aggregate outstanding Advances under the Revolving Loan plus (ii) the sum of the aggregate face amount of all outstanding Letters of Credit plus, (iii) without duplication, all reimbursement obligations related to any draw on any Letter of Credit, exceed the Commitment, and at no time shall the sum of all Advances by any Lender made under the Revolving Loan, plus its ratable share of amounts available to be drawn under the Letters of Credit and the unpaid reimbursement obligations of the Company in respect of such Letters of Credit exceed its Specified Percentage of the Commitment.

         3.02.  Letters of Credit Fees.  (a) In  consideration  for the issuance
(and any renewal) of each Letter of Credit, the Company shall pay to the Administrative Agent for its sole account as issuer, a fee in an amount equal to
 .50% multiplied by the face amount of each such Letter of Credit. Each fee for a Letter of Credit shall be due and payable in full on the date of issuance of each Letter of Credit, and each renewal of each Letter of Credit.

         (b) In consideration for the issuance (and any renewal) of each Letter of Credit, the Company shall pay to the Administrative Agent for the account of the Administrative Agent and the Lenders in accordance with their Specified Percentages, a per annum fee in an amount equal to 1.5% multiplied by the face amount of each such Letter of Credit. Each fee for a Letter of Credit shall be due and payable quarterly in arrears on each Quarterly Date until the expiration or termination of such Letter of Credit.

         3.03.    Reimbursement Obligations.

         (a) The Company hereby agrees to reimburse Administrative Agent immediately upon demand by Administrative Agent, and in immediately available funds, for any payment or disbursement made by Administrative Agent under any Letter of Credit. Payment shall be made by the Company with interest on the amount so paid or disbursed by Administrative Agent from and including the date payment is made under any Letter of Credit to and including the date of payment, at the lesser of (i) the Highest Lawful Rate, and (ii) the sum of the Base Rate in effect from time to time plus 3% per annum; provided, however, that if the Company would be permitted under the terms of Section 2.01, Section 2.02 and
Section 4.02 to borrow Advances in amounts at least equal to their reimbursement obligation for a drawing under any Letter of Credit, a Base Rate Advance by each Lender, in an amount equal to such Lender's Specified Percentage, shall automatically be deemed made on the date of any such payment or disbursement made by Administrative Agent in the amount of such obligation and subject to the terms of this Agreement.



                                          General Communication, Inc. - Form 8-K

         (b) The Company hereby also agrees to pay to Administrative Agent immediately upon demand by Administrative Agent and in immediately available funds, as security for their reimbursement obligations in respect of the Letters of Credit under Section 3.03(a) hereof and any other amounts payable hereunder and under the Notes, an amount equal to the aggregate amount available to be drawn under Letters of Credit then outstanding, irrespective of whether the Letters of Credit have been drawn upon, at the occurrence of any of the following events: (i) upon an Event of Default, and (ii) upon a Change of Control. Any such payments shall be deposited in a separate account designated "GCI Special Account" or such other designation as Administrative Agent shall elect. All such amounts deposited with Administrative Agent shall be and shall remain funds of the Company on deposit with Administrative Agent and shall be invested by Administrative Agent in an interest bearing account, as
Administrative  Agent  shall  determine.   Such  amounts  may  not  be  used  by
Administrative Agent to pay the drawings under the Letters of Credit; however, such amounts may be used by Administrative Agent as reimbursement for Letter of Credit drawings which Administrative Agent has paid. If any amounts in the GCI Special Account shall have been deposited upon the occurrence of an Event of Default only and such Event of Default shall have been subsequently cured or waived and no other Event of Default exists, the Company shall be relieved of its obligations under this Section 3.03(b) until either of the two events specified in Section 3.03(b)(i) or Section 3.03(b)(ii) shall occur again. During the existence of an Event of Default but after the expiry of any Letter of Credit that was not drawn upon, the Company may direct the Administrative Agent to use any cash collateral for any such expired Letter of Credit, if any, to reduce the amount of the Obligations. Any amounts remaining in the GCI Special Account, including any remaining interest, after the date of the expiry of all Letters of Credit and after all Obligations have been paid in full, shall be repaid to the Company promptly after such expiry and such payment in full.

         (c) The obligations of the Company under this Section 3.03 will continue until all Letters of Credit have expired and all reimbursement obligations with respect thereto have been paid in full by the Company and until all other Obligations shall have been paid in full.

         (d) The Company shall be obligated to reimburse Administrative Agent upon demand for all amounts paid under the Letters of Credit as set forth in
Section 3.03(a) hereof; provided, however, if the Company for any reason fails to reimburse Administrative Agent in full upon demand, whether by borrowing Advances to pay such reimbursement obligations or otherwise, the Lenders shall reimburse Administrative Agent in accordance with each Lender's Specified Percentage for amounts due and unpaid from the Companies as set forth in Section
3.04 hereof; provided, however, that no such reimbursement made by the Lenders shall discharge the Company's obligations to reimburse Administrative Agent.

         (e) The Company shall indemnify and hold Administrative Agent or any Lender, its officers, directors, representatives and employees harmless from loss for any claim, demand or liability which may be asserted against Administrative Agent or such indemnified party in connection with actions taken under the Letters of Credit or in connection therewith (including losses resulting from the negligence of Administrative Agent or such indemnified party), and shall pay Administrative Agent for reasonable fees of attorneys (who may be employees of Administrative Agent) and legal costs paid or incurred by Administrative Agent in connection with any matter related to the Letters of Credit, except for losses and liabilities incurred as a direct result of the gross negligence or wilful misconduct of Administrative Agent or such indemnified party. If the Company for any reason fails to indemnify or pay Administrative


                                          General Communication, Inc. - Form 8-K

Agent or such indemnified party as set forth herein in full, the Lenders shall indemnify and pay Administrative Agent upon demand, in accordance with each Lender's Specified Percentage of such amounts due and unpaid from the Company. The provisions of this Section 3.03(e) shall survive the termination of this Agreement.

         3.04. Lenders' Obligations. Each Lender agrees, unconditionally and irrevocably to reimburse Administrative Agent (to the extent Administrative Agent is not otherwise reimbursed by the Company in accordance with Section 3.03(a) hereof) on demand for such Lender's Specified Percentage of each draw paid by Administrative Agent under any Letter of Credit. All amounts payable by any Lender under this subsection shall include interest thereon at the Federal Funds Effective Rate, from the date of the applicable draw to the date of reimbursement by such Lender. No Lender shall be liable for the performance or nonperformance of the obligations of any other Lender under this Section. The obligations of the Lenders under this Section shall continue after the Maturity Date and shall survive termination of any Loan Papers.

         3.05.    Administrative Agent's Obligations.

         (a) Administrative Agent makes no representation or warranty, and assumes no responsibility with respect to the validity, legality, sufficiency or enforceability of any Application or any document relative thereto or to the collectibility thereunder. Administrative Agent assumes no responsibility for the financial condition of the Company and the Restricted Subsidiaries or for the performance of any obligation of the Company. Administrative Agent may use its discretion with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any action which may be vested in it or which it may be entitled to take or assert with respect to any Letter of Credit or any Application.

         (b) Except as set forth in subsection (c) below, Administrative Agent shall be under no liability to any Lender, with respect to anything the Administrative Agent may do or refrain from doing in the exercise of its judgment, the sole liability and responsibility of Administrative Agent being to handle each Lender's share on as favorable a basis as Administrative Agent handles its own share and to promptly remit to each Lender its share of any sums received by Administrative Agent under any Application. Administrative Agent shall have no duties or responsibilities except those expressly set forth herein and those duties and liabilities shall be subject to the limitations and qualifications set forth herein.

         (c) Neither Administrative Agent nor any of its directors, officers, or employees shall be liable for any action taken or omitted (whether or not such action taken or omitted is expressly set forth herein) under or in connection herewith or any other instrument or document in connection herewith, except for gross negligence or willful misconduct, and no Lender waives its right to institute legal action against Administrative Agent for wrongful payment of any Letter of Credit due to Administrative Agent's gross negligence or willful misconduct. Administrative Agent shall incur no liability to any Lender, the Company or any Affiliate of the Company or Lender in acting upon any notice, document, order, consent, certificate, warrant or other instrument reasonably believed by Administrative Agent to be genuine or authentic and to be signed by the proper party.



                                          General Communication, Inc. - Form 8-K

                        ARTICLE IV. CONDITIONS PRECEDENT

         4.01. Conditions Precedent to the Initial Advance. The obligations of each Lender under this Agreement and the obligation of each Lender to make the Initial Advance shall be subject to the following conditions precedent that on the Closing Date:

         (a) All terms, conditions and documentation in connection with this amendment and restatement shall be acceptable to the Lenders.

         (b) The making of the Commitment shall not contravene any Law applicable to the Administrative Agent or any Lender.

         (c) Each Lender shall have received a Certificate from an Authorized Officer stating that no Material Adverse Change, as determined by the Lenders, shall have occurred and be continuing (A) in the financial markets, or (B) in the Systems, business, assets, prospects, or financial condition since the December 31, 1995 audited financial statements provided to the Lenders.

         (d) All proceedings of the Company, the Restricted Subsidiaries and each other GCI Entity taken in connection with the transactions contemplated hereby, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Lenders. Each Lender shall have received copies of all documents or other evidence that it may reasonably request in connection with such transactions.

         (e) Each Lender shall have received an executed copy of this Agreement and its respective Notes, duly completed and correct. The Lenders shall have received copies of the Fee Letters signed by the Company, as applicable. Each of the following shall have been delivered to the Administrative Agent on behalf of Lenders, in form and substance satisfactory to the Administrative Agent, Special Counsel and each Lender to the extent required by the Administrative Agent: Each other Loan Paper requested by the Administrative Agent, including, without limitation, a confirmation of all existing guarantees, pledge agreements, security agreements and other agreements granting collateral.

         (f) The Company shall have delivered to each Lender a Certificate, dated the Closing Date, executed by an Authorized Officer, certifying that (i) no Default or Event of Default has occurred and is continuing, (ii) the representations and warranties set forth in Article V hereof are true and correct, and (iii) each of the GCI Entities has complied with all agreements and conditions to be complied with by it under the Loan Papers by such date.

         (g) Each Lender shall have received opinions of Hartig, Rhodes, Norman, Mahoney & Edwards, P.C., corporate counsel to the Company, the Restricted Subsidiaries and each other GCI Entity, dated the Closing Date, acceptable to the Lenders and otherwise in form and substance satisfactory to the Lenders and Special Counsel, with respect to this loan transaction and otherwise, including, without limitation, opinions (i) to the valid and binding nature of the Loan
Papers, (ii) to the enforceability of the Loan Papers, (iii) to the power, authorization and corporate matters of each such Person taken in connection with the transactions contemplated by the Loan Papers, (iv) that the execution, delivery and performance by the GCI Entities, as applicable, of the Agreement and the Loan Papers does not violate any of the terms of the


                                          General Communication, Inc. - Form 8-K

Company's, the Restricted Subsidiaries' or any other GCI Entities' agreements, and (v) to such other matters as are reasonably requested by Special Counsel.

         (h) No management agreement with any Person shall be in existence at the Parent, the Company or any Restricted Subsidiaries.

         (i) All proceedings of the Parent, the Company and the Subsidiaries of the Parent and the Company taken in connection with the transactions contemplated hereby, and all documents incidental thereto, shall be satisfactory in form and substance to each Lender. The Administrative Agent and each Lender shall have received copies of all documents or other evidence that it may reasonably request in connection with such transactions.

         4.02. Conditions Precedent to All Advances and Letters of Credit. The obligation of each Lender to make each Advance (including the Initial Advance), and the obligation of the Administrative Agent to issue any Letter of Credit shall be subject to the further conditions precedent that on the date of such Advance or such issuance of such Letter of Credit the following statements shall be true:

                  (i) The representations and warranties contained in Article V hereof are true and correct on such date, as though made on and as of such date (and the delivery of each Borrowing Notice under Section 2.02(a), each Application and each Conversion or Continuation Notice under Section 2.09(b), or the failure to deliver a Conversion or Continuation Notice under Section 2.09(b), shall constitute a representation that on the disbursement date or date of issuance of a Letter of Credit such representations are true (except as to representations and warranties which (i) refer to a specific date, (ii) have been modified by transactions permitted pursuant to this Agreement or any other Loan Paper or (iii) have been specifically waived in writing by Administrative Agent));

                  (ii) No event has occurred and is continuing, or would result from such Advance or such Letter of Credit (including the intended application of the proceeds of such Advance), that does or could constitute a Default or Event of Default;

                  (iii) There shall have occurred no Material Adverse Change, and the making of such Advance or the issuance of such Letter of Credit, as applicable, shall not cause or result in a Material Adverse Change;

                  (iv) In the case of each Letter of Credit, the Company shall have delivered to the Administrative Agent a duly executed and complete Application acceptable to Administrative Agent;

                  (v) After giving effect to each such Advance, the sum of (A) the aggregate outstanding Advances, plus (B) the sum of the aggregate face amount of all outstanding Letters of Credit plus, (C) without duplication, all reimbursement obligations related to any draw on any Letter of Credit, does not exceed the Commitment;

and (b) Administrative Agent shall have received, in form and substance acceptable to it, such other approvals, documents, certificates, opinions, and information as it may deem necessary or appropriate.




                                          General Communication, Inc. - Form 8-K

                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants that the following are true and correct:

         5.01. Organization and Qualification. Each GCI Entity is a corporation duly organized, validly existing, and in good standing under the Laws of its state of incorporation. Each GCI Entity is qualified to do business in all jurisdictions where the nature of its business or Properties require such qualification. Set forth on Schedule 5.01 attached hereto is a complete and accurate listing with respect to the Company and each other GCI Entity, showing
(a) the jurisdiction of its organization and its mailing address, which is the principal place of business and executive offices of each unless otherwise indicated, (b) the classes of Capital Stock and shares of Capital Stock issued and outstanding in each GCI Entity, and the numbers or amounts of each GCI Entity's Capital Stock authorized and outstanding, (c) each record and beneficial owner of outstanding Capital Stock on the date hereof, indicating the ownership percentage, and (d) and all outstanding options, rights, rights of conversion or purchase, repurchase, rights of first refusal, and similar rights relating to the Capital Stock of each GCI Entity. Except as set forth on
Schedule 5.01 hereto, neither the Company, nor any Restricted Subsidiary nor any other GCI Entity has agreed to grant or issue any options, warrants or similar rights to any Person to acquire any Capital Stock of the Company, any Restricted Subsidiary or any other GCI Entity. All Capital Stock is validly issued and fully paid. The Company has no knowledge of any share of Capital Stock of any GCI Entity being subject to any Lien, including any restrictions on hypothecation or transfer, except Liens described on Schedule 5.08a hereto.

         5.02. Due Authorization; Validity. The board of directors of the Company and each other GCI Entity have duly authorized the execution, delivery, and performance of the Loan Papers to be executed by the Company and each other GCI Entity, as appropriate. Each GCI Entity has full legal right, power, and authority to execute, deliver, and perform under the Loan Papers to be executed and delivered by it. The Loan Papers constitute the legal, valid, and binding obligations of the Company and each other GCI Entity, as appropriate, enforceable in accordance with their terms (subject as to enforcement of remedies to any applicable Debtor Relief Laws).

         5.03. Conflicting Agreements and Other Matters. The execution or delivery of any Loan Papers, and performance thereunder, does not conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than in favor of Administrative Agent) upon any Properties of the Company or any other GCI Entity under, or require any consent (other than consents described on Schedule 5.03 hereto), approval, or other action by, notice to, or filing with any Tribunal or Person pursuant to any organizational document, bylaws, award of any arbitrator, or any agreement, instrument, or Law to which the Company or any other GCI Entity, or any of their Properties is subject, except possible breaches of certain immaterial leases of the GCI Entities.

         5.04. Financial Statements. The audited financial statements of the Parent, the Company, their Subsidiaries and each other GCI Entity, dated December 31, 1995 and delivered to Administrative Agent, fairly present its financial condition and the results of operations as of the dates and for the periods shown, all in accordance with GAAP. Such financial statements reflect all material liabilities, direct and contingent, of the Company and each other GCI Entity


                                          General Communication, Inc. - Form 8-K
that are required to be disclosed in accordance with GAAP. As of the date of such financial statements, there were no Contingent Liabilities, liabilities for Taxes, forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments that are substantial in amount and that are not reflected on such financial statements or otherwise disclosed in writing to Administrative Agent. Since December 31, 1995, there has been no Material Adverse Change. The Company and each other GCI Entity is Solvent. The projections of the Company dated April 26, 1996 delivered to Administrative Agent were prepared in good faith and management believes them to be based on reasonable assumptions (each of which are stated in such statement) and to provide reasonable estimations of future performance as of the dates and for the periods shown for the Parent, the Company and their Subsidiaries, subject to the uncertainty and approximation inherent in any projections. The Company's fiscal year ends on December 31.

         5.05. Litigation. Shown on Schedule 5.05 is all Litigation that is pending and, to the Company's best knowledge, threatened against the Company or any other GCI Entity, any of their Properties or assets on the date hereof. There is no pending or, to the Company's best knowledge, threatened Litigation against the Company, any other GCI Entity, any of their Properties that could cause a Material Adverse Change.

         5.06. Compliance With Laws Regulating the Incurrence of Debt. No proceeds of any Advance will be used directly or indirectly to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended. The Company is not, nor is any other GCI Entity, engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Following the Company's intended use of the proceeds of each Advance, not more than 25% of the value of the assets of the Company will be "margin stock" within the meaning of Regulation U. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other Law that the incurring of Debt by the Company would violate in any material respect, including without limitation Laws relating to common or contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

         5.07. Licenses, Title to Properties, and Related Matters. Except as listed on Schedule 5.07a hereto, the Company and each other GCI Entity possess all material Authorizations necessary and appropriate to own, operate and construct the Systems or otherwise for the operation of their businesses and are not in violation thereof in any material respect. All such Authorizations are in full force and effect, are listed on Schedule 5.07a hereto, and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or material and adverse modification of any such Authorization, except those which in the aggregate could not reasonably be expected to cause a Material Adverse Change. Schedule 5.07a shows the expiration date and/or termination date for each Authorization (including, without limitation, FCC Licenses) in effect on the Closing Date. The Company is not, nor is any Subsidiary of the Company or the Parent, in violation of any material duty or obligation required by the Communications Act of 1934, as amended, or any FCC rule or regulation applicable to the operation of any portion of any of the Systems. There is not pending or, to


                                          General Communication, Inc. - Form 8-K
the best knowledge of the Company, threatened, any action by the FCC to revoke, cancel, suspend or refuse to renew any FCC License relating to any System. There is not pending or, or to the best knowledge of the Company, threatened, any action by the FCC to modify adversely, revoke, cancel, suspend or refuse to renew any other Authorization relating to any System. There is not issued or outstanding or, to the best knowledge of the Company, threatened, any notice of any hearing, violation or material complaint against the Company, the Parent or any of the Restricted Subsidiaries with respect to the operation of any portion of the Systems and the Company has no knowledge that any Person intends to contest renewal of any Authorization relating to any System. Each GCI Entity has requisite corporate power (as applicable) and legal right to own and operate its Property and to conduct its business. Each has good and indefeasible title (fee or leasehold, as applicable) to its Property, subject to no Lien of any kind, except Permitted Liens. All of the assets of the Company and each other GCI Entity are located within the municipalities and borough locations described on
Schedule 5.07b. No GCI Entity is in violation of its respective articles of organization or incorporation (as applicable) or bylaws. None of the GCI Entities is in violation of any Law, or material agreement or instrument binding on or affecting it or any of its Properties, the effect of which could reasonably be expected to cause a Material Adverse Change. No business or Properties of the Parent, the Company or any Restricted Subsidiary is affected by any strike, lock-out or other labor dispute. No business or Properties of the Parent, the Company or any Restricted Subsidiary is affected by any drought, storm, earthquake, embargo, act of God or public enemy, or other casualty, the effect of which could reasonably be expected to cause a Material Adverse Change.

         5.08. Outstanding Debt and Liens. The GCI Entities have no outstanding Debt, Contingent Liabilities or Liens, except Permitted Liens, except as shown on Schedule 5.08a hereto. No breach, default or event of default exists under any document, instrument or agreement evidencing or otherwise relating to any Funded Debt of any GCI Entity, which could reasonably be expected to cause a Material Adverse Change.

         5.09. Taxes. The Parent, the Company and each Subsidiary of the Parent and the Company has filed all federal, state, and other Tax returns (or extensions related thereto) which are required to be filed, and has paid all Taxes as shown on said returns, as well as all other Taxes, to the extent due and payable, except to the extent payment is contested in good faith and for which adequate reserves have been established therefor in accordance with GAAP. All Tax liabilities of the Parent, the Company and each Subsidiary of the Parent and the Company are adequately provided for on its books, including interest and penalties, and adequate reserves have been established therefor in accordance with GAAP. No income Tax liability of a material nature has been asserted by taxing authorities for Taxes in excess of those already paid, and no taxing authority has notified the Parent, the Company or any Subsidiary of the Parent or the Company of any deficiency in any Tax return.

         5.10. ERISA. Each Plan of the Parent, the Company and each Subsidiary of the Parent and the Company has satisfied the minimum funding standards under all Laws applicable thereto, and no Plan has an accumulated funding deficiency thereunder. The Company has not, and neither has the Parent, or any Subsidiary of the Company or the Parent incurred any material liability to the PBGC with respect to any Plan. No ERISA Event has occurred with respect to any Plan for which an Insufficiency in excess of $100,000 exists on the date of such occurrence. None of the Parent, the Company, or any Subsidiary of the Parent or the Company has


                                          General Communication, Inc. - Form 8-K
participated in any non-exempt Prohibited Transaction with respect to any Plan or trust created thereunder. None of the Company, the Parent or any Subsidiary of the Company and the Parent, nor any ERISA Affiliate, has incurred any Withdrawal Liability to any Multiemployer Plan that has not been satisfied. None of the Company, the Parent or any Subsidiary of the Parent or the Company, nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA.

         5.11. Environmental Laws. The Company and each other GCI Entity has obtained all material environmental, health and safety permits, licenses and other material authorizations required under all Applicable Environmental Laws to carry on its business as being conducted. On the Closing Date, there are no environmental liabilities of the Company or any other GCI Entity (with respect to any fee owned or leased Properties), except as disclosed and described in detail on Schedule 5.11 hereto. Each of such permits, licenses and authorizations is in full force and effect and the Company and each other GCI Entity is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply with any thereof could not reasonably be expected to cause a Material Adverse Change. In addition, no written notice, notification, demand, request for information, citation, summons or order has been issued, no written complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best knowledge of the Company or any other GCI Entity, threatened, by any Tribunal or other entity with respect to any alleged failure by the Company or any other GCI Entity to have any environmental, health or safety permit, license or other authorization required under any Applicable Environmental Law in connection with the conduct of the business of the Company or any other GCI
Entity or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or release of any Hazardous Materials by the Company or any other GCI Entity. To the best knowledge of the Company and each other GCI Entity, there are no material environmental liabilities of the Company or any other GCI Entity, except as previously disclosed in writing to the Lenders. To the best knowledge of the Company and each other GCI Entity, there are no environmental liabilities of the Company or any other GCI Entity which could reasonably be expected to cause a Material Adverse Change. The Company has delivered to the Administrative Agent copies of all environmental studies and reports conducted or received by the Company or any other GCI Entity in connection with real Property. Such studies cover all real Property, if any, owned in fee by the Company and each other GCI Entity. No Hazardous Materials are generated or produced at or in connection with the Properties and operations of any of the Company or any of the other GCI Entities, nor have any Hazardous Materials been disposed of or otherwise released on or to any Property on which any operations of the Company or any other GCI Entities are conducted, except in compliance with Applicable Environmental Laws.

         5.12. Disclosure. Neither the Company nor any other GCI Entity has made a material misstatement of fact, or failed to disclose any fact necessary to make the facts disclosed not misleading, in light of the circumstances under which they were made, to Administrative Agent or any Lender during the course of application for and negotiation of any Loan Papers or otherwise in connection with any Advances. There is no fact known to the Company or any other GCI Entity that materially adversely affects any of the Company's or any of the other GCI Entity's Properties or business, or that could constitute a Material Adverse Change, and that has


                                          General Communication, Inc. - Form 8-K
not been set forth in the Loan Papers or in other documents furnished to Administrative Agent or any Lender.

         5.13. Investments; Restricted Subsidiaries. The GCI Entities have no Investments except as described on Schedule 5.13 hereto and as permitted by
Section 7.10 hereof. Schedule 5.13 is a complete and accurate listing of each GCI Entity, showing (a) its complete name, (b) its jurisdiction of organization,
(c) its capital structure, (d) its street and mailing address, which is its principal place of business and executive office and (e) all interests in such GCI Entity.

         5.14. Certain Fees. No broker's, finder's, management fee or other fee or commission will be payable by the Company with respect to the making of Commitment or Advances hereunder (other than to Administrative Agent and NationsBanc Capital Markets, Inc. hereunder), or the offering, issuance or sale of the Capital Stock of the Company. The Company and each other GCI Entity hereby agrees to indemnify and hold harmless Administrative Agent and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

         5.15. Intellectual Property. The Company and each other GCI Entity has obtained all patents, trademarks, service-marks, trade names, copyrights, licenses and other rights, free from material restrictions, which are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted. Nothing has come to the attention of the Company or any other GCI Entity to the effect that (a) any process, method, part or other material presently contemplated to be employed by the Company or any other GCI Entity may or could reasonably be alleged to infringe any patent, trademark, service-mark, trade name, license or other right (except copyright) owned by any other Person, or (b) except as shown on Schedule 5.05 attached hereto, there is pending or threatened any claim or litigation against or affecting the Company or any other GCI Entity contesting its right to sell or use any such process, method, part or other material. Nothing has come to the attention of the Company or any other GCI Entity to the effect that any material presently contemplated to be employed by the Company or any other GCI Entity may or could reasonably be alleged to infringe any copyright owned by any other Person, except to the extent that any such infringement, when aggregated with all other copyright infringements, could not reasonably be expected to cause a Material Adverse Change.

         5.16. Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement shall be deemed to be made at and as of the Closing Date and at and as of the date of each Advance, and each shall be true and correct when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) subsequently inapplicable, or (c) previously waived in writing by Administrative Agent and Lenders with respect to any particular factual circumstance. The representations and warranties made under this Agreement shall be deemed applicable to each Restricted Subsidiary as of the formation or acquisition of such Restricted
Subsidiary and at and as of each date the representations and warranties are remade pursuant to this provision. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Administrative Agent and Lenders, any investigation or inquiry by the Administrative Agent or any Lender, or by the making of any Advance under this Agreement.



                                          General Communication, Inc. - Form 8-K

                        ARTICLE VI. AFFIRMATIVE COVENANTS

         So long as the Commitment, any Advance, any Letter of Credit or any portion of the Obligations is outstanding, or the Company or any other GCI Entity owes any other amount hereunder or under any other Loan Paper:

         6.01. Compliance with Laws and Payment of Debt. The Company shall, and shall cause each the Parent and all Subsidiaries of the Company and the Parent to, comply with all Applicable Laws, including without limitation compliance with ERISA and all applicable federal and state securities Laws. The Company shall, and shall cause each other GCI Entity to, pay its (a) Funded Debt as and when due (or within any applicable grace period), unless payment thereof is being contested in good faith by appropriate proceedings and adequate reserves have been established therefor, and (b) trade debt in accordance with its past practices, and in any event, before any trade creditor takes any action or terminates any relationship.

         6.02. Insurance. The Company shall, (a) and shall cause each of the Restricted Subsidiaries to, keep its offices and other insurable Properties adequately insured at all times by reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as what is customary with companies similarly situated and in the same or similar businesses, (b) and shall cause each other GCI Entity to, maintain in full force and effect public liability (including liability insurance for all vehicles and other insurable Property) and worker's compensation insurance, in amounts customary for such similar companies to cover normal risks, by insurers satisfactory to the Administrative Agent, (c) and shall cause each Restricted Subsidiary to, maintain business interruption insurance for each System in amounts satisfactory to the Lenders, (d) and shall cause each other GCI Entity to, maintain other insurance as may be required by Law or reasonably requested by the Administrative Agent, provided that such insurance policies will show the Administrative Agent, on behalf of the Lenders, as additional insured or loss payee, as appropriate. The Company shall deliver evidence of renewal of each insurance policy on or before the date of its expiration, and from time to time shall deliver to the Administrative Agent, upon demand, evidence of the maintenance of such insurance.

         6.03. Inspection Rights. The Company shall, and shall cause each other GCI Entity to, permit the Administrative Agent or any Lender, upon one days notice or such lesser notice as is reasonable under the circumstances, to examine and make copies of and abstracts from their records and books of account, to visit and inspect their Properties and to discuss their affairs, finances, and accounts with any of their directors, officers, employees, accountants, attorneys and other representatives, all as the Administrative Agent or any Lender may reasonably request.

         6.04. Records and Books of Account; Changes in GAAP. The Company shall, and shall cause the Parent and each Subsidiary of the Parent and the Company to, keep adequate records and books of account in conformity with GAAP. The Company shall not, nor shall the Company permit the Parent or any Subsidiary of the Company or the Parent to change its fiscal year, nor change its method of financial accounting except in accordance with GAAP. In connection with any such change after the date hereof, the Company and Lenders shall negotiate in good faith to make appropriate alterations to the covenants set forth in Section 7.01 hereof, reflecting such change.



                                          General Communication, Inc. - Form 8-K

         6.05. Reporting Requirements. The Company shall furnish to each Lender and the Administrative Agent:

         (a) As soon as available and in any event within 60 days after the end of the Company's fiscal quarters, (i) consolidated and consolidating balance sheets of the Parent, the Company and their Subsidiaries, and each other GCI Entity, as of the end of such quarter, and consolidated and consolidating statements of income, and consolidated and consolidating statements of changes in cash flow of the Parent, the Company and their Subsidiaries, and each other GCI Entity, for the portion of the fiscal year ending with such quarter, setting forth, in comparative form, figures for the corresponding periods in the previous fiscal year, all in reasonable detail, and certified by an Authorized Officer as prepared in accordance with GAAP, and fairly presenting the financial condition and results of operations of the Parent, the Company and their Subsidiaries, and each other GCI Entity, (ii) for the Parent, the Company and their Subsidiaries, comparisons and reconciliations of actual results to the budget delivered pursuant to Section 6.05(e) below for the fiscal quarter most recently ended, in reasonable detail and satisfactory to the Administrative Agent, and (iii) for the Parent, the Company and the Restricted Subsidiaries, all information set forth in (i) and (ii) above in a separate presentation.

         (b) As soon as available and in any event within 120 days after the end of each fiscal year, (i) consolidated and consolidating balance sheets of the Parent, the Company and their Subsidiaries, and each other GCI Entity, as of the end of such fiscal year, and consolidated and consolidating statements of income and changes in cash flow of the Parent, the Company and their Subsidiaries, and each other GCI Entity, for such fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an unqualified opinion of the Auditor, which opinion shall state that such financial statements were prepared in accordance with GAAP, that the examination by the Auditor in connection with such financial statements was made in accordance with generally accepted auditing standards, and that such financial statements present fairly the financial condition and results of operations of the Parent, the Company and their Subsidiaries, and each other GCI Entity, and (ii) for the Parent, the Company and the Restricted Subsidiaries, all information set forth in (i) above in a separate presentation;

         (c) Promptly upon receipt thereof, copies of all material reports or letters submitted to the Company, the Parent or any Subsidiary of the Company or the Parent by the Auditor or any other accountants in connection with any annual, interim, or special audit, including without limitation the comment letter submitted to management in connection with any such audit;

         (d) Together with each set of financial statements delivered pursuant to subsections (a) and (b) above, a Compliance Certificate executed by an Authorized Officer, which such Compliance Certificate must (i) certify that there has occurred no Default or Event of Default, (ii) compute the Applicable Margin, and (iii) set forth the detailed calculations with respect to the financial covenants required by Section 7.01 hereof;

         (e) As soon as available and in any event not later than 30 days after the beginning of each fiscal year of the Company, the annual operating and Capital Expenditure budgets of the Company and the Restricted Subsidiaries, and each other GCI Entity for such fiscal year;

         (f) Promptly upon knowledge by the Company or any other GCI Entity of the occurrence of any Default or Event of Default, a notice from an Authorized Officer, setting forth


                                          General Communication, Inc. - Form 8-K
the details of such Default or Event of Default, and the action being taken or proposed to be taken with respect thereto;

         (g) As soon as possible and in any event within five Business Days after knowledge thereof by the Company or any other GCI Entity, notice of any Litigation pending or threatened against the Company or any other GCI Entity which, if determined adversely, could reasonably be expected to result in a judgment, penalties, or damages in excess of $1,000,000 together with a statement of an Authorized Officer describing the allegations of such Litigation, and the action being taken or proposed to be taken with respect thereto;

         (h) Promptly following notice or knowledge thereof by the Company or any other GCI Entity, notice of any actual or threatened loss or termination of any material Authorization of the Company or any other GCI Entity, together with a statement of an Authorized Officer describing the circumstances surrounding the same, and the action being taken or proposed to be taken with respect thereto;

         (i) Promptly after filing or receipt thereof, copies of all reports and notices that the Company or any other GCI Entity (i) files or receives in respect of any Plan with or from the Internal Revenue Service, the PBGC, or the United States Department of Labor, or (ii) furnishes to or receives from any holders of any Debt or Contingent Liability, if in either case, any information or dispute referred to therein either causes a Default or Event of Default, or could reasonably be expected to cause or result in a Default or an Event of Default;

         (j) Within 30 days after renewal or issuance of any hazard, public liability, business interruption, or other insurance policy maintained by the Company or any other GCI Entity, a copy of the binder or insurance certificate (showing Administrative Agent, on behalf of the Company or such GCI Entity, as loss payee or additional insured, as appropriate);

         (k) Within 270 days after the close of each fiscal year, a statement of the Insufficiencies of each Plan (but only if the aggregate amount of all Insufficiencies for all Plans exceeds $500,000), certified as correct by an actuary enrolled under ERISA;

         (l) As soon as possible and in any event within 10 days after the Company or any other GCI Entity knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer, describing said Reportable Event and the action which the such Person proposes to take with respect thereto;

         (m) As soon as possible, and in any event within 10 days after receipt by the Company or any other GCI Entity, a copy of (a) any notice or claim to the effect that the Company or any other GCI Entity is or may be liable to any Person as a result of the release by the Company, any other GCI Entity or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Company or any other GCI Entity, which could reasonably be expected to, in either case, cause a Material Adverse Change;

         (n) Within 5 days after the receipt by the Company's Board of Directors, a monthly report of the Company's Board of Directors;



                                          General Communication, Inc. - Form 8-K

         (o)  Promptly  upon  the  filing   thereof,   copies  of  all  material
registration statements and all annual, quarterly, monthly or other regular reports which the Parent, the Company or any Subsidiary of the Parent or the Company or any other GCI Entity files with the FCC or the Securities and Exchange Commission; and

         (p) Promptly upon request, such other information concerning the condition or operations of the Company, any other GCI Entity, and any of their Affiliates, financial or otherwise, as the Administrative Agent or any Lender may from time to time reasonably request.

         6.06. Use of Proceeds. The proceeds of the Advances shall be available (and the Company shall use such proceeds) to (a) refinance existing Funded Debt of the Company, (b) fund Capital Expenditures of the Company and the Restricted Subsidiaries permitted by the terms of this Agreement and (c) use for general working capital purposes.

         6.07.  Maintenance  of  Existence  and  Assets.  Except as  provided by
Section 7.07 of this Agreement, the Company shall maintain, and shall cause each other GCI Entity to maintain, its corporate existence, authority to do business in the jurisdictions in which it is necessary for the Company or such GCI Entity to do so, and all Authorizations necessary for the operation of any of their businesses. The Company shall maintain, and shall cause each other GCI Entity to maintain, the assets necessary for use in their respective businesses in good repair, working order and condition, and make all such repairs, renewals and replacements thereof as may be reasonably required.

         6.08. Payment of Taxes. The Company will and will cause the Parent and all Subsidiaries of the Parent and the Company to, promptly pay and discharge all lawful Taxes imposed upon it or upon its income or profit or upon any Property belonging to it, unless such Tax shall not at the time be due and payable, or if the validity thereof shall currently be contested on a timely basis in good faith by appropriate proceedings (provided that the enforcement of any Liens arising out of any such nonpayment shall be stayed or bonded during the proceedings) and adequate reserves with respect to such Tax shall have been established in accordance with GAAP.

         6.09.    Indemnity.

         (a) The Company agrees to defend, protect, indemnify and hold harmless the Administrative Agent and each Lender, each of their respective Affiliates, and each of their respective (including such Affiliates') officers, directors, employees, agents, attorneys, shareholders and consultants (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth herein) of each of the foregoing (collectively, "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto or such proceeding shall have actually been instituted), imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect or consequential and whether based on any federal, state, or local laws and regulations, under common law or at equitable cause, or on contract, tort or otherwise), arising from or


                                          General Communication, Inc. - Form 8-K
connected with the past, present or future operations of the Parent, the Company, any Subsidiary of the Company or the Parent, any other GCI Entity, any Affiliate or any predecessors in interest, or the past, present or future environmental condition of property of the Parent, the Company, any Subsidiary of the Company or Parent, any other GCI Entity, any Affiliate or any predecessors  in  interest,  in each case  relating  to or  arising  out of this
Agreement, the Loan Papers, or any act, event or transaction or alleged act, event or transaction relating or attendant thereto and the management of the Advances by the Administrative Agent, including in connection with, or as a result, in whole or in part, of any negligence of Administrative Agent or any Lender (other than those matters involving a claim by a participant purchaser against any Lender and not the Company), or the use or intended use of the proceeds of the Advances hereunder, or in connection with any investigation of any potential matter covered hereby, but excluding any claim or liability that arises as the result of the gross negligence or willful misconduct of any Indemnitee, as finally judicially determined by a court of competent jurisdiction (collectively, "Indemnified Matters").

         (b) In addition, the Company shall periodically, upon request, reimburse each Indemnitee for its reasonable legal and other actual reasonable expenses (including the cost of any investigation and preparation) incurred in connection with any Indemnified Matter. If for any reason the foregoing indemnification is unavailable to any Indemnitee or insufficient to hold any Indemnitee harmless with respect to Indemnified Matters, then the Company shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company and the holders of the Capital Stock of the Company on the one hand and such Indemnitee on the other hand but also the relative fault of the Company and such Indemnitee, as well as any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations under this Section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to each Indemnitee, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Administrative Agent, the Lenders and all other Indemnitees. The obligations of the Company under this Section 6.09 shall survive (i) the execution of this Agreement and (ii) any termination of this Agreement and payment of the Obligations.

         6.10.    Interest Rate Hedging.  No interest rate hedges are required.

         6.11. Management Fees Paid and Earned. The Company agrees that no Management Fees will be paid by the Company, any Restricted Subsidiary or any other GCI Entity to any Person at any time.

         6.12. Authorizations and Material Agreements. The Company shall, and shall cause the Parent and the Restricted Subsidiaries to, obtain and comply in all material respects with all FCC Licenses relating to any System. The Company shall, and shall cause the Parent and the Restricted Subsidiaries to, obtain and comply in all material respects with all Authorizations relating to the Systems, except to the extent failure to do so could not reasonably be expected to cause or result in a Material Adverse Change. The Company shall, and shall cause all other GCI Entities to, maintain and comply in all material respects with all agreements necessary or appropriate for any of them to own, maintain, or operate any of their businesses or Properties.



                                          General Communication, Inc. - Form 8-K

         6.13. Further Assurances. The Company shall, and shall cause each other GCI Entity to, make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, deeds of trust, mortgages, security agreements, transfers, assignments, financing statements or other assurances, and take any and all such other action, as Administrative Agent may, from time to time, deem reasonably necessary or proper in connection with any GCI Entity's obligations under any of the Loan Papers and the obligations of the Company thereunder, or for better assuring and confirming unto Administrative Agent all or any part of the security for any of the Obligations.

         6.14. Subsidiaries and Other Obligors. The Company shall cause each of the Restricted Subsidiaries, other GCI Entities and Affiliates to comply with each provision of this Article VI.


                         ARTICLE VII. NEGATIVE COVENANTS

         So long as the Commitment, any Advance, any Letter of Credit or any portion of the Obligations is outstanding, or the Company or any other GCI Entity owes any other amount hereunder or under any other Loan Paper:

         7.01. Financial Covenants. The Company and the Restricted Subsidiaries shall comply with the following covenants:

         (a) Leverage Ratio. At all times during the term hereof, the Leverage Ratio shall not be greater than 3.00 to 1.00.

         (b) Interest Coverage Ratio. At all times during the term hereof, the Interest Coverage Ratio shall not be less than 2.00 to 1.00.

         (c) Capital Expenditures. Capital Expenditures paid or incurred by the Parent, the Company and the Restricted Subsidiaries during the 1996 fiscal year shall not exceed, in the aggregate, $60,000,000. Capital Expenditures paid or incurred by the Parent, the Company and the Restricted Subsidiaries during the first fiscal quarter of 1997 shall not exceed, in the aggregate, $11,250,000, provided that, any unused portion of the $60,000,000 permitted amount for 1996 not exceeding $15,000,000 (in addition to the $11,250,000) may be used in the first fiscal quarter of 1997.

         7.02. Debt. The Company shall not, and shall not permit any of the other GCI Entities to, create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Debt, except (a) Debt under the Loan Papers, (b) Debt in existence on the date hereof as shown on Schedule 5.08a hereto, (c) trade payables incurred and paid in the ordinary course of business,
(d) so long as there exists no Default or Event of Default in existence at the time incurred and none is caused thereby, $2,000,000 in Debt constituting Capital Leases outstanding in the aggregate at any one time, and (e) convertible subordinated Debt not to exceed in the aggregate $10,000,000 pursuant to the Convertible Subordinated Notes.

         7.03. Contingent Liabilities. The Company shall not, and shall not permit any of the other GCI Entities to, create, incur, assume, become or be liable in any manner in respect of,


                                          General Communication, Inc. - Form 8-K
or suffer to exist, any Contingent Liabilities, except (a) Contingent Liabilities under or relating to the Loan Papers, (b) Contingent Liabilities in existence on the Closing Date, as shown on Schedule 5.08a hereto, (c) Contingent Liabilities resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and (d) utility bonds and other similar bonds entered into in the ordinary course of business.

         7.04. Liens. The Company shall not, and shall not permit any of the other GCI Entities to, create or suffer to exist any Lien upon any of its Properties, except Permitted Liens and Liens securing Debt permitted under
Section 7.02(d) hereof. It is specifically acknowledged and agreed that the Company shall not, and shall not permit any of the other GCI Entities to, hereafter agree with any Person (other than Administrative Agent) not to grant a Lien on any of its assets.

         7.05. Dispositions of Assets. The Company shall not, and shall not permit any of the other GCI Entities to, sell, lease, assign, or otherwise dispose of any assets of the Company or any Restricted Subsidiary, or otherwise consummate any Asset Sale, (a) except sales or dispositions of assets in the ordinary course of business, including dispositions of obsolete or useless assets, and (b) so long as there exists no Default or Event of Default both before and after giving effect to such disposition and with the prior written consent of Majority Lenders, Asset Sales in an aggregate amount over the term of this Agreement not to exceed $1,000,000, so long as any amounts received by the Company and the Restricted Subsidiaries in the aggregate over $500,000 in any fiscal year of the Company and its Restricted Subsidiaries are immediately used to reduce the Commitment in accordance with Section 2.04 hereof.

         7.06. Distributions and Restricted Payments. The Company shall not, and shall not permit the Parent or any Restricted Subsidiary to, make any Restricted Payments, other than a distribution to GCI Cable, Inc. from proceeds received by the Parent from the issuance its of Capital Stock to MCI described on Schedule
1.03 in the form of a loans or a capital contribution not to exceed $13,000,000.

         7.07. Merger; Consolidation. The Company shall not, and shall not permit any of the other GCI Entities to, merge into or consolidate with any Person except any GCI Entity other than the Company may merge or consolidate with another Wholly-Owned Subsidiary.

         7.08. Business. The Company shall not, and shall not permit any of the other GCI Entities to, change the nature of its business as now conducted. The Company shall not conduct any business except the ownership and operation of its Systems.

         7.09. Transactions with Affiliates. The Company shall not, and shall not permit any of the other GCI Entities to, enter into or be party to a transaction with any Affiliate, except on terms no less favorable than could be obtained on an arm's-length basis with a Person that is not an Affiliate.

         7.10. Loans and Investments. The Company shall not, and shall not permit any of the other GCI Entities to, make any loan, advance, extension of credit or capital contribution to, or make or have any Investment in, any Person, or make any commitment to make any such extension of credit or Investment, or make any acquisition, except (a) Investments existing on the date hereof and contemplated by the terms of this Agreement, each as shown on



                                          General Communication, Inc. - Form 8-K

Schedule 5.13 hereto, (b) Investments in Cash Equivalents, (c) Investments in advances in the ordinary course of business to officers and employees in an amount in the aggregate not to exceed $2,000,000 outstanding at any one time,
(d) Investments in accounts receivable arising in the ordinary course of business, (e) the Parent may enter into the following agreements and consummate the transactions as set forth therein: (i) Asset Purchase Agreement, dated as of May 10, 1996, among General Communication, Inc., McCaw/Rock Homer Cable Systems and McCaw/Rock Seward Cable System, (ii) Asset Purchase Agreement, dated as of April 15, 1996, among General Communication, Inc., Alaskan Cable Network/Fairbanks, Inc., Alaskan Cable Network/Juneau, Inc. and Alaskan Cable Network/Ketchikan-Sitka, Inc., (iii) Asset Purchase Agreement, dated as of May 10, 1996, among General Communication, Inc., Alaska Cablevision, Inc., and (iv) Purchase and Sale Agreement, dated as of May 2, 1996, among General Communication, Inc., Prime Venture I Holdings, L.P., Prime Cable Growth Partners, L.P., Prime Venture II, L.P., Prime Cable Limited Partnership, Austin Ventures, L.P., William Blair Venture Partners III Limited Partnership,
Centennial Fund, II, L.P., Centennial Fund III, L.P., Centennial Business Development Fund, Ltd., BancBoston Capital, Inc., First Chicago Investment Corporation, Madison Dearborn Partners, Prime II Management, L.P., Prime Cable of Alaska, L.P., Alaska Cable, Inc. and Prime Cable Fund I, Inc., and (f) so long as there exists no Default or Event of Default both immediately before and after giving effect to such Investment, the Company may invest in additional PCS spectrum in Alaska in an aggregate amount over the term of this Agreement not to exceed $2,500,000.

         7.11. Fiscal Year and Accounting Method. The Company shall not, and shall not permit any of the other GCI Entities to, change its fiscal year or method of accounting, except as may be required by GAAP.

         7.12. Issuance of Partnership Interest and Capital Stock; Amendment of Articles and By-Laws. The Company shall not, and shall not permit any of the other GCI Entities to, issue, sell or otherwise dispose of any Capital Stock in such Person, or any options or rights to acquire such partnership interest or capital stock not issued and outstanding on the Closing Date, except in connection with the Cable Acquisition Transactions. The Company shall not amend its articles of organization or bylaws and the Company shall not permit any of the other GCI Entities to amend its articles of organization or bylaws, except, so long as there exists no Default or Event of Default both prior to and after giving effect to such amendment, and after written notice to the Administrative Agent, the Company may make (i) changes to comply with applicable Law and (ii) changes immaterial in nature.

         7.13. Change of Ownership. The Company shall not, and shall not permit any other GCI Entity to, permit any change in the ownership of the Company and each Guarantor from the ownership thereof as of the date hereof as disclosed on
Schedule 5.01 hereto.

         7.14. Sale and Leaseback. The Company shall not, and shall not permit any of the other GCI Entities to, enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets.

         7.15. Compliance with ERISA. The Company shall not, and shall not permit the Parent or any Subsidiary of the Company and the Parent to, directly or indirectly, or permit any member of such Person's Controlled Group to directly or indirectly, (a) terminate any Plan so as to result in any material (in the opinion of Administrative Agent) liability to any of the


                                          General Communication, Inc. - Form 8-K

Company, the Parent or any Subsidiary of the Company or the Parent, or any member of their Controlled Group, (b) permit to exist any ERISA Event, or any other event or condition, which presents the risk of any material (in the opinion of Administrative Agent) liability of any of the Parent, the Company or any Subsidiary of the Parent or the Company, or any member of their Controlled Group, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material (in the opinion of Administrative Agent) liability to any of the Company, the Parent, or any Subsidiary of the Parent or the Company, or any member of their Controlled Group, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder (except in the ordinary course of business consistent with past practice) which could result in any material (in the opinion of Administrative Agent) liability to any of the Parent, the Company or any Subsidiary of the Parent or the Company, or any member of their Controlled Group, or (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan of each of the Parent, the Company or any Subsidiary of the Parent or the Company, or any member of their Controlled Group (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) to materially (in the opinion of Administrative Agent) exceed the fair market value of Plan assets allocable to such benefits all determined as of the most recent valuation date for each such Plan.

         7.16. Rate Swap Exposure. The Company shall not enter into or become liable in respect of any Interest Hedge Agreement pursuant to which the aggregate amount exceeds the aggregate principal amount of all Advances.

         7.17. Restricted Subsidiaries and Other Obligors. The Company shall not permit any of its Restricted Subsidiaries or any other GCI Entity to violate any provision of this Article VII.

         7.18. Amendments to Material Agreements. The Company shall not, nor shall the Company permit any other GCI Entity to, amend or change any Loan Paper other than with the prior written consent of the Lenders pursuant to Section
10.01 hereof, nor shall the Company or any other GCI Entity change or amend (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to (a) any Non-Compete Agreement, (b) that certain Transponder Purchase Agreement for Galaxy X, dated August 24, 1995, among the Company and Hughes Communications Galaxy, Inc., and (c) that certain Transponder Service Agreement, dated August 24, 1995, among the Company and Hughes Communications Satellite Services, Inc.


                         ARTICLE VIII. EVENTS OF DEFAULT

         8.01. Events of Default. Any one or more of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of Law, or otherwise:

         (a) The Company shall fail to pay (i) any principal when due; or (ii) any interest on any Note within three days after the same becomes due; or (iii) any Commitment Fees, other fees, or other amounts payable under any Loan Paper within five days after the same becomes due;



                                          General Communication, Inc. - Form 8-K

         (b) Any representation or warranty made or deemed made by the Company or any other GCI Entity (or any of its officers or representatives) under or in connection with any Loan Papers shall prove to have been incorrect or misleading when made or deemed made;

         (c) The Company or any other GCI Entity shall fail to perform or observe any term or condition contained in Article VI hereof (except Section 6.05(f) hereof) which is not remedied within thirty days after the earlier of
(i) actual knowledge of such breach by the Parent, the Company or any of the Restricted Subsidiaries of such breach and (ii) written notice from the Administrative Agent or any Lender of such breach;

         (d) The Company or any other GCI Entity shall fail to perform or observe any term or covenant contained in Article VII hereof or in Section 6.05(f) hereof;

         (e) Any GCI Entity shall fail to perform or observe any other term or covenant contained in any Loan Paper, other than those described in Sections 8.01(a), (b), (c) and (d) hereof which is not remedied within thirty days after the earlier of (i) actual knowledge of such breach by the Parent, the Company or any of the Restricted Subsidiaries of such breach and (ii) written notice from the Administrative Agent or any Lender of such breach;

         (f) Any Loan Paper or material provision thereof shall, for any reason, not be valid and binding on the GCI Entity signatory thereto, or not be in full force and effect, or shall be declared to be null and void; the validity or enforceability of any Loan Paper shall be contested by any GCI Entity; any GCI Entity shall deny that it has any or further liability or obligation under its respective Loan Papers; or any default or breach under any provision of any Loan Papers shall continue after the applicable grace period, if any, specified in such Loan Paper;

         (g) Any of the following shall occur: (i) any of the Parent, the Company or any Subsidiary of the Parent or the Company shall make an assignment for the benefit of creditors or be unable to pay its debts generally as they become due; (ii) any of the Parent, the Company or any Subsidiary of the Parent or the Company shall petition or apply to any Tribunal for the appointment of a trustee, receiver, or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to any of the Parent, the Company or any Subsidiary of the Parent or the Company under any Debtor Relief Law, whether now or hereafter in effect; (iii) any such petition or application shall be filed, or any such proceedings shall be commenced, against any of the Parent, the Company or any Subsidiary of the Parent or the Company, or an order, judgment or decree shall be entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings; (iv) any final order, judgment, or decree shall be entered in any proceedings against any of the Parent, the Company or any Subsidiary of the Parent or the Company decreeing its dissolution; (v) any final order, judgment, or decree shall be entered in any proceedings against any of the Parent, the Company, or any Subsidiary of the Parent or the Company decreeing its split-up which requires the divestiture of a substantial part of its assets; or (vi) any of the Parent, the Company or any Subsidiary of the Parent or the Company shall petition or apply to any Tribunal for the appointment of a trustee, receiver, or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to any of the Parent, the Company or any Subsidiary of the Parent or the Company under any Debtor Relief Law, whether now or hereafter in effect;



                                          General Communication, Inc. - Form 8-K

         (h) Any GCI Entity shall fail to pay any Debt or Contingent Liability of $500,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Contingent Liability; or any GCI Entity shall fail to perform or observe any term or covenant contained in any agreement or instrument relating to any such Debt or Contingent Liability, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, and can result in acceleration of the maturity of such Debt or Contingent Liability; or any such Debt or Contingent Liability shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

         (i) Any GCI Entity shall have any judgment(s) outstanding against it for the payment of $500,000 or more, and such judgment(s) shall remain unstayed, in effect, uncontested and unpaid for a period of 30 days;

         (j) (i) Any Authorization necessary for the ownership or essential for the operation of any of the interstate or intrastate telecommunications systems or networks operated by the Parent, the Company or any Restricted Subsidiary or any other System, shall expire, and on or prior to such expiration, the same shall not have been renewed or replaced by another Authorization authorizing substantially the same operations of such System; or (ii) any Authorization necessary for the ownership or essential for the operation of any of System shall be canceled, revoked, terminated, rescinded, annulled, suspended or modified in a materially adverse respect, or shall no longer be in full force and effect, or the grant or the effectiveness thereof shall have been stayed, vacated, reversed or set aside, and such action shall be no longer subject to further administrative or judicial review; or (iii) the FCC shall have issued, on its own initiative and not upon the complaint of or at the request of a third party, any hearing designation order in any non-comparative license renewal proceeding or any license revocation proceeding involving any License or Authorization necessary for the ownership or essential for the operation of any System; or (iv) in any non-comparative license renewal proceeding or license revocation proceeding initiated by the FCC upon the complaint of or at the request of a third party or any comparative (i.e., multiple applicant) license renewal proceeding, in each case involving any License or Authorization necessary for the ownership or essential for the operation of any System; any administrative law judge of the FCC (or successor to the functions of an administrative law judge of the FCC) shall have issued an initial decision to the effect that the Parent, the Company or any Restricted Subsidiary lacks the basic qualifications to own or operate any System or is not deserving of a renewal expectancy, and such initial decision shall not have been timely appealed or shall otherwise have become an order that is final and no longer subject to further administrative or judicial review (provided, however, that none of the foregoing events described in clauses (i), (ii), (iii) or (iv) of this Section 8.01(j) shall constitute an Event of Default if such expiration, cancellation, revocation or other loss would not materially adversely affect the value of any of the Collateral or the ability of the Parent, the Company or any Restricted Subsidiary to perform its obligations under the Loan Papers to which it is a party);

         (k) Any of the Parent, the Company, or any Subsidiary of the Parent or the Company, or any ERISA Affiliate, shall have committed a failure described in
Section 302(f)(l) of ERISA,


                                          General Communication, Inc. - Form 8-K
and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $500,000;

         (l) The Parent, the Company, any Subsidiary of the Parent or the Company, or any ERISA Affiliate, shall have been notified by the sponsor of a Multiemployer Plan that such Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result thereof the aggregate annual contributions to all Multiemployer Plans in reorganization or being terminated is increased over the amounts contributed to such Plans for the preceding Plan year by an amount exceeding $500,000;

         (m) The Company or any GCI Entity shall be required under any Environmental Law (i) to implement any remedial, neutralization, or stabilization process or program, the cost of which could constitute a Material Adverse Change, or (ii) to pay any penalty, fine, or damages in an aggregate amount of $500,000 or more;

         (n) Any Property (whether leased or owned) of any GCI Entity, or the operations conducted thereon by any of them or any current or prior owner or operator thereof (in the case of real Property), shall violate or have violated any applicable Environmental Law, if such violation could constitute a Material Adverse Change; or any GCI Entity shall not obtain or maintain any License required to be obtained or filed under any Environmental Law in connection with the use of such Property and assets, including without limitation past or present treatment, storage, disposal, or release of Hazardous Materials into the environment, if the failure to obtain or maintain the same could constitute a Material Adverse Change;

         (o) Any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien in the Collateral (except for the Lien on the stock of GCI Leasing Company, Inc. which shall be a second Lien behind the Prior Stock Lien) purported to be covered thereby and the value of such Collateral, singly or in the aggregate, equals or exceeds $500,000;

         (p)      The occurrence of any Change of Control;

         (q) At any time, less than 100% of the Capital Stock of the Company, the Restricted Subsidiaries and the Guarantors (except the Capital Stock of the Parent does not have to be pledged) shall be pledged to the Lenders to secure the Obligations pursuant to a first and prior perfected Lien (subject to inchoate tax liens), except with respect to the Lien on the stock of GCI Leasing Company, Inc.; at any time, less than 100% of the Capital Stock of GCI Leasing Company, Inc. shall be pledged to the Lenders to secure the Obligations pursuant to a second perfected Lien (behind the Prior Tax Lien and subject to inchoate tax Liens); or all or any portion of the Collateral constituting any System or systems which service 5% or more of the customers of the Company and the Restricted Subsidiaries ("Significant Segment"), or all or any portion of the Pledged Interests or the Pledge Agreements shall be the subject of any proceeding instituted by any Person, or there shall exist any litigation or overtly threatened litigation with respect to all or any portion of the Collateral constituting Significant Segment or all or any portion of the Pledged Interests or the Pledge Agreement; or all or any portion of the Collateral constituting a Significant Segment shall be the subject of any legal proceeding instituted by any Person other than a Lender or Administrative Agent (except in connection with any Lender's exercise of any remedies under the Loan Papers); or any document or instrument creating or


                                          General Communication, Inc. - Form 8-K
granting a security interest or Lien in any Collateral shall for any reason fail to create a valid first priority security interest (subject to Permitted Liens and the Prior Stock Lien) in any collateral purported to be covered thereby; or any material portion of the Collateral shall not be subject to a prior perfected security interest (subject to Permitted Liens), or be subject to attachment, levy or replenishment, unless such attachment, levy or replenishment shall be stayed, or bonded in an amount substantially equal to the fair market value of such Property and only for so long as such stay or bond exists;

         (r) (i) A petition or complaint is filed before or by the Federal Trade Commission, the United States Justice Department, or any other Tribunal, seeking to cause the Company or any other GCI Entity to divest a significant portion of its assets or the Capital Stock of any GCI Entity or the Company, pursuant to any antitrust, restraint of trade, unfair competition or similar Laws, and such petition or complaint is not dismissed or discharged within 60 days of the filing thereof, which such divestiture could reasonably be expected to cause a Material Adverse Change or (ii) A warrant of attachment or execution or similar process shall be issued or levied against Property of the Company or any other GCI Entity which, together with all other such Property of the Company and the other GCI Entities subject to other such process, exceeds in value $500,000 in the aggregate, and if such judgment or award is not insured or, within 60 days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged, bonded or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

         (s) Any civil action, suit or proceeding shall be commenced against any GCI Entity under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of
1970)("RICO") and such suit shall be adversely determined by a court of applicable jurisdiction resulting in a judgment against such GCI Entity in excess of $500,000; or any criminal action or proceeding shall be commenced against any GCI Entity under any federal or state racketeering statute (including, without limitation, RICO); or

         (t) There shall exist any breach or default under any agreement relating to a loan facility benefitting any of the Unrestricted Subsidiaries, in each case after giving effect to any applicable period of grace in connection therewith.

         8.02.  Remedies  Upon  Default.  If an Event of  Default  described  in
Section 8.01(g) hereof shall occur with respect to the Parent, the Company or any Subsidiary of the Parent or the Company, the Commitment shall be immediately terminated and the aggregate unpaid principal balance of and accrued interest on all Advances shall, to the extent permitted by applicable Law, thereupon become due and payable concurrently therewith, without any action by Administrative Agent or any Lender, and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Subject to the foregoing sentence, if any Event of Default shall occur and be continuing, then no LIBOR Advances shall be available to the Company and Administrative Agent may at its election, and shall at the direction of Majority Lenders, do any one or more of the following:

         (a) Declare the entire unpaid balance of all Advances  immediately  due
and  payable,   whereupon  it  shall  be  due  and  payable  without  diligence, presentment,  demand,  protest,  notice


                                          General Communication, Inc. - Form 8-K
of protest or intent to accelerate, or notice of any other kind (except notices specifically provided for under Section 8.01), all of which are hereby expressly waived (except to the extent waiver of the foregoing is not permitted by applicable Law);

         (b) Terminate the Commitment and/or the Letter of Credit Commitment;

         (c) Reduce any claim of Administrative Agent and Lenders to judgment;

         (d) Demand (and the Company shall pay to Administrative Agent) immediately upon demand and in immediately available funds, the amount equal to the aggregate amount of the Letters of Credit then outstanding, irrespective of whether such Letters of Credit have been drawn upon, all as set forth and in accordance with the terms of provisions of Article III hereof. The Administrative Agent shall promptly advise the Company of any such declaration or demand but failure to do so shall not impair the effect of such declaration or demand; and

         (e) Exercise any Rights afforded under any Loan Papers, by Law, including but not limited to the UCC, at equity, or otherwise.

         8.03. Cumulative Rights. All Rights available to Administrative Agent and Lenders under the Loan Papers shall be cumulative of and in addition to all other Rights granted thereto at Law or in equity, whether or not amounts owing thereunder shall be due and payable, and whether or not Administrative Agent or any Lender shall have instituted any suit for collection or other action in connection with the Loan Papers.

         8.04. Waivers. The acceptance by Administrative Agent or any Lender at any time and from time to time of partial payment of any amount owing under any Loan Papers shall not be deemed to be a waiver of any Default or Event of Default then existing. No waiver by Administrative Agent or any Lender of any Default or Event of Default shall be deemed to be a waiver of any Default or Event of Default other than such Default or Event of Default. No delay or omission by Administrative Agent or any Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

         8.05. Performance by Administrative Agent or any Lender. Should any covenant of any GCI Entity fail to be performed in accordance with the terms of the Loan Papers, Administrative Agent may, at its option, perform or attempt to perform such covenant on behalf of such GCI Entity. Notwithstanding the foregoing, it is expressly understood that neither Administrative Agent nor any Lender assumes, and shall not ever have, except by express written consent of Administrative Agent or such Lender, any liability or responsibility for the performance of any duties or covenants of any GCI Entity.

         8.06. Expenditures. The Company shall reimburse Administrative Agent and each Lender for any sums spent by it in connection with the exercise of any Right provided herein. Such sums shall bear interest at the lesser of (a) the Base Rate in effect from time to time, plus 3.0% and (b) the Highest Lawful Rate, from the date spent until the date of repayment by the Company.



                                          General Communication, Inc. - Form 8-K

         8.07. Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Administrative Agent or any Lender any Rights to exercise control over the affairs and/or management of any GCI Entity, the power of Administrative Agent and each Lender being limited to the Rights to exercise the remedies provided in this Article; provided, however, that if Administrative Agent or any Lender becomes the owner of any partnership, stock or other equity interest in any Person, whether through foreclosure or otherwise, it shall be entitled to exercise such legal Rights as it may have by being an owner of such stock or other equity interest in such Person.


                      ARTICLE IX. THE ADMINISTRATIVE AGENT

         9.01. Authorization and Action. Each Lender hereby appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the other Loan Papers as are delegated to the Administrative Agent by the terms of the Loan Papers, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Papers (including without limitation enforcement or collection of the Notes), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Lenders (or all Lenders, if required under Section 10.01), and such instructions shall be binding upon all Lenders; provided, however, that Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to any Loan Papers or applicable Law. Administrative Agent agrees to give to each Lender notice of each notice given to it by the Company pursuant to the terms of this Agreement, and to distribute to each applicable Lender in like funds all amounts delivered to Administrative Agent by the Company for the Ratable or individual account of any Lender.

         9.02. Administrative Agent's Reliance, Etc. Neither Administrative Agent, nor any of its directors, officers, agents, employees, or representatives shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Paper, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Administrative Agent (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel (including counsel for the Company or any of the Restricted Subsidiaries), independent public accountants, and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement or any other Loan Papers; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement or any other Loan Papers on the part of any GCI Entity or the Restricted Subsidiaries or to inspect the Property (including the books and records) of any GCI Entity or the Restricted Subsidiaries; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, any other Loan Papers, or any other instrument or document furnished


                                          General Communication, Inc. - Form 8-K
pursuant hereto; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Papers by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

         9.03. NationsBank of Texas, National Association and Affiliates. With respect to its Commitment, its Advances, and any Loan Papers, NationsBank of Texas, National Association has the same Rights under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent. NationsBank of Texas, National Association and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any GCI Entity, any Affiliate thereof, and any Person who may do business therewith, all as if NationsBank of Texas, National Association were not Administrative Agent and without any duty to account therefor to any Lender.

         9.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on the financial statements referred to in Section 5.04 hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers.

         9.05. Indemnification by Lenders. Lenders shall indemnify Administrative Agent, pro rata, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of any Loan Papers or any action taken or omitted by Administrative Agent thereunder, including any negligence of Administrative Agent; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, Lenders shall reimburse Administrative Agent, pro rata, promptly upon demand for any out-of-pocket expenses (including reasonable attorneys' fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal and other advice in respect of rights or responsibilities under, the Loan Papers. The indemnity provided in this Section 9.05 shall survive the termination of this Agreement.

         9.06. Successor Administrative Agent. Administrative Agent may resign at any time by giving written notice thereof to Lenders and the Company, and may be removed at any time with or without cause by the action of all Lenders (other than Administrative Agent, if it is a Lender). Upon any such resignation, Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as


                                          General Communication, Inc. - Form 8-K

Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Papers, provided that if the retiring or removed Administrative Agent is unable to appoint a successor Administrative Agent, Administrative Agent shall, after the expiration of a sixty day period from the date of notice, be relieved of all obligations as Administrative Agent hereunder. Notwithstanding any Administrative Agent's resignation or removal hereunder, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                            ARTICLE X. MISCELLANEOUS

         10.01. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Papers, nor consent to any departure by the Company or any other GCI Entity therefrom, shall be effective unless the same shall be in writing and signed by Administrative Agent with the consent of Majority Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall (and the result of action or failure to take action shall not) unless in writing and signed by all of Lenders and Administrative Agent, (a) increase the Commitment or the Letter of Credit Commitment, (b) reduce any principal, interest, fees, or other amounts payable hereunder, or waive or result in the waiver of any Event of Default under Section 8.01(a), (c) postpone any date fixed for any payment of principal, interest, fees, or other amounts payable hereunder, (d) release any Collateral or Guaranties securing any GCI Entity's obligations hereunder, other than releases contemplated hereby and by the Loan Papers, (e) change the meaning of Specified Percentage or the number of Lenders required to take any action hereunder, or (f) amend this Section 10.01. No amendment, waiver, or consent shall affect the Rights or duties of Administrative Agent under any Loan Papers, unless it is in writing and signed by Administrative Agent in addition to the requisite number of Lenders.

         10.02.   Notices.

         (a) Manner of Delivery. All notices communications and other materials to be given or delivered under the Loan Papers shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing. All written notices, communications and materials shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telecopier, or delivered by hand. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent Administrative Agent, any Lender or the Company has acted in reliance on such telephonic notice.

         (b) Addresses. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:



                                          General Communication, Inc. - Form 8-K

If to the Company:

                  GCI Communication Corp.
                  2550 Denali Street, Suite 1000
                  Anchorage, Alaska  99503-2781

                  Attention:                Mr. John M. Lowber
                  Telephone No.:    (907) 265-5628
                  Facsimile No.:    (907) 265-5676

         With a Copy to:

                  Hartig, Rhodes, Norman, Mahoney & Edwards, P.C.
                  717 K Street
                  Anchorage, Alaska   99501

                                    Attention:  Robert B. Flint, Esq. and Bonnie
                                    J. Paskvan, Esq.

                  Telephone No.:    (907) 276-1592
                  Facsimile No.:    (907) 277-4352

If to Administrative Agent:

                  NationsBank of Texas, N.A.
                  901 Main Street, 64th Floor
                  Dallas, Texas  75202

                                    Attention: Whitney L. Busse
                                    Vice President
                  Telephone No.:    (214) 508-0950
                  Facsimile No.:    (214) 508-9390

         With a Copy to:

                  Donohoe, Jameson & Carroll, P.C.
                  3400 Renaissance Tower
                  1201 Elm Street
                  Dallas, Texas  75270

                  Attention:         Melissa Ruman Stewart
                  Telephone No.:    (214) 698-3814
                  Facsimile No.:    (214) 744-0231

         (c) If to any Lender, to its address set forth below opposite its signature or on any Assignment and Acceptance or amendment to this Agreement.



                                          General Communication, Inc. - Form 8-K
or at such other address or, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address".

         (d) Effectiveness. Each notice, communication and any material to be given or delivered to any party pursuant to this Agreement shall be effective or deemed delivered or furnished (i) if sent by mail, on the fifth day after such notice, communication or material is deposited in the mail, addressed as above provided, (ii) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this Section 10.02 and the appropriate receipt is received or otherwise acknowledged, (iii) if sent by hand delivery or overnight courier, when left at the address of the addressee addressed as above provided, and (iv) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered except that notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be effective until received; provided, however, that notices to Administrative Agent pursuant to Article II shall be effective when received. The Company agrees that Administrative Agent shall have no duty or obligation to verify or otherwise confirm telephonic notices given pursuant to Article II, and agrees to indemnify and hold harmless Administrative Agent and Lenders for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, and expenses resulting, directly or indirectly, from acting upon any such notice.

         10.03. Parties in Interest. All covenants and agreements contained in this Agreement and all other Loan Papers shall bind and inure to the benefit of the respective successors and assigns of the parties hereto. Each Lender may from time to time assign or transfer its interests hereunder pursuant to Section
10.04 hereof. No GCI Entity may assign or transfer its Rights or obligations under any Loan Paper without the prior written consent of Administrative Agent.

         10.04.   Assignments and Participations.

         (a) Subject to the following sentence, each Lender (an "Assignor") may assign its Rights and obligations as a Lender under the Loan Papers to one or more Eligible Assignees pursuant to an Assignment and Acceptance, so long as (i) each assignment shall be of a constant, and not a varying percentage of all Rights and obligations thereunder, (ii) each Assignor shall obtain in each case the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, (iii) each Assignor shall in each case pay a $3,500 processing fee to Administrative Agent, and (iv) no such assignment is for an amount less than $5,000,000. Assignments and other transfers (except participations) with respect to each Lender's participation in a given Letter of Credit may only be made with the prior written consent of the Administrative Agent. Within five Business Days after Administrative Agent receives notice of any such assignment, the Company shall execute and deliver to Administrative Agent, in exchange for the Notes issued to Assignor, new Notes to the order of such Assignor and its assignee in amounts equal to their respective Specified Percentages of the Commitment. Such new Notes shall be dated the effective date of the assignment. It is specifically acknowledged and agreed that on and after the effective date of each assignment, the assignee shall be a party hereto and shall have the Rights and obligations of a Lender under the Loan Papers.



                                          General Communication, Inc. - Form 8-K

         (b) Each Lender may sell participations to one or more Persons in all or any of its Rights and obligations under the Loan Papers; provided, however, that (i) such Lender's obligations under the Loan Papers shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of the Loan Papers, (iv) the participant shall be granted the Right to vote on or consent to only those matters described in Sections 10.01(a), (b), (c) and (d), (v) each GCI Entity, Administrative Agent, and other Lenders shall continue to deal solely and directly with such Lender in connection with its Rights and obligations under the Loan Papers and (vi) no such participation is for an amount less than $5,000,000.

         (c) Any Lender may, in connection with any assignment or participation, or proposed assignment or participation, disclose to the assignee or participant, or proposed assignee or participant, any information relating to any GCI Entity furnished to such Lender by or on behalf of any GCI Entity.

         (d) Notwithstanding any other provision set forth in this Agreement, each Lender may at any time create a security interest in all or any portion of its Rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

         10.05. Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any Right of set-off, or otherwise) on account of its Advances in excess of its pro rata share of payments made by the Company, such Lender shall forthwith purchase participations in Advances made by the other Lenders as shall be necessary to share the excess payment pro rata with each of them; provided, however, that if any of such excess payment is thereafter recovered from the purchasing Lender, its purchase from each Lender shall be rescinded and each Lender shall repay the purchase price to the extent of such recovery together with a pro rata share of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 10.05 may, to the fullest extent permitted by Law, exercise all its Rights of payment (including the Right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation.

         10.06. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement and the other Loan Papers, whether or not Administrative Agent or any Lender shall have made any demand under this Agreement or the other Loan Papers, and even if such obligations are unmatured. Each Lender shall promptly notify the Company after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The Rights of each Lender under this Section 10.06 are in addition to other Rights (including, without limitation, other Rights of set-off) which such Lender may have.



                                          General Communication, Inc. - Form 8-K

         10.07.   Costs, Expenses, and Taxes.

         (a) The Company agrees to pay on demand (i) all costs and expenses of Administrative Agent in connection with the preparation and negotiation of all Loan Papers, including without limitation the reasonable fees and out-of-pocket expenses of Special Counsel and (ii) all costs and expenses (including reasonable attorneys' fees and expenses) of Administrative Agent and each Lender in connection with administration, interpretation, modification, amendment, waiver, or release of any Loan Papers and any restructuring, work-out, or collection of any portion of the Obligations or the enforcement of any Loan Papers.

         (b) In addition, the Company shall pay any and all stamp, debt, and other Taxes payable or determined to be payable in connection with any payment hereunder (other than Taxes on the overall net income of Administrative Agent or any Lender or franchise Taxes or Taxes on capital or capital receipts of Administrative Agent or any Lender), or the execution, delivery, or recordation of any Loan Papers, and agrees to save Administrative Agent and each Lender harmless from and against any and all liabilities with respect to, or resulting from any delay in paying or omission to pay any Taxes in accordance with this
Section 10.07, including any penalty, interest, and expenses relating thereto. All payments by the Company or any Restricted Subsidiary under any Loan Papers shall be made free and clear of and without deduction for any present or future Taxes (other than Taxes on the overall net income of Administrative Agent or any Lender of any nature now or hereafter existing, levied, or withheld, or franchise Taxes or Taxes on capital or capital receipts of Administrative Agent or any Lender), including all interest, penalties, or similar liabilities relating thereto. If the Company shall be required by Law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that, after making all required deductions and withholdings (including Taxes on amounts payable to Administrative Agent or any Lender pursuant to this sentence), Administrative Agent or any Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Company shall make such deductions or withholdings, and (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority in accordance with applicable Law. Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 10.07 shall survive the execution of this Agreement, termination of the Commitment and/or the Letter of Credit Commitment, repayment of the Obligations, satisfaction of each agreement securing or assuring the Obligations and termination of this Agreement and each other Loan Paper.

         10.08. Indemnification by the Company. The Company shall indemnify, defend, and hold harmless Administrative Agent, each Lender and their respective Affiliates, directors, officers, agents, employees, and representatives, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any of them in any way relating to or arising out of any Loan Papers (including in connection with or as a result, in whole or in part, of the negligence of any of them), any transaction related hereto or thereto, or any act, omission, or transaction of the Company, any other GCI Entity and their respective Affiliates, or any of their directors, partners, officers, agents, employees, or representatives; provided, however, that neither Administrative Agent nor any Lender shall be indemnified, defended, and held harmless pursuant to this Section 10.08 to


                                          General Communication, Inc. - Form 8-K
the extent of any losses or damages which the Company proves were caused by the indemnified party's willful misconduct or gross negligence.

         10.09. Rate Provision. It is not the intention of any party to any Loan Papers to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. In no event shall the Company or any other Person be obligated to pay any amount in excess of the Maximum Amount. If Administrative Agent or any Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Company or the other Person entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, each GCI Entity, Administrative Agent and each Lender shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Administrative Agent or Lenders, as appropriate, shall refund to the Company the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, neither Administrative Agent nor any Lender shall be subject to any penalties provided by any Laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This
Section 10.09 shall control every other provision of all agreements among the parties to the Loan Papers pertaining to the transactions contemplated by or contained in the Loan Papers.

         10.10. Severability. If any provision of any Loan Papers is held to be illegal, invalid, or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, the appropriate Loan Paper shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of such Loan Paper a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

         10.11. Exceptions to Covenants. No GCI Entity shall be deemed to be permitted to take any action or to fail to take any action that is permitted as an exception to any covenant in any Loan Papers, or that is within the permissible limits of any covenant, if such action or omission would result in a violation of any other covenant in any Loan Papers.

         10.12. Counterparts. This Agreement and the other Loan Papers may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.



                                          General Communication, Inc. - Form 8-K

         10.13.   GOVERNING LAW; WAIVER OF JURY TRIAL.

         (a) THIS AGREEMENT AND ALL OTHER LOAN PAPERS SHALL BE DEEMED TO BE CONTRACTS MADE IN DALLAS, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS) AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION AND NOT AS A LIMITATION OF SECTION 10.14 HEREOF, THE COMPANY AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE COMPANY HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT, THE OTHER LOAN PAPERS, OR ANY RELATED MATTERS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

         (b) THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY LEGAL PROCESS UPON IT. THE COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE COMPANY AT ITS ADDRESS DESIGNATED FOR NOTICE UNDER THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL. NOTHING IN THIS SECTION 10.13 SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         10.14. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



                                          General Communication, Inc. - Form 8-K

         10.15. Amendment, Restatement, Extension, Renewal and Increase. This Agreement is a renewal, extension, amendment, increase and restatement of the Original Credit Agreement, and, as such, except for the "Obligation" as defined in the Original Credit Agreement (which shall survive, be renewed, extended, increased and restated by the terms of this Agreement), all other terms and provisions supersede in their entirety the Original Credit Agreement. All subordination agreements, security agreements, pledge agreements, mortgages, and deeds of trust executed and delivered in connection with this Agreement, if any, shall supersede the subordination agreements, security agreements, pledge agreements, mortgages, and deeds of trust executed and delivered in connection with the Original Credit Agreement (the "Original Security Documents"), except for the Liens created under the Original Security Documents which shall remain valid, binding and enforceable Liens against the Company and each of the other Persons which granted such Liens. Notwithstanding anything contained herein to the contrary, any interest rate hedge agreements executed in connection with the Original Credit Agreement shall remain in full force and effect.



===============================================================================
                   REMAINDER OF PAGE LEFT BLANK INTENTIONALLY
===============================================================================




                                          General Communication, Inc. - Form 8-K

         IN WITNESS WHEREOF, this Third Amended and Restated Credit Agreement is executed as of the date first set forth above.


THE COMPANY:
                                              GCI COMMUNICATION CORP.


                                                    /s/
                                              By: John M. Lowber
                                              Its:  Senior  Vice  President  and
                                              Chief Financial Officer



ADMINISTRATIVE AGENT:
                                              NATIONSBANK  OF  TEXAS,  N.A.,  as
                                              Administrative Agent


                                                    /s/
                                              By: Whitney L. Busse
                                              Its: Vice President


LENDERS:


Specified Percentage:                         NATIONSBANK OF TEXAS, N.A.,
                                              Individually, as a Lender
    36.800000%

Address:
901 Main, 64th Floor                                /s/
Dallas, Texas  75202                          By:     Whitney L. Busse
                                              Its:     Vice President
Attention:        Whitney L. Busse
Telephone:        (214) 508-0950
Facsimile:        (214) 508-9390





                                          General Communication, Inc. - Form 8-K

Specified Percentage:                         TORONTO DOMINION (TEXAS), INC.,
                                              Individually as a Lender
    32.000000%

Address:
909 Fannin, Suite 1700                              /s/
Houston, Texas  77010                         By:  David G. Parker
                                              Its: Vice President

Attn:             Dave Parker
Phone:            (713) 653-8248
Facs:             (713) 951-9921

With a copy to:
31 West 52nd Street
New York, New York  10019
Attn:             Mr. David Oliver
Phone:            (212) 468-0731
Facs:             (212) 262-1928

Specified Percentage:

    19.200000%                              CREDIT LYONNAIS NEW YORK BRANCH


Address:
1301 Avenue of the Americas                         /s/
New York, New York  10019                     By:  Mark D. Thorsheim
                                              Its:

Attn:             Mr. Mark D. Thorsheim
Phone:            (212) 261-7852
Facs:             (212) 261-3318

Specified Percentage:

    12.000000%                                NATIONAL BANK OF ALASKA

Address:
301 W. Northern Lights Blvd.                        /s/
Anchorage, Alaska  99503                      By:  Patricia Jelley Benz
                                              Its:  Vice President

Attn:             Ms. Pita Jelley Benz
Phone:            (907) 265-2916
Facs:             (907) 265-2141





                                          General Communication, Inc. - Form 8-K

                                   EXHIBIT A

                                      NOTE

$                                                   Dallas, Texas April 26, 1996


         GCI Communication Corp., an Alaskan corporation  ("Company"),  promises
to pay to the order of                            ("Lender")  the  lesser of the
principal sum of                                 DOLLARS ($             ) or the
aggregate unpaid principal amount of all Advances made by Lender to Company pursuant to Section 2.01 of the Agreement (as hereinafter defined) in immediately available funds at the principal office of NationsBank of Texas, N.A., as Administrative Lender, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Company shall pay each Advance in full on the last day of such Advance's applicable Interest Period and shall make such mandatory payments as are required to be made under the terms of Section 2.06 of the Agreement.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Advance and the date and amount of each principal payment hereunder.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS BUT GIVING EFFECT TO THE FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement, dated as of April 26, 1996 (as amended or modified and in effect from time to time, the "Agreement"), among Company, the banks named therein and NationsBank of Texas, N.A., as Administrative Lender, to which Agreement reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to certain pledge and security agreements, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         This Note is a renewal, extension and modification of those certain Notes dated October 31, 1995, in the respective principal amounts of $15,750,000 and $10,080,000, which Notes were a renewal, extension, and modification of that certain Note dated May 14, 1993 in the principal amount of $15,000,000 executed by the Company and made payable to the Administrative Lender.

                                            GCI COMMUNICATION CORP.



                                            By:      John M. Lowber
                                            Its:     Senior Vice President and
                                                     Chief Financial Officer



                                          General Communication, Inc. - Form 8-K

                SCHEDULE OF ADVANCES AND PAYMENTS OF PRINCIPAL TO
                                     NOTE OF
                             GCI COMMUNICATION CORP.
                              DATED APRIL 26, 1996


           Principal        Maturity          Principal
           Amount of      of Interest          Amount             Unpaid
Date       Advance          Period              Paid              Balance
----       -------          ------              ----              -------






                                          General Communication, Inc. - Form 8-K

                                    EXHIBIT B


                            ASSIGNMENT AND ACCEPTANCE

                             Dated

         Reference is made to the Second Amended and Restated Credit Agreement dated as of April 26, 1996 (as amended, restated, or otherwise modified from time to time, the "Credit Agreement") among GCI Communication Corp., an Alaskan corporation (the "Company"), NationsBank of Texas, N.A., as Administrative Lender (the "Administrative Lender"), and the Lenders parties thereto. Terms defined in the Credit Agreement are used herein with the same meaning.

                        ("Assignor") and                            ("Assignee")
agree as follows:

         1. Assignor  hereby sells and assigns to Assignee  without  recourse or
warranty,  and Assignee hereby purchases and assumes from Assignor, a          %
interest in and to all of Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), with respect to such percentage interest in Assignor's portion of the Commitment as in effect on the Effective Date, the principal amount of Loans owing to Assignor on the Effective Date, and the Notes held by Assignor, subject to the terms and conditions of this Assignment and Acceptance.

         2. Assignor (a) represents and warrants that (i) as of the date hereof the aggregate amount of its portion of the Commitment (without giving effect to
assignments  thereof which have not yet become effective) is $        and, as of
the date hereof, the outstanding principal amount of the Loans owing to it (without giving effect to assignments thereof which have not yet become
effective) is $        ,  and (ii) it is the legal and  beneficial  owner of the
interest being assigned by it hereunder; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties, or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement, the Loan Papers, or any other instrument or document  furnished  pursuant  thereto or (ii) the  financial  condition  of the
Company or the performance or observance by the Company of any of its obligations under the Credit Agreement, the Loan Papers, or any other instrument or document furnished pursuant thereto; and (c) attaches the Note referred to in
Paragraph 1 above to exchange such Notes for new Note as follows:              .

         3. Assignee (a) confirms that it has received a copy of the Credit Agreement and the other Loan Papers, together with copies of


                                          General Communication, Inc. - Form 8-K
the financial statements referred to in Section 6.05 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(b) agrees that it will, independently and without reliance upon the Administrative Lender, Assignor, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Papers; (c) appoints and authorizes the Administrative Lender to take such action as agent on its behalf and to exercise such powers under the Credit Agreement, the other Loan Papers, and this Assignment and Acceptance as are delegated to the Administrative Lender by the terms thereof and hereof, together with such powers as are reasonably incidental thereto and hereto; (d) agrees that it will perform in accordance with its terms all of the obligations which by the terms of the Credit Agreement, the other Loan Papers, and this Assignment and Acceptance are required to be performed by it as a Lender; (e) specifies the addresses set forth in Schedule I attached hereto as its address for the receipt of notices; and (f) if it is not a United States Person, attaches the forms prescribed by the Internal Revenue Service certifying as to Assignee's status for purposes of determining exception from United States withholding taxes with respect to all payments to be made to Assignee under the Credit Agreement, the other Loan Papers, and this Assignment and Acceptance or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty.

         4. The effective date for this Assignment and Acceptance  shall be
                    (the "Effective Date").

         5. Upon remittance of the $3,500 processing fee to the Administrative Lender on behalf of the Administrative Lender and the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (b) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America. Without excluding any other jurisdiction, Assignee agrees that the courts of Texas will have jurisdiction over proceedings in connection herewith.

         7. Assignee's Specified Percentage ("Specified Percentage") shall be
          %.

         8. This Assignment and Acceptance may be executed in any number of counterparts, each of which shall be deemed to be an


                                          General Communication, Inc. - Form 8-K
original, but all such separate counterparts shall together constitute but one and the same instrument.

                                           [ASSIGNOR]


                                           By:



                                           [ASSIGNEE]


                                           By:
                                           Its:






Accepted this      day of

NATIONSBANK OF TEXAS, N.A.,
as Administrative Lender


By:
Its:





                                          General Communication, Inc. - Form 8-K

                                   Schedule I

                               ASSIGNEE'S ADDRESS



1.       Address for the Loans and Receipt of Notices








2.       Initial Eurodollar Lending Office







                                          General Communication, Inc. - Form 8-K

                                    EXHIBIT C

                          PLEDGE AND SECURITY AGREEMENT

         This Pledge and Security Agreement (as amended, restated, or otherwise modified from time to time, this "Security Agreement") is executed as of April 26, 1996 by and between the undersigned Company ("Company") and NationsBank of Texas, N.A., as Administrative Lender ("Administrative Lender") for the banks referred to below.

                                   BACKGROUND

         GCI Communication Corp. ("Borrower") has entered into a Second Amended and Restated Credit Agreement dated as of April 26, 1996 (as the same may be amended or modified and in effect from time to time, the "Credit Agreement"), which Credit Agreement is a restatement of that certain Credit Agreement dated May 14, 1993 between The First National Bank of Chicago and Borrower, with the banks named therein (together with their respective successors and assigns, collectively called "Lenders") and NationsBank of Texas, N.A., as Administrative Lender, which Credit Agreement is an amendment and restatement of that certain Credit Agreement dated as of November 30, 1990 between The First National Bank of Chicago as Agent and Borrower. The Credit Agreement requires that the Obligations (as defined in the Credit Agreement) be secured by the Collateral (as hereinafter defined) and Company desires to enter into this Security Agreement to satisfy such terms. The board of directors of the Company has determined that the Company will benefit, directly or indirectly, from the Advances made under the Credit Agreement.

                                    AGREEMENT

         The parties hereto agree as follows:

1.       DEFINITIONS.

         As used in this Security Agreement:

         "Accounts" means rights to payment for goods sold or leased or for services rendered, whether or not earned by performance, together with all security interests securing such rights to payment.

         "Collateral" means all of the following property, wherever located, in which Company now has or hereafter acquires any right or interest, and any and all proceeds, insurance proceeds and products thereof, together with all cash, bank accounts, special collateral accounts, books, records, customer lists, credit files, computer files, programs, printouts and other computer records related thereto:



                                          General Communication, Inc. - Form 8-K

         (a)      Accounts                  (e) Pledged Stock
         (b)      Equipment                 (f) Stock Rights
         (c)      Fixtures                  (g) Inventory
         (d)      General Intangibles

         "Default" means an event described in Section 5 whether or not any requirement in connection with such event for the giving of notice, lapse of time, or happening of any further condition has been satisfied.

         "Event of Default" means an event described in Section 5.

         "Equipment" means all equipment, machinery, furniture and goods used or usable by Company in its business and all other tangible personal property (other than Inventory and motor vehicles), and all accessions and additions thereto, including, without limitation, the Fixtures.

         "FCC"  means  the  Federal  Communications   Commission  or  any  other
regulatory body which succeeds to the functions of the Federal Communications Commission.

         "FCC License" means any community antenna relay service, broadcast auxiliary license, earth station, business radio, microwave or special safety radio service license issued by the FCC pursuant to the Communications Act of 1934, as amended.

         "Fixtures" means all goods of Company, which have been attached to real property in such a manner that their removal would cause damage to the realty and which have therefore taken on the character of real property, including, without limitation, all trade fixtures.

         "General Intangibles" means all intangible personal property including, without limitation, all contract rights, rights to receive payments of money, chooses in action, judgments, tax refunds and tax refund claims, patents, trademarks, trade names, copyrights, licenses (including, without limitation, all FCC Licenses except to the extent that it is unlawful to grant a security interest therein and that the grant of any such security interest therein would result in a default thereunder or forfeiture thereof), franchises, partnership interests, joint venture interests, leasehold interests in real or personal property, rights to receive rentals of real or personal property and guarantee claims.

         "Government Claim" means any Receivable which constitutes a claim against the federal government, any state government or any instrumentality or agency of any of the foregoing.

         "Inventory" means all inventory, raw materials, work in process, finished goods, returned or repossessed goods, goods held


                                          General Communication, Inc. - Form 8-K
for sale or lease, goods furnished or to be furnished under contracts of service.

         "Lien" means any security interest, mortgage, pledge, hypothecation, lien, claim, charge, encumbrance, title retention agreement or lessor's interest in, of or on the Collateral or any portion thereof.

         "Person" means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

         "Pledged Stock" means all of the outstanding shares of capital stock of each Person currently or hereafter owned by Company.

         "Receivables" means the Accounts and General Intangibles.

         "Section" means a numbered section of this Security Agreement, unless another document is specifically referenced.

         "Security Agreement" means this Pledge and Security Agreement, as it may be amended or modified and in effect from time to time.

         "Stock Rights" means any securities, dividends or other distributions and any other right or property which Company shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any or all of the Pledged Stock and any other property substituted or exchanged therefor and any stock, any right to receive stock and any right to receive earnings, in which Company now has or hereafter acquires any right, issued by an issuer of the Pledged Stock.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

2.       GRANT OF SECURITY INTEREST.

         Company hereby pledges, assigns and grants to Administrative Lender for the benefit of the Lenders, equally and ratably in proportion to the total Obligations owing at any time to the Lenders, a continuing Lien and security interest in and right of setoff against the Collateral to secure the full and complete payment and performance of the Obligations.

3.       REPRESENTATIONS AND WARRANTIES.

         Company represents and warrants to Administrative Lender that:



                                          General Communication, Inc. - Form 8-K

         3.1. Existence and Standing. Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         3.2. Authorization, Validity and Enforceability. The execution and delivery by Company of this Security Agreement has been duly authorized by proper corporate proceedings and this Security Agreement constitutes a legal, valid and binding obligation of Company and creates a security interest which is enforceable against Company in all now owned and hereafter acquired Collateral, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         3.3. Conflicting Laws and Contracts. Neither the execution and delivery by Company of this Security Agreement, nor the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Company or Company's articles or certificate of incorporation or by-laws, the provisions of any indenture, instrument or agreement to which Company is a party or is subject, or by which it or its property is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, which has not heretofore been obtained or made, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of this Security Agreement other than the filing, within the period established by applicable law, of this Security Agreement with the FCC.

         3.4.  Principal   Location.   Company's  mailing  address  for  notices
hereunder, the location of its chief executive office and principal place of business and of its books and records relating to the Receivables are all disclosed in Exhibit A. Company has no other places of business except those set forth in Exhibits A and B.

         3.5. Property Locations. The Equipment and Fixtures are located solely at the locations described in Exhibit B. All of said locations are owned by Company except those listed in Part B of Exhibit B.

         3.6. No Other Names. Company has not conducted business under any name except the name in which it has executed this Security Agreement and the trade names listed in Exhibit A.



                                          General Communication, Inc. - Form 8-K

         3.7.     No Default.  No Default or Event of Default exists.

         3.8. Receivables. The names of the obligors, amounts owing, due dates and other information with respect to the Receivables are correctly stated in all material respects in all records of Company relating thereto and in all invoices and reports with respect thereto furnished to Administrative Lender by Company from time to time.

         3.9. Filing Requirements. None of the Collateral is of a type where security interests or liens may be filed under any federal statute, except for patents and copyrights held by Company described in Exhibit C. The legal description and street address of the property on which any Fixtures are located is set forth in Exhibit B, together with the names and addresses of the record owner of each such property.

         3.10. No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming Company as debtor has been filed in any jurisdiction except (a) financing statements naming Administrative Lender as secured party and (b) financing statements described in Exhibit D.

         3.11. Ownership of Pledged Stock. Company is the holder of record and the sole beneficial owner of each share of the Pledged Stock and the Pledged Stock constitutes 100% of the issued and outstanding stock of each Subsidiary. Exhibit E sets forth a complete and accurate list of the Pledged Stock and Stock Rights. No Person other than Company is the holder of record or the beneficial owner of any Stock Rights. All of the shares of Pledged Stock have been duly and validly issued, are fully paid and non-assessable and are owned by Company free and clear of any Liens, except Permitted Liens, options, warrants, puts, calls or other rights of third persons, and restrictions, other than (a) the security interest granted to Administrative Lender hereunder and (b) restrictions on transferability imposed by applicable state and Federal Securities laws or which may arise as a result of Company being subject to the Communications Act of 1934, as amended, and the rules and regulations of the FCC thereunder. Company agrees to warrant and defend title to and ownership of the Pledged Stock and Stock Rights and the lien created by this Security Agreement against the claims of all Persons and maintain and preserve such lien at all times during the term of this Security Agreement.

4.       COVENANTS.

         From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:



                                          General Communication, Inc. - Form 8-K

         4.1.     General.
                  (a) Applications, Approvals and Consents. Company will, at its expense, promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Lender may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, or authorization of the FCC or of any other Person necessary or appropriate for the effective exercise of any rights under this Security Agreement. Without limiting the generality of the foregoing, Company agrees that in the event Administrative Lender shall exercise its right to sell, transfer, or otherwise dispose of or take any other action in connection with any of the Pledged Stock or other Collateral pursuant to this Security Agreement, Company shall execute and deliver all applications, certificates, and other documents Administrative Lender may reasonably request and shall otherwise promptly, fully, and diligently cooperate with Administrative Lender, the Lenders and any other necessary Persons, in making any application for the prior consent or approval of the FCC or any other Person to the exercise by Administrative Lender or the Lenders of any of such rights relating to all or any part of the Pledged Stock or other Collateral. Furthermore, because Company agrees that Administrative Lender's and the Lenders' remedy at law for failure of Company to comply with the provisions of this Section 4.1(a) would be inadequate and that such failure would not be adequately compensable in damages, Company agrees that the covenants of this Section 4.1(a) may be specifically enforced.

                  (b) Inspection. Company will permit Administrative Lender, by its representatives and agents, to inspect the Collateral, to examine and make copies of the records of Company relating thereto, and to discuss the Collateral, and the records of Company with respect thereto with, and to be advised as to the same by, Company's officers and employees and, in the case of any Receivable, with any Person which is or may be obligated thereon, all at such reasonable times and intervals as Administrative Lender may determine, all at Company's expense.

                  (c) Taxes. Company will pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings.

                  (d) Records and Reports. Company will maintain complete and accurate books and records with respect to the Collateral, and furnish to Administrative Lender such reports relating to the Collateral as Administrative Lender may from time to time request.



                                          General Communication, Inc. - Form 8-K

                  (e) Notice of Default. Company will give prompt notice in writing to Administrative Lender of the occurrence of any Default or Event of Default and of any other development, financial or otherwise, which might materially adversely affect the Collateral or the ability of Company to pay the Obligations.

                  (f) Financing Statements and Other Actions. Company will execute and deliver to Administrative Lender all financing statements and other documents from time to time requested by Administrative Lender in order to maintain a first perfected security interest in the Collateral.

                  (g) Further Assurances.  Company,  at its expense,  shall from time to time execute and deliver to Administrative Lender all such other assignments, certificates, supplemental documents, and financing statements, and shall do all other acts or things as Administrative Lender may reasonably request in order to more fully create, evidence, perfect, continue, and preserve the priority of the lien herein created. Without limiting the generality of the foregoing, (i) Company shall, upon the request of Administrative Lender or Majority Lenders at such time as (A) a Default or Event of Default shall have occurred and be continuing or (B) the total aggregate amount of all Government Claims shall exceed 7% of all Receivables owing to Company, execute and deliver to Administrative Lender, at Company's expense, such assignments of claims or similar documents as shall be necessary or appropriate to continue or perfect the priority of the lien herein created in such Government Claims.

                  (h) Disposition of Collateral. Company will not lease, sell or otherwise dispose of the Collateral except as permitted by the terms of
         Section 7.05 of the Credit Agreement.

                  (i) Liens. Company will not create, incur, or suffer to exist any Lien except (i) the Lien created by this Security Agreement and
         (ii) those Liens permitted by the terms of Section 7.04 of the Credit Agreement.

                  (j) Change in Location or Name. Without giving Administrative Lender at least 30 days' prior written notice, Company will not (i) have any Equipment or Fixtures or proceeds or products thereof (other than Equipment, Fixtures or proceeds thereof disposed of as permitted by Section 4.1(h)) at a location other than a location specified in Exhibit B, (ii) maintain records relating to the Receivables at a location other than at the location specified on Exhibit A, (iii) maintain a place of business at a location other than a location specified on Exhibits A and B, or (iv) change its name or its mailing address or adopt a trade or assumed name.



                                          General Communication, Inc. - Form 8-K

                  (k) Other Financing Statements. Company will not sign or authorize the signing on its behalf of any financing statement naming it as debtor covering all or any portion of the Collateral, except financing statements in respect of the Liens permitted by Section 4.1(i).

         4.2.     Receivables.

                  (a) Certain Agreements on Receivables. Company will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, Company may reduce the amount of Accounts in accordance with its present policies and in the ordinary course of business.

                  (b) Collection of Receivables. Subject to the rights of Administrative Lender under this Security Agreement and as a secured party under applicable law, Company will collect and enforce, at Company's sole expense, all amounts due or hereafter due to Company under the Receivables.

                  (c) Delivery of Invoices. Upon the request of Administrative Lender after the occurrence and during the continuance of an Event of Default, Company will deliver to Administrative Lender duplicate invoices with respect to each Account bearing such language of assignment as Administrative Lender shall specify.

                  (d) Disclosure of Counterclaims on Receivables. If any discount, credit, agreement to make a rebate or to otherwise reduce (collectively, a "Reduction") the amount owing on a Receivable exists or if, to the knowledge of Company, any dispute, setoff, claim, counterclaim or defense (collectively, a "Claim") exists or has been asserted or threatened with respect to a Receivable, which Reduction or Claim may, singly or in the aggregate, materially adversely affect the value of the Collateral or the ability of Company to fulfill its obligations under the Loan Papers, Company will disclose such fact to Administrative Lender in writing in connection with the inspection by Administrative Lender of any record of Company relating to such Receivable and in connection with any invoice or report furnished by Company to Administrative Lender relating to such Receivable.

         4.3.     Equipment and Fixtures.

                  (a) Maintenance of Goods. Company will do all things necessary to maintain, preserve, protect and keep the Equipment and Fixtures in good repair and working condition.



                                          General Communication, Inc. - Form 8-K

                  (b) Insurance. Company will (i) maintain fire and extended coverage insurance on the Equipment and Fixtures containing a lender's loss payable and breach of warranty clause in favor of Administrative Lender and providing that said insurance will not be terminated except after at least 30 days' written notice from the insurance company to Administrative Lender, (ii) maintain such other insurance on the Equipment and Fixtures for the benefit of Administrative Lender as Administrative Lender shall from time to time reasonably request, and
         (iii) furnish to Administrative Lender upon the request of Administrative Lender from time to time the originals of all policies of insurance on the Equipment and Fixtures and certificates with respect to such insurance.

         4.4.     Pledged Stock.

                  (a) Delivery of Pledged Stock. Company will deliver to Administrative Lender concurrently with the execution of this Security Agreement the certificates representing the Pledged Stock, endorsed in blank or accompanied by appropriate instruments of transfer or assignments executed in blank. If Company shall at any time acquire any additional shares of the capital stock of any class of the Pledged Stock or any instrument evidencing Stock Rights, whether such acquisition shall be by purchase, exchange, reclassification, dividend, or otherwise, Company shall forthwith (and without the necessity for any request or demand by Administrative Lender or any Lender) deliver the certificates representing such shares and such instrument or writing to Administrative Lender, in the same manner as described in the immediately preceding sentence.

                  (b) Changes in Capital Structure of Issuers. Company will not permit or suffer the issuer of any of the Pledged Stock or Stock Rights to dissolve, liquidate, retire any of its capital stock, authorize or issue any stock or rights to acquire stock not outstanding in the name of Company on the date hereof, reduce its capital or merge or consolidate with any other Person other than Company or another Wholly-Owned Subsidiary, and Company will not in any event vote any of the Pledged Stock or any Stock Rights in favor of any of the foregoing.

                  (c) Stock Rights. Company will deliver to Administrative Lender, promptly upon receipt, all Stock Rights (other than, unless and until a Default shall have occurred and be continuing, ordinary cash dividends received with respect to the Pledged Stock) and agrees that such Stock Rights shall be held in trust by Company for Administrative Lender until delivery thereof to Administrative Lender.

         4.5. Government Claims. Company will, promptly upon a request therefor, notify Administrative Lender of any Government Claim.



                                          General Communication, Inc. - Form 8-K

5.       DEFAULT.

         5.1. The occurrence of any one or more of the following events shall constitute an Event of Default:

                  (a) Any material representation or warranty made by or on behalf of Company to Administrative Lender or any Lender under or in connection with this Security Agreement shall be materially false on the date as of which made.

                  (b) The breach by Company of any of the terms or provisions of Sections 4.1(a), (e), (f), (g), (h), (j) and (k), 4.4 or 7; or the
         breach by Company of any of the terms or provisions of Sections 4.1(b) and (i) of this Security Agreement which is not remedied within 10 days after the giving of written notice by Administrative Lender.

                  (c) The breach by Company (other than a breach which constitutes a Default under Section 5.1(a) or (b)) of any of the terms or provisions of this Security Agreement which is not remedied within 30 days after the giving of written notice by Administrative Lender.

                  (d) Any material portion of the Collateral shall be transferred or otherwise disposed of in any manner not permitted by
         Section 4.1(h) or shall be lost, damaged or destroyed and not covered by insurance naming Administrative Lender as loss payee (subject to reasonable deductibles).

                  (e) The occurrence of any "Event of Default" under, and as defined in, the Credit Agreement.

         5.2. Acceleration and Remedies. If any Event of Default occurs, then upon the election of Majority Lenders (or, automatically in the case of the occurrence of a Default under Section 8.01(g) of the Credit Agreement) the Obligations shall automatically become immediately due and payable without notice or demand of any kind. If any other Event of Default occurs, then, upon the election of Majority Lenders, the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and Administrative Lender may exercise any or all of the rights and remedies provided (i) in this Security Agreement, including, without limitation, Sections 5.2(a) and 5.2(b), (ii) to secured parties under the Uniform Commercial Code as enacted in the State of Texas or other applicable jurisdiction, as amended and (iii) any other rights afforded at law in equity or otherwise.

                  (a) Exercise of Rights in Pledged Stock and Stock Rights. Upon the occurrence and continuation of an Event of Default, subject to compliance with applicable law, Administrative Lender, on behalf of Lenders, shall have, subject to Section 8, the right (i) to consent in advance to


                                          General Communication, Inc. - Form 8-K
         any vote proposed to be cast by Company with respect to any merger, consolidation, liquidation or reorganization of any Subsidiary and, in connection therewith, to join in and become a party to any plan of recapitalization, reorganization, or readjustment (whether voluntary or involuntary) as shall seem desirable to Administrative Lender, on behalf of Lenders, to protect or further their interests in respect of the Pledged Stock and Stock Rights, (ii) to deposit the Pledged Stock and Stock Rights under any such plan, and (iii) to make any exchange, substitution, cancellation, or surrender of the Pledged Stock and Stock Rights required by any such plan and to take such action with respect to the Pledged Stock and Stock Rights as may be required by any such plan or for the accomplishment thereof and no such disposition, exchange, substitution, cancellation, or surrender shall be deemed to constitute a release of the Pledged Stock and Stock Rights from the lien pursuant to this Security Agreement.

                  (b) Right of Sale of Pledged Stock and Stock Rights after Default. Upon the occurrence and during the continuance of an Event of Default, subject to compliance with applicable law, Administrative Lender, on behalf of Lenders, may, subject to Section 8, sell, without recourse to judicial proceedings, with the right to bid for and buy the Pledged Stock and Stock Rights or any part thereof, upon ten days' notice (which notice is agreed to be reasonable notice for the purposes hereof) to Company of the time and place of sale, for cash, upon credit or for future delivery, at Administrative Lender's option and in Administrative Lender's complete discretion:

                           (i) At public sale,  including a sale at any broker's
                  board or exchange;

                           (ii) At private sale in any  commercially  reasonable
                  manner which will not require the Pledged Stock and Stock Rights, or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any other law or regulation. Administrative Lender and Lenders are also hereby authorized, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as they may deem required or appropriate in the event of sale or disposition of any of the Pledged Stock and Stock Rights. Company understands that Administrative Lender, on behalf of Lenders, may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Stock and Stock Rights, or any portion thereof, than would otherwise be obtainable if the same were registered and sold in the open market. Company agrees that in the event Administrative Lender shall so sell the Pledged Stock and Stock Rights, or any portion thereof, at such


                                          General Communication, Inc. - Form 8-K
                  private sale or sales, Administrative Lender and Lenders shall have the right to rely upon the advice and opinion of any Person who regularly deals in or evaluates stock of the type constituting the Pledged Stock and Stock Rights as to the price obtainable in a commercially reasonable manner upon such a private sale thereof.

         In the case of any sale by Administrative Lender on behalf of Lenders of the Pledged Stock and Stock Rights on credit or for future delivery, the Pledged Stock and Stock Rights sold may be retained by Administrative Lender until the selling price is paid by the purchaser, but neither Administrative Lender nor any Lender shall incur liability in case of failure of the purchaser to take up and pay for the Pledged Stock and Stock Rights so sold.

         In connection with the sale of any of the Pledged Stock and Stock Rights, Administrative Lender and Lenders are authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by Administrative Lender and Lenders to render such sale exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws. In the event that, in the opinion of Administrative Lender and Lenders, it is necessary or advisable to have such securities registered under the provisions of such Act, or any similar law relating to the registration of securities, Company agrees, at its own expense, to (i) execute and deliver all such instruments and documents, and to do or cause to be done such other acts and things, as may be necessary or, in the opinion of Administrative Lender, advisable to register such securities under the provisions of such Act or any applicable similar law relating to the registration of securities, and Company will use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as Administrative Lender shall reasonably request, and to make all amendments thereof and/or to the related prospectus which, in the opinion of Administrative Lender, are necessary or desirable, all in conformity with the requirements of such Act and the rules and regulations of the Securities and Exchange Commission applicable thereto; (ii) use its best efforts to qualify such securities under state "blue sky" or securities laws, all as reasonably requested by Administrative Lender; and (iii) at the request of Administrative Lender, indemnify and hold harmless Lenders, Administrative Lender, any underwriters and accountants (and their respective employees, officers, agents, attorneys) (collectively, the "Indemnified Parties") from and against any loss, liability, claim, damage, and expense (including, without limitation, reasonable fees of counsel incurred in connection therewith) under such Act or otherwise, insofar as such loss, liability, claim, damage, or expense arises out of or is based upon any untrue statement or alleged untrue statement of any material fact furnished by Company contained in any registration statement under which such securities were registered under such Act or other securities laws, any preliminary prospectus or final prospectus contained therein, or arise out of


                                          General Communication, Inc. - Form 8-K
or are based upon any omission or alleged omission by Company to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of any Indemnified Party; provided, however, that Company shall not be liable in any case to the extent that any such loss, liability, claim, damage, or expense arises out of or is based upon an untrue statement or an omission made in reliance upon and in conformity with written information furnished to Company by an Indemnified Party specifically for use in such registration statement or preliminary or final prospectus and the providing of such untrue statement or such omission resulted from the gross negligence or willful misconduct of an Indemnified Party.

         5.3.   Company's   Obligations  Upon  Default.   Upon  the  request  of
Administrative Lender after the occurrence of an Event of Default and during the continuance thereof, Company will:

                  (a) Assembly of Collateral. Assemble and make available to Administrative Lender the Collateral and all records relating thereto at any place or places specified by Administrative Lender.

                  (b) Administrative Lender Access. Permit Administrative Lender, by Administrative Lender's representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

         5.4. Governance. All rights and remedies available to Lenders with respect to the grant, foreclosure and enforcement of the security interest and lien granted hereby and with respect to any action permitted hereunder may be exercised solely by Administrative Lender acting with the concurrence of the Majority Lenders provided, however, that no release of all or any portion of the Collateral from the lien created hereby shall be effective without the consent of all Lenders.

6.       WAIVERS, AMENDMENTS AND REMEDIES.

         No delay or omission of Administrative Lender to exercise any right or remedy granted under this Security Agreement or under applicable law shall impair such right or remedy or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude other or further exercise thereof or the exercise of any other right or remedy, and no waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by Administrative Lender, and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be



                                          General Communication, Inc. - Form 8-K
cumulative and all shall be available to Administrative Lender until the Obligations have been finally paid in full.

7.       PROCEEDS; COLLECTION OF RECEIVABLES.

         7.1. Collection of Receivables. Administrative Lender may at any time after the occurrence and during the continuance of an Event of Default, by giving Company written notice, elect to require that the Receivables be paid directly to Administrative Lender. In such event Company shall, and shall permit Administrative Lender to, promptly notify the account debtors or obligors under the Receivables of Administrative Lender's interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to Administrative Lender. Upon receipt of any such notice from Administrative Lender, Company shall thereafter hold in trust for Administrative Lender all amounts and proceeds received by it with respect to the Receivables and other Collateral and immediately and at all times thereafter deliver to Administrative Lender all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. Administrative Lender shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4.

         7.2. Lockboxes. Upon request of Administrative Lender at any time after the occurrence and during the continuance of an Event of Default, Company shall execute and deliver to Administrative Lender Administrative Lender's standard form of irrevocable lockbox agreement and notify the obligors on the Receivables to make payments thereon to such lockbox.

         7.3. Special Collateral Account. At any time after the occurrence and during the continuance of an Event of Default, Administrative Lender may require all cash proceeds of the Collateral (whether collected through a lockbox pursuant to Section 7.2 or otherwise) to be deposited in a special non-interest bearing cash collateral account with Administrative Lender and held there as security for the Obligations. Company hereby authorizes Administrative Lender in Administrative Lender's sole discretion to establish such a cash collateral account and acknowledges that Company shall have no control whatsoever over said account. Administrative Lender may, at its option, and will (to the extent permitted by applicable law), at Company's written request, apply the collected balances in said cash collateral account to the payment of the Obligations whether or not the Obligations shall then be due, or hold the balances in said cash collateral account as Collateral hereunder.

         7.4. Application of Proceeds. Administrative Lender shall apply the proceeds of the Collateral, including the proceeds of any sales or other disposition of the Collateral, or any part thereof, under this Section 7 or
Section 5.2(b), in the following order unless a court of competent jurisdiction shall otherwise direct:




                                          General Communication, Inc. - Form 8-K

                  (a) First, to payment of all reasonable costs and expenses of Administrative Lender incurred in connection with the collection and enforcement of the Obligations or of the security interest granted to Administrative Lender for the benefit of Lenders pursuant to this Security Agreement;

                  (b)  Second,  to  payment of that  portion of the  Obligations constituting accrued and unpaid interest and fees, pro rata amongst Lenders in accordance with the proportion which the accrued interest and fees constituting Obligations owing to each such Lender bears to the aggregate amount of accrued interest and fees constituting Obligations owing to all of Lenders;

                  (c) Third, to payment of the principal of the Obligations and net termination amounts payable in respect of the Obligations under Interest Hedge Agreements owing to Lenders or any Lender, pro rata among Lenders in accordance with the proportion which the principal amount of Obligations and net termination amounts payable in respect of the Obligations under Interest Hedge Agreements owing to each such Lender bears to the aggregate principal amount of Obligations and net termination amounts payable in respect of Obligations under Interest Hedge Agreements owing to all of Lenders; and

                  (d) Fourth, the balance, if any, after all of the Obligations have been satisfied, shall be remitted to Company.

8.       CONTROL; LIMITATION OF RIGHTS.

         8.1. License. Notwithstanding anything herein to the contrary, this Security Agreement, the other Loan Papers and the transactions contemplated hereby and thereby (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of any Subsidiary by Administrative Lender or Lenders, or control, affirmative or negative, direct or indirect, by Administrative Lender or Lenders over the management or any other aspect of the operation of any Subsidiary, which ownership and control remain exclusively and at all times in such Subsidiary and Company, and (ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any license at any time issued by the FCC to any Subsidiary ("License"), or the transfer of control of any such Subsidiary within the meaning of Section 310(d) of the Communications Act of 1934, as amended.

         8.2. Communications Act. Notwithstanding any other provision of this Security Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to, any of the Collateral as provided herein or any other action taken or proposed to be taken by Administrative Lender and Lenders hereunder which would affect the operational,


                                          General Communication, Inc. - Form 8-K
voting, or other control of any Subsidiary, shall be pursuant to Section 310(d) of the Communications Act of 1934, as amended, to any applicable state laws and to the applicable rules and regulations thereunder and, if and to the extent required thereby, subject to the prior approval of the FCC.

         8.3. Assignment. Subject to Section 8.5, if an Event of Default shall have occurred and be continuing, Company shall take any action which Administrative Lender, on behalf of Lenders, may reasonably request in order to transfer and assign to Administrative Lender, or to such one or more third parties as Administrative Lender may designate, or to a combination of the foregoing, each License. To enforce the provisions of this Section 8, Administrative Lender is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the FCC an involuntary transfer of control of each such License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Company hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed and, if Company shall refuse to authorize the transfer, its approval may be required by the court.
Upon the occurrence and continuance of an Event of Default, Company shall further use its best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated by this Security Agreement including, without limitation, the preparation, execution and filing with the FCC of the assignor's or transferor's portion of any application or applications for consent to the assignment of any License or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Collateral, together with any License.

         8.4. Specific Enforcement. Company acknowledges that the assignment or transfer of each License is integral to Administrative Lender's and Lenders' realization of the value of the Collateral, that there is no adequate remedy at law for failure by Company to comply with the provisions of this Section 8 and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in this Section 8 may be specifically enforced.

         8.5. Prior Approval. Notwithstanding anything to the contrary contained in this Security Agreement or in any other Loan Paper, neither Administrative Lender nor any Lender shall, without first obtaining the approval of the FCC, take any action pursuant to this Security Agreement which would constitute or result in any assignment of a License or any change of control of any Subsidiary if such assignment or change in control would require, under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC.



                                          General Communication, Inc. - Form 8-K

9.       GENERAL PROVISIONS.

         9.1. Notice of Disposition of Collateral. Company hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to Company, addressed as set forth in Section 11, at least ten days prior to any such public sale or the time after which any such private sale or other disposition may be made.

         9.2. Compromises and Collection of Collateral. Company and Administrative Lender recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, Company agrees that Administrative Lender may at any time and from time to time, if an Event of
Default  has  occurred  and is  continuing,  compromise  with the obligor on any
Receivable, accept in full payment of any Receivable such amount as Administrative Lender in its sole discretion shall determine or abandon any Receivable, and any such action by Administrative Lender shall be commercially reasonable so long as Administrative Lender acts in good faith based on information known to it at the time it takes any such action.

         9.3. Administrative Lender Performance of Company Obligations. Without having any obligation to do so, Administrative Lender may perform or pay any obligation in this Security Agreement which Company has agreed to perform or pay but which it has failed to so perform or pay in a timely manner after a request therefor from Administrative Lender and Company shall reimburse Administrative Lender for any amounts paid by Administrative Lender pursuant to this Section
9.3. Company's obligation to reimburse Administrative Lender pursuant to the preceding sentence shall be part of the Obligation and is payable on demand.

         9.4. Authorization for Administrative Lender to Take Certain Action. Company irrevocably authorizes Administrative Lender at any time and from time to time in the sole discretion of Administrative Lender and appoints Administrative Lender as its attorney in fact to act on behalf of Company (a) to execute on behalf of Company as debtor and to file financing statements necessary or desirable in Administrative Lender's sole discretion to perfect and to maintain the perfection and priority of Administrative Lender's security interest in the Collateral, (b) in accordance with the terms of this Security Agreement, to indorse and collect any cash proceeds of the Collateral, (c) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral


                                          General Communication, Inc. - Form 8-K
as a financing statement in such offices as Administrative Lender in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of Administrative Lender's security interest in the Collateral, (d) after the occurrence of an Event of Default and during the continuance thereof, to enforce payment of the Receivables in the name of Administrative Lender or Company, and (e) to apply the proceeds of any Collateral received by Administrative Lender to the Obligations as provided in
Section 7. The power of attorney provided in this Section 9.4, and each other appointment by Company of Administrative Lender or any Lender as Company's attorney-in-fact, is coupled with an interest and is irrevocable prior to final payment in full of the Obligation.

         9.5. Specific Performance of Certain Covenants. Company acknowledges and agrees that a breach of any of the covenants contained herein will cause irreparable injury to Administrative Lender, that Administrative Lender has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Administrative Lender to seek and obtain specific performance of other obligations of Company contained in this Security Agreement, that the covenants of Company contained in the Sections referred to in this Section 9.5 shall be specifically enforceable against Company.

         9.6. Use and Possession of Certain Premises. Upon the occurrence of an Event of Default and during the continuance thereof, Administrative Lender shall be entitled to occupy and use any premises owned or leased by Company where any of the Collateral or any records relating to the Collateral are located until the Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay Company for such use and occupancy.

         9.7. Dispositions Not Authorized. Company is not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(h) and notwithstanding any course of dealing between Company and Administrative Lender or other conduct of Administrative Lender, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(h)) shall be binding upon Administrative Lender unless such authorization is in writing signed by Administrative Lender.

         9.8. Care of Collateral. Administrative Lender shall not have any duty to assure that all certificates representing the Pledged Stock have been delivered to it or any obligation whatsoever with respect to the care, custody or protection of any certificates which may be delivered to it except only to exercise the same care in physically safekeeping such certificates as it would exercise in the ordinary course of its own business. Neither Administrative Lender nor any Lender shall be obligated to preserve or protect any rights with respect to the Pledged Stock or to receive or give any


                                          General Communication, Inc. - Form 8-K
notice with respect thereto whether or not Administrative Lender or any Lender is deemed to have knowledge of such matters.

         9.9. Definition of Certain Terms. Terms defined in the Article 9 of Texas Business and Commerce Code which are not otherwise defined in this Security Agreement are used in this Security Agreement as defined in the Article 9 of Texas Business and Commerce Code as in effect on the date hereof.

         9.10. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of Company, Administrative Lender and Lenders and their respective successors and assigns, except that Company shall not have the right to assign its rights or obligations under this Security Agreement or any interest herein, without the prior written consent of Administrative Lender.

         9.11. Survival of Representations. All representations and warranties of Company contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

         9.12. Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by federal or state authority in respect of this Security Agreement shall be paid by Company, together with interest and penalties, if any. Company shall reimburse Administrative Lender for any and all out-of-pocket expenses and internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of Administrative Lender) paid or incurred by Administrative Lender in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). The obligations of Company under this
Section 9.12 shall survive termination of this Security Agreement.

         9.13. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

         9.14. Term. This Security Agreement and the Lien arising hereunder (a) shall become effective as of the date hereof upon the execution hereof, and (b) shall continue in force (and shall be reinstated if at any time all or any portion of any amounts in respect of Obligations received by Administrative Lender or any Lender are required to be returned or paid over to any Person) for so long as any Obligations, or commitment to extend any Obligations, remain outstanding.



                                          General Communication, Inc. - Form 8-K

         9.15. PRIOR AGREEMENTS. THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         9.16. CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT APPLYING THE LAW OF CONFLICTS OF TEXAS OR ANY OTHER JURISDICTION. COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN DALLAS COUNTY, TEXAS AND WAIVES ANY OBJECTION WHICH COMPANY MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND CONSENTS THAT ALL SERVICE OF PROCESS MAY BE MADE BY MAIL OR MESSENGER DIRECTED TO IT AT THE ADDRESS SET FORTH IN EXHIBIT A. AT THE OPTION OF ADMINISTRATIVE LENDER, COMPANY WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY, AND WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ADMINISTRATIVE LENDER. NOTHING CONTAINED IN THIS SECTION 9.16 SHALL AFFECT THE RIGHT OF ADMINISTRATIVE LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ADMINISTRATIVE LENDER OR LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         9.17. Distribution of Reports. Company authorizes Administrative Lender, as Administrative Lender may elect in its sole discretion, to discuss with and furnish to any other Person or entity having an interest in the Obligations (whether as a guarantor, pledgor of collateral, participant, purchaser or otherwise) all financial statements, audit reports and other information pertaining to Company and the Subsidiaries if any, whether such information was provided by Company or prepared or obtained by Administrative Lender.

         9.18. Indemnity. Company hereby agrees to assume liability for, and does hereby agree to indemnify and keep harmless Administrative Lender and each Lender, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature, imposed on, incurred by or asserted against Administrative Lender and each Lender, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by Administrative Lender, any Lender or Company, and any claim for


                                          General Communication, Inc. - Form 8-K
patent, trademark or copyright infringement and any acts or omissions which result from such Person's negligence).

         9.19. Releases. Any cash dividends received by Company in accordance with the terms of Section 4.4(c) shall be deemed released from the lien of this Security Agreement and shall be held by Company (or any transferee of Company) free and clear of the lien created by this Security Agreement. Upon the sale, lease or other disposition of assets permitted by the terms of Section 4.1(h), Administrative Lender and Lenders shall, at Company's request and expense execute such partial releases as Company may reasonably request, in form and upon terms acceptable to Administrative Lender and Lenders in all respects. Upon termination of this Security Agreement in accordance with the provisions of
Section 9.14, Administrative Lender and Lenders shall, at Company's request and expense and subject to the foregoing sentence, execute such releases as Company may reasonably request, in form and upon terms acceptable to Administrative Lender and Lenders in all respects, and shall deliver all certificates representing the Pledged Stock and other property held in respect thereof hereunder which is in Administrative Lender's possession, together with all stock powers or other instruments of transfer reasonably required to effect delivery to Company.

         9.20. Waivers. Except to the extent expressly otherwise provided herein or in any Loan Paper, Company waives, to the extent permitted by applicable law,
(a) any right to require either Administrative Lender or any Lender to proceed against any other Person, to exhaust their rights in any other collateral, or to pursue any other right which either Administrative Lender or any Lender may have, (b) with respect to the Obligations, presentment and demand for payment, protest, notice of protest and non-payment, and notice of the intention to accelerate, and (c) all rights of marshalling in respect of any and all of the Collateral.

         9.21. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. This Security Agreement shall be effective when it has been executed by Company and Administrative Lender.

10.      Administrative Lender.

         NationsBank of Texas, N.A. has been appointed Administrative Lender of Lenders hereunder pursuant to Article IX of the Credit Agreement, and Administrative Lender has agreed to act (and any successor Administrative Lender shall act) as such hereunder only on the express conditions contained in such
Article IX. Any successor Administrative Lender appointed pursuant to Article IX of the Credit Agreement shall be entitled to all the rights, interests and benefits of Administrative Lender hereunder.



                                          General Communication, Inc. - Form 8-K

11.      NOTICES.

         11.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement may be, and shall be deemed, given and sent as provided in the Credit Agreement.

         11.2. Change in Address for Notices. Each of Company and Administrative Lender or any Lender may change the address for service of notice upon it by a notice in writing to the other.

12.      SETOFF.

         In addition to, and without limitation of, any rights of Administrative Lender and Lenders under applicable law, if Company becomes insolvent, however evidenced, or any Event of Default occurs and is continuing, any indebtedness from Administrative Lender or Lenders to Company (including, without limitation, funds of Company on deposit with Administrative Lender or Lenders which have not yet been collected or which are not yet available in accordance with Administrative Lender's or Lenders' availability schedules from time to time in effect) may be offset and applied toward the payment of the Obligations, for the ratable benefit of Lenders whether or not the Obligations, or any part hereof, shall then be due.



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                                          General Communication, Inc. - Form 8-K

         IN WITNESS WHEREOF, the undersigned have executed this Security Agreement as of the date first above written.




                                            By:
                                            Its:

                                                 2550 Denali Street, Suite 1000
                                                 Anchorage, Alaska 99503-2781




                                          General Communication, Inc. - Form 8-K

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

To:      The Banks parties to the
         Credit Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain Second Amended and Restated Credit Agreement (as amended, restated, or otherwise modified from time to time, the "Agreement") dated as of April 26, 1996 among GCI Communication Corp. (the "Company"), the banks party thereto and NationsBank of Texas, N.A. as Administrative Agent for the Banks. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected                        of the Company;

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Parent, the Company and the Subsidiaries during the accounting period covered by the attached financial statements, dated as of ;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

         4.  Schedule  I  attached   hereto  sets  forth   financial   data  and
computations evidencing the Company's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         Listed below are the exceptions, if any, to paragraph 3 describing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of , 19 .

                                                     GCI COMMUNICATION CORP.


                                                     By:
                                                     Its:



                                          General Communication, Inc. - Form 8-K

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                   Schedule of Compliance as of           with
                          Provisions of Section 7.01 of
                                  the Agreement


1.       Section 7.01(a) - Leverage Ratio
         A.       Total Debt (for the fiscal quarter ended
         , 19    )
                  (i)      Debt for Borrowed Money           $

                  (ii)     Debt having a final maturity
                           of more than one year             $

                  (iii)    Capitalized Lease Obligations     $

                  (iv)     reimbursement obligations         $
                           relating to Letters of Credit

                  (v)      Contingent Liablities             $

                  (vi)     Withdrawal Liabilities            $


                  (vii)    Debt, if any, associated with     $
                           Interest Hedge Agreements

                  (viii)   payments due under Non-compete    $
                           Agreements

                  (ix)     payments due for the deferred     $
                           purchase price of property and
                           services that are less than
                           90 days old

                        (i) plus (ii) plus (iii) plus        $
                        (iv) plus (v) plus (vi) plus
                        (vii) plus (viii) plus (ix)



                                          General Communication, Inc. - Form 8-K

         B.       Annualized Operating Cash Flow (for the
                  two fiscal quarters ended             ,
                  19    )

                  (i)      consolidated operating revenues   $

                  (ii)     costs of sales                    $

                  (iii)    operating expenses (excluding     $
                           depreciation, amortization, and
                           other non-cash charges)

                  (iv)     (i) minus sum of (ii) plus (iii)  $

                           Product of two times item (iv)    $

         C.       The ratio of A to B                                 :1.0

         D.       Permitted ratio                                     3.00 to 1

2.       Section 7.01(b) - Interest Coverage Ratio

         A.       Operating Cash Flow (for the
                  fiscal quarter ended
                                     , 19    )

                  (i)      consolidated operating revenues   $

                  (ii)     costs of sales                    $

                  (iii)    operating expenses (excluding     $
                           depreciation, amortization, and
                           other non-cash charges)

                  (iv)     Taxes paid                        $

                           (i) minus sum of (ii) plus        $
                           (iii) plus (iv)

         B.       Total Interest Expense on all Total Debt
                  (for the fiscal quarter ended            ,
                  19   )
                 (i)      interest expense                   $



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
                 (ii)     amortization of Debt discounts     $

                 (iii)    commitment fees                    $

                 (iv)     agency fees (excluding one-time
                          facility fees)                     $

                 (v)      fees or expenses with respect
                          to Letters of Credit               $

                 (vi)     fees, if any, associated with
                          Interest Hedge Agreements          $

                 (vii)    preferred stock Distributions
                          for the Parent, the Company
                          and consolidated Subsidiaries      $

                 (viii)   capitalized interest               $

                    (i) plus (ii) plus (iii) plus (iv)
                    plus (v) plus (vi) plus $ (vii)
                    plus (viii)

         C.       The ratio of A to B                                 :1.00

         D.       Permitted ratio:                            2.00:1.00

3        Section 7.01(c) Capital Expenditures

A.       Actual                                              $

B.       Permitted:                                          $60,000,000 - 1996
                                                             $11,250,000 - 1997
                                                             (plus any unused
                                                             portion of the
                                                             1996 permitted
                                                             amount not in
                                                             excess of
                                                             $15,000,000)




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                                                                        Page 149

                                    EXHIBIT E



                        CONVERSION OR CONTINUANCE NOTICE

                                     [Date]



NationsBank of Texas, National Association,
Administrative Lender
NationsBank Plaza
901 Main Street
64th Floor
Dallas, Texas  75202

                  GCI Communication Corp.

Ladies and Gentlemen:

                  The  undersigned  refers to the Second  Amended  and  Restated
Credit Agreement dated as of        ,  1996 (the "Credit  Agreement",  the terms
defined therein being used herein as therein defined) between GCI Communication Corp., and NationsBank of Texas, National Association, as Administrative Lender for NationsBank of Texas, National Association and each lender, and each Lender, and hereby gives you notice pursuant to Section 2.09(b) of the Credit Agreement
that the undersigned  hereby  requests              Advance[s]  under the Credit
Agreement, and in that connection sets forth below the information relating to [each] such Advance (a "Proposed Borrowing") as required by Section 2.09(b) of the Credit Agreement:

                  Proposed Borrowing:

         (i) The principal  amount of existing  LIBOR Advance to be  [converted]
         [continued] is $                .

         (ii) The Business Day of such Proposed Borrowing is            , 199  .

         (iii) The Type of  Advance[s]  comprising  such  Proposed  Borrowing is
         [are]  LIBOR  Advance  [to  the  extent  of  an  aggregate   amount  of
         $                ].

         [(iv) The initial  Interest  Period for each LIBOR Advance made as part
         of such Proposed Borrowing is          months.]



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
                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (A) the  conditions  precedent  specified in Sections 4.01 and
         4.02 of the Credit Agreement have been satisfied with respect to the Proposed Borrowing and will remain satisfied on the date of such Proposed Borrowing;

                  (B) the representations and warranties specified in Article V of the Credit Agreement are true and correct in all material respects as though made on and as of such date; and

                  (C) no event has occurred and is continuing or would result from such Proposed Borrowing, which constitutes a Default or Event of Default.

                                                     Very truly yours,

                                                     GCI COMMUNICATION CORP.



                                                     By:
                                                                     , President




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                                                                        Page 151

                                    EXHIBIT F

                                BORROWING NOTICE


                                     [Date]



NationsBank of Texas, N.A.,
Administrative Lender
NationsBank Plaza
901 Main Street
64th Floor
Dallas, Texas  75202

  GCI Communication Corp.

Ladies and Gentlemen:

                  The  undersigned  refers to the Second  Amended  and  Restated
Credit Agreement dated as of                    , 1996 (the "Credit  Agreement",
the terms defined therein being used herein as therein defined) among GCI Communication Corp., and NationsBank of Texas, N.A., as Administrative Lender for NationsBank of Texas, N.A. and each lender, and each Lender, and hereby gives you notice pursuant to Section 2.02(a) of the Credit Agreement that the
undersigned  hereby requests                       Borrowing[s] under the Credit
Agreement, and in that connection sets forth below the information relating to [each] such Advance (a "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

                  Proposed Borrowing:

         (i) The Business Day of such Proposed Borrowing is            , 19   .

         (ii) The Type of Advance[s] comprising such Proposed Borrowing is [are]
         [Base  Advance  [to the  extent of an  aggregate  amount of  $       ]]
         [LIBOR   Advance   [to  the   extent   of  an   aggregate   amount   of
         $               ]].

         (iii) The aggregate amount of such Proposed Borrowing is $            .

         (iv) The initial Interest Period for each LIBOR Advance made as part of
         such Proposed Borrowing is                 .

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:



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                                                                        Page 152

                  (A) the  conditions  precedent  specified in Sections 4.01 and
         4.02 of the Credit Agreement have been satisfied with respect to the Proposed Borrowing and will remain satisfied on the date of such Proposed Borrowing;

                  (B) the representations and warranties specified in Article V of the Credit Agreement are true and correct in all material respects as though made on and as of such date; and

                  (C) no event has occurred and is continuing or would result from such Proposed Borrowing, which constitutes a Default or Event of Default.

                                                     Very truly yours,

                                                     GCI COMMUNICATION CORP.


                                                     By:
                                                                     , President



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                                                                        Page 153